PROSPECTUS SUPPLEMENT
to Prospectus dated April 20, 2006

$419,926,526

(Approximate)

Sponsor, Seller and Master Servicer

First Horizon Asset Securities Inc.

Depositor

First Horizon Mortgage Pass-Through Trust 2006-3

Issuing Entity

Mortgage Pass-Through Certificates, Series 2006-3

      The following twenty-four classes of mortgage pass-through certificates are being offered by this prospectus supplement and the accompanying prospectus:

Class	Initial Class Certificate Balance/Initial Notional Amount		Initial Pass-Through Rate		Class	Initial Class Certificate Balance	Initial Pass-Through Rate
Class I-A-1	$15,000,000		5.830%	(1)	Class I-A-13	$34,198,000	6.250%
Class I-A-2	$15,000,000	(2)	0.420%	(1)	Class I-A-14	$18,312,000	6.250%
Class I-A-3	$53,340,000		6.250%	(1)	Class I-A-15	$13,592,000	6.250%
Class I-A-4	$13,291,000		6.250%		Class I-A-16	$350,000	6.250%
Class I-A-5	$10,000,000		6.250%		Class I-A-17	$25,000	6.250%
Class I-A-6	$25,000		6.250%		Class I-A-PO	$558,494	N/A
Class I-A-7	$41,593,000		6.250%		Class I-A-R	$100	6.250%
Class I-A-8	$28,762,000		6.250%		Class II-A-1	$13,418,000	5.750%
Class I-A-9	$8,462,000		6.250%		Class II-A-PO	$92,932	N/A
Class I-A-10	$11,950,000		6.250%		Class B-1	$9,918,000	6.233%
Class I-A-11	$114,768,000		6.250%		Class B-2	$2,321,000	6.233%
Class I-A-12	$28,684,000		6.250%		Class B-3	$1,266,000	6.233%

(1)	The pass-through rates for this class of certificates for each distribution date will be variable and will be calculated as described under “Description of the Certificates—Distributions on the Certificates—Interest” in this prospectus supplement.
(2)	Notional Amount.

      The offered certificates will represent interests in the assets deposited with the trust only and will not represent interests in or obligations of the sponsor, the depositor, the underwriters, the trustee or any of their affiliates.

Investing in these certificates involves risks. You should carefully consider the risk factors beginning on page S-15 of this prospectus supplement and on page 6 of the accompanying prospectus.	The assets of the trust will include two pools of conventional, fixed rate, first lien, fully amortizing, one-to-four family residential mortgage loans. The remaining terms to maturity of the mortgage loans in Pool I will range from 351 to 360 months. The remaining terms to maturity of the mortgage loans in Pool II will range from 117 to 180 months.
Principal and interest will be payable monthly on the 25th day of each month, or if such day is not a business day, on the following business day, commencing on October 25, 2006.
Credit enhancement for the certificates will be provided in the form of subordination, shifting interest and cross-collateralization. The Class I-A-1 and Class I-A-3 Certificates will each have the benefit of a corridor contract which will consist of an interest rate cap agreement with Morgan Stanley Capital Services Inc.

      The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      Morgan Stanley & Co. Incorporated will purchase the senior certificates (other than the Class I-A-PO and Class II-A-PO Certificates) and Banc of America Securities LLC will purchase the subordinated certificates from the depositor. Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, together with FTN Financial Securities Corp., will sell the offered certificates to investors at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the certificates will be approximately 99.87% of the total principal balance of the certificates, plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays for the certificates and the amount it receives from their sale to the public. The certificates will be available for delivery to investors on or about September 29, 2006.

Morgan Stanley
Banc of America Securities LLC
FTN Financial

Prospectus Supplement dated September 26, 2006.

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

          We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

          We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

          After the initial distribution of the certificates offered hereby, this prospectus supplement and the accompanying prospectus may be used by FTN Financial Securities Corp., an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY	S-7
Relevant Parties	S-7
Cut-off Date	S-7
Closing Date	S-7
Distribution Dates	S-7
Determination Dates	S-7
The Transaction	S-7
Offered Certificates	S-8
The Mortgage Pools	S-8
Relationship Between Mortgage Pools and the Certificates	S-8
The Mortgage Loans	S-8
Substitution of Mortgage Loans	S-9
Distributions on the Certificates	S-10
Optional Termination	S-12
Fees and Expenses	S-12
Advances	S-12
Credit Enhancement	S-13
Tax Status	S-14
ERISA Considerations	S-14
Legal Investment	S-14
Ratings	S-14

RISK FACTORS	S-15
Certificates may not be appropriate investments for some investors	S-15
The performance of mortgage loans may affect the rating of the certificates	S-16
Prepayments are unpredictable and will affect the yield on your certificates	S-16
The yield on the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will be affected by the level of LIBOR	S-17
Mortgage loans with interest-only payments may result in longer weighted average lives of the S-related certificates	S-18
We cannot guarantee you regular payments on your certificates	S-19
Subordination may not be sufficient to protect senior certificates from losses	S-19
Subordination of Senior Mezzanine Certificates increases risk of loss	S-20

Prepayment, loss and delinquency experience on mortgage loans in mortgage pools with smaller S-numbers of mortgage loans or mortgage loans with relatively higher balances may have a disproportionate effect

S-21
Geographic concentration of mortgage loans may increase risk of losses on your certificates	S-21
Residual Certificates have adverse tax consequences	S-22
The effects of terrorist attacks and military action are not determinable	S-22

FORWARD LOOKING STATEMENTS	S-23

TRANSACTION OVERVIEW	S-23
The Parties	S-23
The Transaction	S-29

THE MORTGAGE POOLS	S-29
General	S-29
Underwriting Criteria for the Mortgage Loans	S-31
Static Pool Information	S-33
Additional Information	S-34

THE TRANSACTION AGREEMENTS	S-34
The Mortgage Loan Purchase Agreement	S-34
The Servicing Rights Transfer and Subservicing Agreement	S-37
The Pooling and Servicing Agreement	S-38

	Expected Ratings (3)
Class	Initial Principal Balance/ Notional Balance (1)		Initial Pass- Through Rate	Principal Types (2)	Interest Types(2)	Fitch	S&P	Moody’s	Original Form(4)	Minimum Denominations	Incremental Denomination (5)	Final Scheduled Distribution Date (6)

Offered Certificates
Class I-A-1	$15,000,000	(7)	5.830%	Senior	Floating Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-2	$15,000,000	(8)	0.420%	Senior/IO	Inverse Floating Rate	AAA	AAA	Aaa	BE	$500,000	$1,000	November 2036

Class I-A-3	$53,340,000	(9)	6.250%	Super Senior	Floating Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-4	$13,291,000		6.250%	Super Senior/PAC	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-5	$10,000,000		6.250%	Senior/Accretion Directed/Support	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-6	$25,000		6.250%	Senior/Accrual/ Support	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-7	$41,593,000		6.250%	Super Senior/PAC	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-8	$28,762,000		6.250%	Super Senior/PAC	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-9	$8,462,000		6.250%	Super Senior/ Accretion Directed/TAC/ Support	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-10	$11,950,000		6.250%	Super Senior	Fixed Rate	AAA	AAA	Aaa	BE	$1,000	$1,000	November 2036

Class I-A-11	$114,768,000		6.250%	Super Senior	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-12	$28,684,000		6.250%	Super Senior	Fixed Rate	AAA	AAA	Aaa	BE	$1,000	$1,000	November 2036

Class I-A-13	$34,198,000		6.250%	Super Senior/NAS	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-14	$18,312,000		6.250%	Super Senior/NAS	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-15	$13,592,000		6.250%	Senior Mezzanine/NAS	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-16	$350,000		6.250%	Super Senior/Accrual/ Accretion Directed/ Support	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036
Class I-A-17	$25,000		6.250%	Super Senior/Accrual/ Support	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	November 2036

Class I-A-PO	$558,494		N/A	Senior/PO	N/A	AAA	AAA	Aaa	D	$25,000	$1,000	November 2036

Class I-A-R	$100		6.250%	Senior/Residual	Fixed Rate	AAA	AAA	Aaa	D	$100	N/A	November 2036

Class II-A-1	$13,418,000		5.750%	Senior	Fixed Rate	AAA	AAA	Aaa	BE	$25,000	$1,000	October 2021

Class II-A-PO	$92,932		N/A	Senior/PO	N/A	AAA	AAA	Aaa	D	$25,000	$1,000	October 2021

Class B-1	$9,918,000		6.233%	Subordinated/ Sequential Pay	Variable Rate	AA	N/A	N/A	BE	$100,000	$1,000	November 2036

Class B-2	$2,321,000		6.233%	Subordinated/ Sequential Pay	Variable Rate	A	N/A	N/A	BE	$100,000	$1,000	November 2036

Class B-3	$1,266,000		6.233%	Subordinated/ Sequential Pay	Variable Rate	BBB	N/A	N/A	BE	$100,000	$1,000	November 2036

Non-Offered Certificates									N/A

Class B-4	$844,000		6.233%	Subordinated/ Sequential Pay	Variable Rate	BB	N/A	N/A	D	$100,000	$1,000	November 2036

Class B-5	$633,000		6.233%	Subordinated/ Sequential Pay	Variable Rate	B	N/A	N/A	D	$100,000	$1,000	November 2036

Class B-6	$633,933		6.233%	Subordinated/ Sequential Pay	Variable Rate	N/A	N/A	N/A	D	$100,000	$1,000	November 2036

(1)     Approximate. The initial class certificate balances are subject to adjustment as described in this prospectus supplement.

(2)     See “Description of the Securities – Categories of Classes of Securities” in the prospectus for a description of the principal and interest categories listed.

(3)     A description of the ratings of the offered certificates is set forth under the heading “Ratings” in the Summary and under “Ratings” in the main text of this prospectus supplement.

(4)     See “Description of the Certificates – Book-Entry Certificates” in this prospectus supplement for a description of the forms of certificates. Book-entry form is designated as “BE” and definitive form is designated as “D” in the table above.

(5)     If necessary, in order to aggregate the initial principal balance of a class, one certificate of the class will be issued in an incremental denomination of less than that shown.

(6)     The final scheduled distribution date for all the certificates represents the distribution date in the month following the latest maturity date of any mortgage loan in the related mortgage pool or pools, as applicable. The actual final payment on your certificates could occur earlier or later than the final scheduled distribution date.

(7)     For any distribution date (other than the initial distribution date) on or prior to the distribution date in October 2010, any payments on the Class I-A-1 Certificates in excess of the maximum pass-through rate of 6.25% per annum will be payable solely from the Class I-A-1 Corridor Contract. For any distribution date after the distribution date in October 2010, interest will accrue on the Class I-A-1 Certificates at a per annum rate equal to 6.25% per annum. There will be no extra payments from the Class I-A-1 Corridor Contract after the distribution date in October 2010. As of the second distribution date, the holders of the Class I-A-1 Certificates will receive the per annum initial annual pass-through rate of 6.25% plus payments payable from the Class I-A-1 Corridor Contract, to the extent that LIBOR is greater than 5.75%. In addition, for any distribution date on or prior to the distribution date in October 2010, interest will accrue on the Class I-A-1 Certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.50%, subject to a maximum rate of 6.25%and a minimum rate of 0.50% per annum.

(8)     The Class I-A-2 Certificates are notional amount certificates that will accrue interest during each interest accrual period on a notional amount equal to the class certificate balance of the Class I-A-1 Certificates.

(9)     For any distribution date on or prior to the distribution date in January 2011, any payments on the Class I-A-3 Certificates in excess of the maximum pass-through rate of 6.25% per annum will be payable solely from the Class I-A-3 Corridor Contract. For any distribution date after the distribution date in January 2011, interest will accrue on the Class I-A-3 Certificates at a per annum rate equal to 6.25% per annum. There will be no extra payments from the Class I-A-3 Corridor Contract after the distribution date in January 2011. As of the first distribution date, the holders of the Class I-A-3 Certificates will receive the per annum initial annual pass-through rate of 6.25% plus payments payable from the Class I-A-3 Corridor Contract, to the extent that LIBOR is greater than 5.65%. In addition, for any distribution date on or prior to the distribution date in January 2011, interest will accrue on the Class I-A-3 Certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.60%, subject to a maximum and minimum rate of 6.25% per annum.

SUMMARY

This summary highlights selected information from this document and does not contain the information that you need to consider in making your investment decision. To understand all the terms of an offering of the certificates, you should read carefully this entire document and the accompanying prospectus.

For the definitions of certain capitalized terms used in this prospectus supplement, see “Glossary of Terms” on page S-90.

Relevant Parties

The Issuing Entity

First Horizon Mortgage Pass-Through Trust 2006-3, a New York common law trust.

Depositor

First Horizon Asset Securities Inc., a Delaware corporation.

Sponsor, Seller and Master Servicer

First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

Trustee

The Bank of New York, a New York banking corporation.

Custodian

First Tennessee Bank National Association, a national banking association.

Affiliations

First Tennessee Bank National Association, which is the custodian, is the direct parent of First Horizon Home Loan Corporation. First Horizon Home Loan Corporation, which is the sponsor, seller and master servicer, is the direct parent of the depositor. There are no relationships, agreements or arrangements outside of this transaction among the affiliated parties that are material to an understanding of the offered certificates.

Cut-off Date

September 1, 2006, the date as of which the aggregate principal balance of the mortgage loans is determined for purposes of this prospectus supplement, unless a different date is specified.

Closing Date

On or about September 29, 2006.

Distribution Dates

The 25th day of each month, or the following business day if the 25th day is not a business day, commencing in October 2006. The last scheduled distribution date for each class of subordinated certificates and each class of senior certificates in the certificate group corresponding to Pool I is the distribution date in November 2036, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. The last scheduled distribution date for each class of senior certificates in the certificate group corresponding to Pool II is the distribution date in October 2021, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans in Pool II. See “Yield, Prepayment and Maturity Considerations – Last Scheduled Distribution Date” in this prospectus supplement.

Determination Dates

With respect to each distribution date, the earlier of

•	the third business day after the 15th day of each month, and

•	the second business day prior to the related distribution date.

The Transaction

The sponsor originated or purchased and currently services the mortgage loans. On the closing date, the sponsor will sell the mortgage loans to the depositor, who will in turn deposit them into a common law trust, which is the issuing entity. The trust will be formed by a pooling and servicing agreement to be dated as of the cut-off date, among the depositor, the master servicer and the trustee. The master servicer will master service the mortgage loans and calculate distributions and other information regarding the certificates in accordance with the pooling and servicing agreement. The trustee will have limited administrative duties under the pooling and servicing agreement.

Offered Certificates

On the closing date, the issuing entity will issue twenty-seven classes of certificates, twenty-four of which are being offered by this prospectus supplement and the accompanying prospectus.

A summary chart of the initial principal balances, notional amounts, initial pass-through rates, principal types, interest types, ratings, original form, denominations and final scheduled distribution dates of the offered and non-offered certificates is set forth in the table on pages S-5 and S-6.

The trust will also issue Class B-4, Class B-5 and Class B-6 Certificates, which are not offered by this prospectus supplement. Information provided with respect to the Class B-4, Class B-5 and Class B-6 Certificates is included solely to aid your understanding of the offered certificates.

The offered certificates, other than the Class I-A-PO, Class II-A-PO and Class I-A-R Certificates, will be issued in book-entry form. The Class I-A-PO, Class II-A-PO and Class I-A-R Certificates will be issued in fully-registered certificated form. All the certificates will be issued in the minimum denomination and incremental denomination set forth in the table on pages S-5 and S-6. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

See “The Mortgage Pools,” “Description of the Certificates—General” and “—Book-Entry Certificates” in this prospectus supplement and “Description of the Securities—General,” “—Categories of Classes of Securities” and “—Book-entry Registration of Securities” in the prospectus.

The Mortgage Pools

The assets of the trust will consist of two pools of mortgage loans: “Pool I” and “Pool II.”

Pool I is expected to consist of 650 mortgage loans with an aggregate stated principal balance as of September 1, 2006 of approximately $408,007,129. Pool II is expected to consist of 21 mortgage loans with an aggregate stated principal balance as of September 1, 2006 of approximately $14,030,332. The aggregate principal balance of the mortgage loans in Pool I and Pool II as of the cut-off date is expected to equal approximately $422,037,461.

For a detailed description of the mortgage loans in Pool I and Pool II, see “The Mortgage Pools” and Annexes I, II and III to this prospectus supplement.

The depositor may remove mortgage loans from one or more of the mortgage pools, or may make substitutions for certain of the mortgage loans in one or more of the mortgage pools, prior to the closing date.

Relationship Between Mortgage Pools and the Certificates

The senior certificates whose class designation begins with “I” correspond to Pool I. The senior certificates whose class designation begins with “II” correspond to Pool II. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding mortgage pool or mortgage pools. The subordinated certificates correspond to and will be entitled to payments in respect of both mortgage pools. The senior certificates that correspond to a particular mortgage pool are sometimes referred to in this prospectus supplement collectively as a “certificate group.”

The Mortgage Loans

The sponsor originated or purchased all of the mortgage loans. The mortgage loans in Pool I which are expected to be sold to the trust on the closing date have the following characteristics as of the cut-off date:

•	Number of mortgage loans: 650

•	Total current principal balance (1): $408,007,129

•	Range of unpaid principal balances: from $366,110 to $3,000,000

•	Original term to maturity: 360 months

•	Range of remaining terms to stated maturity: between 351 and 360 months

•	Weighted average original term to maturity: 360 months

•	Weighted average remaining term to stated maturity: 359 months

•	Weighted average initial mortgage rate: 6.802%

•	Range of initial mortgage rates: between 5.875% and 7.500%

•	Weighted average mortgage loan age(2): one month

•	Range of original loan-to-value ratios: from 17.71% to 95.00%

•	Weighted average original loan-to-value ratio: 72.48%

•	Non-zero weighted average FICO score: 748

•	Largest geographic concentration: approximately 22.07% of the mortgage loans, by principal balance as of the cut-off date, are secured by property located in California

The mortgage loans in Pool II which are expected to be sold to the trust on the closing date have the following characteristics as of the cut-off date:

•	Number of mortgage loans: 21

•	Total current principal balance (1): $14,030,332

•	Range of unpaid principal balances: from $89,523 to $1,540,990

•	Range of original terms to maturity: between 120 and 180 months

•	Range of remaining terms to stated maturity: between 117 and 180 months

•	Weighted average original term to maturity: 178 months

•	Weighted average remaining term to stated maturity: 176 months

•	Weighted average initial mortgage rate: 6.381%

•	Range of initial mortgage rates: between 5.625% and 6.875%

•	Weighted average mortgage loan age(2): two months

•	Range of original loan-to-value ratios: from 62.86% to 91.37%

•	Weighted average original loan-to-value ratio: 72.83%

•	Non-zero weighted average FICO score: 747

•	Largest geographic concentration: approximately 27.16% of the mortgage loans, by principal balance as of the cut-off date, are secured by property located in Pennsylvania

(1) Approximate, after deducting payments of principal due on or before the cut-off date, and subject to the variance described in this prospectus supplement.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

See “The Mortgage Pools — General” in this prospectus supplement.

Substitution of Mortgage Loans

Upon delivery of the mortgage loan files by the depositor to the custodian, the custodian will review each mortgage file, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect, the seller will be obligated to repurchase the affected mortgage loan from the trust fund, or, at the seller’s option, remove the affected mortgage loan from the corresponding mortgage pool and substitute in its place another mortgage loan. See “Transaction Agreements — The Pooling and Servicing Agreement — Delivery Requirements” in this prospectus supplement.

After the issuance of the certificates, the depositor may remove certain mortgage loans from one or more of the mortgage pools, or will be required to do so for breaches of representations or warranties or as a result of defective documentation, through repurchase or, under certain circumstances and generally only during the two-year period following the closing date, may make substitutions for certain mortgage loans in one or more of the mortgage pools.

Distributions on the Certificates

On each distribution date and after the payment of fees, expenses and indemnities, the trustee will first distribute to the senior certificates of each certificate group the amounts of interest and principal distributable to them from available funds from the corresponding mortgage pool. The trustee will then pay interest and principal to the subordinated certificates in numerical order, beginning with the Class B-1 Certificates, from the remaining available funds from each mortgage pool.

Interest Payments

•	The actual amount of interest you receive on your certificates on each distribution date will depend on:

	–	the amount of interest accrued on your certificates;

	–	the total amount of funds in the corresponding mortgage pool available for distribution;

	–	the amount of any accrued interest not paid on your certificates on earlier distribution dates;

	–	whether you hold Class I-A-6, Class I-A-16 or Class I-A-17 Certificates, which accrue interest rather than pay it on a current basis as described below; and

	–	the level of one-month LIBOR, if you hold the Class I-A-1, Class I-A-2 or Class I-A-3 Certificates.

•

If you are the holder of a senior certificate, the amount of interest payable to you will be in proportion to the interest payable on all of the senior certificates of the related certificate group together. All of the senior certificates of a related certificate group entitled to interest distributions will receive these payments at the same time.

•	The holders of the Class I-A-PO and Class II-A-PO Certificates are not entitled to receive distributions of interest.

•	If you are the holder of a subordinated certificate, you will receive interest payments only after the trustee has paid interest and principal to:

	–	all the senior certificates of each certificate group; and

	–	each class of subordinated certificates that ranks higher than your certificates.

•	The trustee will calculate interest for each class of certificates (other than the Class I-A-PO and Class II-A-PO Certificates) on the basis of a 360-day year consisting of twelve 30-day months.

•

With respect to each distribution date for each class of certificates (other than the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-PO and Class II-A-PO Certificates), the interest accrual period will be the calendar month preceding the month of the distribution date. Interest will accrue on the LIBOR Certificates during the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

•

The subordinated certificates will accrue interest at an annual pass-through rate equal to the weighted average of the Designated Mortgage Pool Rates, weighted on the basis of the Group Subordinate Amount for each mortgage pool.

You should refer to “Description of the Certificates — Distributions on the Certificates —Interest” in this prospectus supplement.

Principal Payments

•

After interest payments have been made on all senior certificates of a certificate group, each class of those senior certificates (other than the notional amount certificates) will also be entitled to receive a payment of principal. If you are a holder of subordinated certificates, you will receive principal payments after (1)

interest and principal have been paid on all the senior certificates of each certificate group and the subordinated certificates ranking senior to yours (if any) and (2) interest has been paid on your certificates. You should refer to “Description of the Certificates —Distributions on the Certificates” in this prospectus supplement for a description of the amount of principal payable to you and the priority in which it will be paid.

•	The amount and timing of principal you receive on your certificates (other than the notional amount certificates) will depend on:

	–	the various priorities and formulas described in this prospectus supplement that determine the allocation of principal payments to your certificates; and

	–	the amounts actually available in the corresponding mortgage pool or mortgage pools for distribution as principal.

•

Because of the principal allocation formulas described in this prospectus supplement, the senior certificates, other than the Class I-A-PO and Class II-A-PO Certificates and the Class I-A-2, will receive principal payments at a faster rate than the subordinated certificates for at least the first nine years after the issuance of the certificates, except as otherwise described in this prospectus supplement. The Class I-A-13, Class I-A-14 and Class I-A-15 Certificates will not necessarily benefit from this accelerated payment.

•	The notional amount certificates are not entitled to principal distributions.

You should refer to “Description of the Certificates — Distributions on the Certificates – Principal” in this prospectus supplement.

Priority of Distributions

In general, on any distribution date, Available Funds for each mortgage pool will be distributed in the following order:

•

to the classes of senior certificates of the related certificate group entitled to distributions of interest, the Accrued Certificate Interest on each such class for such distribution date; provided, however, that on each distribution date through the applicable Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such certificates under this priority but will instead be added to the class certificate balance thereof and distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates —Allocation of Available Funds” in this prospectus supplement;

•

to the classes of senior certificates of the related certificate group entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds from the related mortgage pool; provided, however, that on each distribution date through the Applicable Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such certificates under this priority but will instead be added to the class certificate balance thereof, to the extent not previously added pursuant to the immediately preceding priority above, and distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates —Allocation of Available Funds” in this prospectus supplement;

•

to the classes of senior certificates of the related certificate group entitled to receive distributions of principal, in the order and amounts set forth in “Description of the Certificates — Distributions on the Certificates — Allocation of Available Funds” in this prospectus supplement;

•

to the Class PO Certificates, the applicable Class PO Deferred Amount for such distribution date, until the class certificate balance thereof has been reduced to zero; provided that, (1) on any distribution date, distributions pursuant to this priority shall not exceed the related Subordinated Optimal Principal Amount for the mortgage pools for such distribution date, (2) such distributions shall not reduce the class certificate balances of the Class PO Certificates and (3) no distribution will be made in respect of the applicable Class PO Deferred Amount after the Cross-over Date;

•	to each class of subordinated certificates, the interest on and principal of each such class, in the order of their numerical designations, beginning with the Class B-1 Certificates; and

•	to the Class I-A-R Certificates, any remaining Available Funds.

You should refer to the priorities of distribution under “Description of the Certificates — Distributions on the Certificates —Allocation of Available Funds” in this prospectus supplement.

The Corridor Contracts

          The Class I-A-1 Certificates will have the benefit of a corridor contract which will consist of an interest rate cap agreement. The Class I-A-3 Certificates will also have the benefit of a corridor contract which will include an interest rate cap agreement. Any payments received under the corridor contracts allocable to the Class I-A-1 and Class I-A-3 Certificates with respect to a distribution date will be deposited into the related reserve fund. These payments will be available to cover basis risk shortfalls incurred by the holders of the Class I-A-1 and Class I-A-3 Certificates when the pass-through rate is limited by the maximum pass-through rate, but not to the extent that such pass-through rate would exceed 10.00%, in the case of the Class I-A-1 Certificates, and 9.50%, in the case of the Class I-A-3 Certificates. Payments under the corridor contracts may mitigate against the effects of any mismatch between the maximum pass-through rate, as specified in this prospectus supplement, and LIBOR used to determine the pass-through rates on the Class I-A-1 and Class I-A-3 Certificates. Payments under the corridor contracts allocable to the Class I-A-1 and Class I-A-3 Certificates will be made pursuant to the formulas described in “Description of the Certificates – The Corridor Contracts” in this prospectus supplement.

See “Description of the Certificates – Distributions on the Certificates – Interest” and “– The Corridor Contracts” in this prospectus supplement.

Optional Termination

The master servicer may purchase all the remaining assets of the trust after the aggregate stated principal balance of the mortgage loans in both mortgage pools owned by the trust declines below 10% of the aggregate stated principal balance of the mortgage loans in both mortgage pools as of the cut-off date. Except as described under “Description of the Certificates — Optional Termination” in this prospectus supplement, if the trust assets are purchased, certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

See “Description of the Certificates — Optional Termination” in this prospectus supplement.

Fees and Expenses

Before payments are made on the certificates on each distribution date, the master servicer will be entitled to retain a monthly fee calculated as 0.25% per annum on the principal balance of each mortgage loan. The master servicer will pay the monthly fees of the trustee out of its master servicing fee. Expenses and indemnities of the master servicer and the trustee will be reimbursed before payments are made on the certificates. See “The Transaction Agreements — The Pooling and Servicing Agreement — Servicing Compensation and Payment of Expenses” and “ — Adjustment to Master Servicing Fee in Connection with Principal Prepayments” in this prospectus supplement.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See “The Transaction Agreements — The Pooling and Servicing Agreement — Advances” in this prospectus supplement.

Credit Enhancement

Subordination

If you are the holder of a senior certificate, your certificate will benefit from the credit enhancement provided by the subordination of the subordinated certificates.

This subordination will benefit the senior certificates in two ways:

•

The senior certificates of each certificate group will have a preferential right over the subordinated certificates to receive funds available from the related mortgage pool for interest and principal distributions.

•

The subordinated certificates will absorb losses on the mortgage loans up to their class certificate balances or, with respect to certain types of losses, up to the level described in this prospectus supplement.

If you are the holder of a senior certificate, you should keep in mind, however, that the subordination of the subordinated certificates offers only limited protection against the loss of your investment. If you are the holder of a subordinated certificate, your certificate will benefit from the credit enhancement provided by the subordination of any lower-ranking classes of subordinated certificates. This subordination will, however, offer only limited protection against the loss of your investment.

If you are the holder of Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 or Class I-A-17 Certificates, your certificates will also benefit from the credit enhancement provided by the Class I-A-15 Certificates. On any distribution date on or after the date on which the class certificate balance of each class of subordinated certificates has been reduced to zero, the principal portion of any realized loss (other than excess losses) allocable to the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates will instead be allocated, pro rata, to the Class I-A-15 Certificates in the manner described in this prospectus supplement, until the class certificate balance of the Class I-A-15 Certificates has been reduced to zero.

See “Description of the Certificates — Subordination” in this prospectus supplement

Shifting of Interests

In order to increase the period during which the subordinated certificates remain available as credit enhancement to the senior certificates, the senior certificates (other than the notional amount certificates and the Class PO Certificates) will receive 100% of principal prepayments and certain unscheduled recoveries with respect to the mortgage loans (other than the portion allocable to the Class PO Certificates) until the fifth anniversary of the first distribution date. During the four years following that anniversary and assuming certain loss and delinquency tests are met, the senior certificates (other than the notional amount certificates and the Class PO Certificates) will receive a disproportionately large, but decreasing, share of such principal prepayments and such other unscheduled recoveries. This will result in an accelerated amortization of principal to such senior certificates and, in the absence of realized losses on the mortgage loans, an increase in the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates, thereby increasing the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. You should refer to the definition of “Senior Prepayment Percentage” in the Glossary in this prospectus supplement for a description of the loss and delinquency tests referenced above.

Cross -collateralization

Except as provided in this prospectus supplement, if the aggregate class certificate balance of the senior certificates of a certificate group (other than the Class PO Certificates) is greater than the Pool Principal Balance of the related mortgage pool (less the Class PO Percentage of the Stated Principal Balances of the related discount mortgage loans), then certain payments on the mortgage loans in the other mortgage pool otherwise payable to the subordinated certificates will be paid to such senior certificates until their class certificate balances are equal to the Pool Principal Balance of the related mortgage pool (less the Class PO Percentage of the Stated Principal Balances of the related discount mortgage loans).

See “Description of the Certificates — Cross-collateralization” in this prospectus supplement.

Tax Status

For federal income tax purposes, the trust (exclusive of the corridor contracts, the assets held in the reserve funds and the separate interest trust) will consist of one or more real estate mortgage investment conduits, one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class I-A-R Certificates, will represent the regular interests in the master REMIC. The Class I-A-1 and Class I-A-3 Certificates will also represent the right to receive the applicable yield supplement amount. The Class I-A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

A pension or other employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 may purchase the offered certificates, other than the Class I-A-R Certificates, so long as the conditions described under “ERISA Considerations” are met.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class B-1 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be mortgage related securities for purposes of that act.

See “Legal Investment” in the prospectus.

Ratings

The issuance of the offered certificates is conditioned on the certificates receiving the ratings from Fitch, S&P and Moody’s indicated under the heading “Expected Ratings” in the chart shown on pages S-5 and S-6 of this prospectus supplement. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than you originally anticipated, could adversely affect your yield. Although the Class I-A-1 and Class I-A-3 Certificates may receive amounts from the related yield supplement amount when LIBOR exceeds certain levels, payments of these amounts are solely dependent upon the performance of the corridor contract counterparty under the corridor contracts. The likelihood of receipt of these amounts is not covered by the ratings of the Class I-A-1 and Class I-A-3 Certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. You should refer to “Ratings” in this prospectus supplement to learn more about the significance and limitations of ratings.

RISK FACTORS

          The following information, which you should carefully consider, identifies known material sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under “Risk Factors” on page 6 of the prospectus.

Certificates may not be appropriate investments for some investors

The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

•

if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the corresponding mortgage pool or mortgage pools;

•

the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions because the rate of principal distributions on, and the weighted average lives of, the certificates will be sensitive to the uncertain rate and timing of principal payments on the mortgage loans in the corresponding mortgage pool or mortgage pools and the priority of principal distributions among the classes of certificates in the related certificate group;

•

you may not be able to reinvest the principal amounts distributed on your certificates, which in general are expected to be greater during periods of relatively low interest rates, at a rate that is as high as the applicable pass-through rate or the expected yield of your certificates;

	•	unless a secondary market for the certificates develops, the certificates may be illiquid investments; and

	•	you must report interest as well as original issue discount, if any, on your certificates using the accrual method of accounting, even if you are otherwise using the cash method of accounting.

You should also carefully consider the further risks discussed below and under the heading “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and under the heading “Risk Factors” in the prospectus.

The Class I-A-1 and Class I-A-3 Certificates involve counterparty risk

Although the Class I-A-1 and Class I-A-3 Certificates may receive certain related payments from amounts on deposit in the related reserve fund when LIBOR exceeds certain levels, payments of amounts under the related corridor contract to the applicable reserve fund by the corridor contract counterparty are solely dependent upon the performance of the corridor contract counterparty under the related corridor contract and, thus involves counterparty risk. In addition, the likelihood of receipt of these amounts and the related counterparty risk are not covered by the rating of the Class I-A-1 and Class I-A-3 Certificates.

Investors in the Class I-A-1 and Class I-A-3 Certificates should note that the long term debt of the corridor contract counterparty is rated lower than the ratings on those classes of certificates.

See “Description of the Certificates – Distributions on the Certificates – The

Corridor Contract” and “Ratings” in this prospectus supplement.

The performance of mortgage loans may affect the rating of the certificates

The rating assigned to your class of certificates will depend on the performance of the mortgage loans in both mortgage pools. Since the subordinated certificates will provide credit support for the senior certificates of both certificate groups, the poor performance of one mortgage pool may affect the ratings assigned to the senior certificates related to the other mortgage pool, notwithstanding the better performance of the other mortgage pool.

Prepayments are unpredictable and will affect the yield on your certificates

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in an accelerated payment on the certificates of the related certificate group and will affect the yield to maturity on the certificates in the related certificate group. In addition, you will be subject to any reinvestment risks resulting from faster or slower prepayments of mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, both mortgage pools corresponding to your certificate.

The rate of principal payments on the mortgage loans will be affected by, among other things:

	•	the amortization schedules of the mortgage loans;

	•	the rate of principal prepayments, including partial prepayments and those resulting from refinancing, by mortgagors;

	•	liquidations of defaulted mortgage loans;

	•	repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties;

	•	optional purchase by the master servicer of defaulted mortgage loans; and

	•	the optional purchase by the master servicer of all the mortgage loans in connection with the termination of the trust.

The rate of payments, including prepayments, on the mortgage loans may also be influenced by a variety of economic, geographic, social and other factors, including the following:

•

If prevailing rates for similar mortgage loans fall below the mortgage rates of the mortgage loans owned by the trust, we would expect the rate of prepayment to increase. Increased prepayments could result in a faster return of principal to you at a time when you may not be able to reinvest the principal at an interest rate as high as the pass-through rate or expected yield on your certificates.

•

If interest rates on similar mortgage loans rise above the mortgage rates of the mortgage loans owned by the trust, we would expect the rate of prepayment to decrease. Reduced prepayments could result in a slower return of principal to you at a time when you may be able to reinvest the principal at a higher rate of interest than the pass-through rate or expected yield on your certificates.

•

Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. The master servicer or its affiliates may offer these refinancing programs from time to time, including streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

See “Yield, Prepayment and Maturity Considerations” and “Description of the Certificates — Optional Termination” in this prospectus supplement and “The Agreements — Assignment of the Trust Fund Assets,” and “—Termination; Optional Termination” in the prospectus.

Distributions on the support certificates may vary widely

As described in detail in this prospectus supplement, the Class I-A-4, Class I-A-7 and Class I-A-8 Certificates are planned amortization classes, or “PAC Certificates,” and the Class I-A-9 Certificates are targeted amortization classes, or “TAC Certificates.” The PAC Certificates and TAC Certificates are entitled to principal payments which are calculated on the basis of various schedules. The stability of the Class I-A-4 Certificates (i.e., the likelihood that principal payments on the classes will conform to their schedules) results from the supporting nature of the Class I-A-5 and Class I-A-6 Certificates. The stability of the Class I-A-7 and Class I-A-8 Certificates results from the supporting nature of the Class I-A-9, Class I-A-16 and Class I-A-17 Certificates. The stability of the Class I-A-9 Certificates results from the supporting nature of the Class I-A-16 Certificates. The Class I-A-5, Class I-A-6, Class I-A-9 and Class I-A-16 Certificates (collectively referred to in this prospectus supplement as the “Support Certificates”) have been structured to absorb “excess” prepayments on the Pool I mortgage loans (other than the portion allocable to the Class I-A-PO Certificates), thereby supporting the PAC Certificates and the TAC Certificates. Investors in the Support Certificates are urged to bear in mind that if the prepayment experience of the Pool I mortgage loans (other than the portion allocable to the Class I-A-PO Certificates) is below the rate used to calculate the schedules of the related PAC Certificates and the TAC Certificates, investors in the Support Certificates may not receive principal payments for extended periods of time. In addition, if the prepayment experience of the Pool I mortgage loans (other than the portion allocable to the Class I-A-PO Certificates) exceeds such rate (or rates), the Support Certificates will receive all such unscheduled amounts, thus significantly reducing the weighted average lives of such certificates. As a result, the Support Certificates will be highly sensitive to the prepayment experience of the mortgage loans in Pool I. See “Yield, Prepayment and Maturity Considerations — Yield Considerations for the PAC and TAC Certificates” in this prospectus supplement.

The yield on the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will be affected by the level of LIBOR

The pass-through rate on the Class I-A-1 and Class I-A-3 Certificates will be based on LIBOR plus a margin, subject to a maximum pass-through rate. In contrast, the pass-through rate on the Class I-A-2 Certificates will vary inversely with LIBOR (i.e., as LIBOR increases, the pass-through rates on these classes of certificates decrease). If the level of LIBOR is lower than the level you expect, then your yield on the Class I-A-1 and Class 1-A-3 Certificates may be lower than you expect. Conversely, if the level of LIBOR is higher than the level you expect, then your yield on the Class I-A-2 Certificates may be lower than you expect and could be zero.

See “Description of the Certificates — Interest” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

The Class I-A-1 and Class I-A-3 Certificates are subject to basis risk shortfalls

Except for any payments made under the corridor contracts from the applicable reserve fund for the benefit of the holders of the Class I-A-1 and Class I-A-3 Certificates, as described herein, Class I-A-1 and Class I-A-3 Certificates will absorb the risk associated with basis risk shortfalls, which are determined as the excess of the pass-through rate for such class of certificates (calculated based on LIBOR plus the applicable margin) over the maximum pass-through rate, as described under “Description of the Certificates — Distributions on the Certificates — Interest” in this prospectus supplement.

Because of the application of the maximum pass-through rate, the holders of the Class I-A-1 and Class I-A-3 Certificates may not always receive interest at a rate equal to LIBOR plus the applicable margin. If on any distribution date, the application of the maximum pass-through rate for the Class I-A-1 and/or Class I-A-3 Certificates results in an interest payment that is lower than LIBOR plus the applicable margin on such classes of certificates during the related interest accrual period, the value of such classes of certificates may be temporarily or permanently reduced. The corridor contracts are intended to provide the Class I-A-1 and Class I-A-3 Certificates limited protection against basis risk shortfalls. However, there can be no assurance that the amounts payable under the corridor contracts will be sufficient to cover such basis risk shortfalls.

See “Description of the Certificates – Distributions on the Certificates – The Corridor Contracts” and “–The Reserve Funds” in this prospectus supplement.

The effect of prepayments on principal only certificates, notional amount certificates and certificates purchased at a premium or discount may be severe

The effect of prepayments on principal only certificates, notional amount certificates and certificates purchased at a premium or discount may be severe. The rate of payments, including prepayments, on the mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, both mortgage pools corresponding to your certificates can adversely affect the yield you receive on your certificates. For example:

•

If you purchase principal only certificates (i.e., the Class I-A-PO or Class II-A-PO Certificates) or if you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•

If you purchase notional amount certificates (i.e., the Class I-A-2 Certificates) or if you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate and, in the case of the notional amount certificates, you could lose your entire investment.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement.

Mortgage loans with interest-only payments may result in longer weighted average lives of the related certificates

Approximately 26.25% of the mortgage loans in Pool I and none of the mortgage loans in Pool II provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan. Following that ten-year period, the monthly payment with respect to each of the mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage rate. A borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a mortgage loan as a disincentive to prepayment.

The presence of those mortgage loans in the mortgage pools will, absent other considerations, result in longer weighted average lives of the related certificates than would have been the case had those mortgage loans not been included in the trust fund. If you purchase your certificates at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

We cannot guarantee you regular payments on your certificates

The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the mortgage loans in the corresponding mortgage pool or mortgage pools. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

Subordination may not be sufficient to protect senior certificates from losses

The certificates are not insured by any financial guaranty insurance policy. Credit enhancement in the form of subordination will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinate to them and, second, by the allocation of realized losses to subordinated classes in the inverse order of their subordination. The first form of subordination is provided by using collections on the mortgage loans of a mortgage pool otherwise payable to holders of subordinated classes to pay amounts due on more senior classes of the related certificate group. Collections otherwise payable to subordinated classes are the sole source of funds from which this type of credit enhancement is provided. With respect to the second form of subordination, realized losses in respect of each mortgage pool are allocated to the subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the principal amount of that class has been reduced to zero. Subsequent realized losses will be allocated to the next most subordinate classes of subordinated certificates sequentially, until the class certificate balance of each succeeding class has been reduced to zero.

Accordingly, if the class certificate balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans of a mortgage pool would reduce the amount of funds available for monthly distributions to holders of the senior certificates of the related certificate group. Also, the principal amounts of the subordinated certificates could be reduced to zero as a result of a disproportionately high amount of losses on the mortgage loans in either of the mortgage pools because the subordinated certificates represent interests in both mortgage pools. As a result, losses in one mortgage pool will reduce the loss protection provided by the subordinated certificates to the senior certificates corresponding to the other mortgage pool, and will increase the likelihood that losses will be allocated to those other senior certificates. See “Description of the Certificates — Losses Allocable to the Certificates” in this prospectus supplement Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses in excess of those amounts will be allocated pro rata to each class of the senior certificates in the related certificate group (other than the notional amount certificates) and the subordinated certificates, even if the class certificate balance of each subordinated class has not been reduced to zero. Among the subordinated certificates the Class B-l Certificates are the least subordinated, that is, they have the highest payment priority. Then come the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in that order. See “Description of the Certificates— Subordination” in this prospectus supplement.

Unlike some other senior/subordinated structures, there will be no overcollateralization built up to provide protection for the subordinated certificates over the life of the transaction. The only credit enhancement for the subordinated certificates will be the certificates that are junior to each such class. Once the principal balance of a certificate is reduced by the amount of a loss on the mortgage loans, certain unanticipated recoveries, if any, will be the only amounts available thereafter to reimburse the holder of such certificate for the amount of such reduction. See “The Transaction Agreements — The Pooling and Servicing Agreement — Unanticipated Recoveries of Losses on the Mortgage Loans” in this prospectus supplement.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See “Description of the Certificates – Losses Allocable to the Certificates” in this prospectus supplement.

A slower than expected rate of prepayments on the mortgage loans may result in basis risk shortfalls exceeding the amount available in the related reserve fund for the Class I-A-1 and Class I-A-3 Certificates

If prepayments on the mortgage loans occur at a rate that is slower than the expected prepayment rate used to determine the notional balances in the corridor contracts, the class certificate balances of the Class I-A-1 and/or Class I-A-3 Certificates may be higher than the notional balances of that class of certificates as specified in the corridor contracts on one or more distribution dates. Because the amounts payable under the corridor contracts are based upon the notional balance related to the Class I-A-1 and /or Class I-A-3 Certificates for the related distribution date as specified in the related corridor contract, a slower than expected rate of prepayments on the mortgage loans may result in amounts in the related reserve fund that are less than the actual related basis risk shortfalls with respect to the Class I-A-1 and /or Class I-A-3 Certificates for that distribution date.

See “Description of the Certificates – Distributions on the Certificates –The Reserve Funds” in this prospectus supplement.

Subordination of Senior Mezzanine Certificates increases risk of loss

If you purchase Class I-A-15 Certificates, you should consider the risk that after the date on which the respective class certificate balance of each class of subordinated certificates has been reduced to zero, the principal portion of realized losses, other than excess losses, allocable to the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class

I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates will be borne first, pro rata, by the Class I-A-15 Certificates (in addition to other respective realized losses allocable to the Class I-A-15 Certificates) in the manner described in this prospectus supplement, and not by the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates, so long as the class certificate balance of the I-A-15 Certificates is greater than zero.

See “Description of the Certificates — Losses Allocable to the Certificates” and “— Subordination” in this prospectus supplement.

Prepayment, loss and delinquency experience on mortgage loans in mortgage pools with smaller numbers of mortgage loans or mortgage loans with relatively higher balances may have a disproportionate effect

Pool II consists of a relatively small number of mortgage loans. As of the cut-off date, there are 21 mortgage loans in Pool II. In addition, one of the mortgage loans in Pool II, representing approximately 10.98% of the mortgage loans in Pool II (by principal balance as of the cut-off date), had a principal balance of approximately $1,540,990 as of the cut-off date and one of the mortgage loans in Pool I, representing approximately 0.74% of the mortgage loans in Pool I (by principal balance as of the cut-off date), had a principal balance of approximately $3,000,000 as of the cut-off date. The prepayment, loss and delinquency experience on individual mortgage loans in Pool II and on high balance loans in either mortgage pool in particular, may have a disproportionate effect on the yields and weighted average lives of the related classes of certificates and on the mortgage pools as a whole.

Geographic concentration of mortgage loans may increase risk of losses on your certificates

Approximately 22.07%, 11.70% and 8.41% of the mortgage loans in Pool I (by principal balance as of the cut-off date) expected to be in the trust on the closing date are secured by property in California, Washington and Virginia, respectively. Approximately 27.16%, 17.68% and 13.76% of the mortgage loans in Pool II (by principal balance as of the cut-off date) expected to be in the trust on the closing date are secured by property in Pennsylvania, Washington and California, respectively. Accordingly, you should consider the following risks associated with property located in those states:

•

Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable or uninsured hazards, such as earthquakes, fires, floods, mudslides and other natural disasters.

	•	Economic conditions in California, Washington, Virginia and Pennsylvania which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•

Economic conditions and housing markets in California, Washington, Virginia and Pennsylvania may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, mudslides and brushfires and civil disturbances such as riots. If these occur, the rates of delinquency, foreclosure, bankruptcy and loss on the related mortgage loans may increase.

•

Declines in the residential real estate market in California, Washington, Virginia and Pennsylvania may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•

Any increase in the market value of properties located in California, Washington, Virginia and Pennsylvania would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the related mortgage loans.

See “Transaction Overview — The Parties — The Sponsor, Seller and Master Servicer— Foreclosure, Delinquency and Loss Experience” in this prospectus supplement.

Residual Certificates have adverse tax consequences

The Class I-A-R Certificates will represent the “residual interests” in the master REMIC and each of the underlying REMICs (if any) for federal income tax purposes.

Holders of Class I-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of each REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class I-A-R Certificates, except for the initial principal balance for each such class of $100 and related interest.

Due to their tax consequences, the Class I-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class I-A-R Certificates may not be acquired by employee benefit plans subject to ERISA.

See “Description of the Certificates — Restrictions on Transfer of the Residual Certificates,” “ERISA Considerations” and “Material Federal Income Tax Consequences” in this prospectus supplement.

The effects of terrorist attacks and military action are not determinable

The effects that possible future terrorist attacks or other incidents and related military action, or the military action by United States forces in Iraq and other regions, may have on the performance of the mortgage loans or on the values of the related mortgaged properties cannot be determined at this time. Investors should consider the possible effects of such incidents on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by future attacks or other incidents and the related military action.

The current deployment of U.S. military reservists and members of the National Guard, and any further such deployments, may significantly increase the proportion of loans whose interest rates are reduced by application of the Servicemembers Civil Relief Act, as amended (the “Relief Act”). The Relief Act provides, generally, that a borrower who is covered by the Relief Act may not be charged interest on the related mortgage loan in excess of 6% annually during the period of the borrower’s active duty. Under the Military Reservist Relief Act, which is a California statute, under certain circumstances, California residents called into active duty with the reserves can delay payments on mortgage loans for a period not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. Interest payable to holders of the certificates in the related certificate group will be reduced by any reductions in the amount of interest not collectible as a result of the application of such Acts. These shortfalls are not required to be paid by the borrower at any future time. None of the seller, the depositor or the master servicer is required to advance these shortfalls as delinquent payments, and such shortfalls are not covered by any form of credit enhancement on the certificates. Any reductions resulting from such Acts will be allocated pro rata among the senior certificates of the related certificate group and the subordinated certificates.

In addition, legislation granting similar loan payment relief to certain persons not covered by the Relief Act has been proposed and may be enacted in various states.

FORWARD LOOKING STATEMENTS

          We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

TRANSACTION OVERVIEW

The Parties

          The Sponsor, Seller and Master Servicer. First Horizon Home Loan Corporation, a Kansas corporation (“First Horizon”). The principal executive office of First Horizon is located at 4000 Horizon Way, Irving, Texas 75063, and its telephone number is (214) 441-4000. First Horizon is an indirect wholly owned subsidiary of First Tennessee Bank National Association. First Horizon was established in 1995 through a merger between the former Carl I. Brown and Co., MNC Mortgage Corp., and Sunbelt National Mortgage Corp. On March 4, 2000, First Horizon officially changed its name from FT Mortgage Cos. to First Horizon Home Loan Corporation. For over 27 years, First Horizon and its predecessors in interest have been engaged principally in the business of origination, purchasing and selling residential mortgage loans in its own name and through its affiliates. First Horizon is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. First Horizon has originated and serviced residential mortgage loans for 20 years through a retail branch system and through mortgage loan brokers and correspondents nationwide. First Horizon’s mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

          At June 30, 2006, First Horizon provided servicing for approximately $99.008 billion aggregate principal amount of mortgage loans. First Horizon is servicing substantially all these mortgage loans for unaffiliated persons.

          First Horizon initially services substantially all the mortgage loans it originates or acquires. In addition, First Horizon has purchased in bulk the rights to service mortgage loans originated by other lenders. Servicing includes collecting and remitting loan payments, accounting for principal and interest, holding escrow (impound) funds for payment of taxes and insurance, making inspections as required of the mortgaged premises, contacting delinquent mortgagors, supervising foreclosures in the event of unremedied defaults and generally administering the loans, for which First Horizon receives servicing fees. First Horizon has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. For a description of the annual servicing report and the report of the independent public accountants required to be provided by First Horizon in its capacity as master servicer under the pooling and servicing agreement, see “The Agreements — Evidence as to Compliance” in the prospectus.

          S&P has assigned First Horizon a rating of “Strong” as a residential mortgage loan servicer. S&P’s rating reflects First Horizon’s seasoned management team, stable internal controls and risk management, dedicated, extensive and comprehensive training programs, solid policies and procedures; demonstrated default management expertise, excellent level of automation; and effective use of technology.

          Fitch Ratings has assigned First Horizon a residential primary servicer rating of “RPS2”. Fitch’s ratings are based on First Horizon’s experienced management team, effective internal control environment and the financial strength of First Horizon’s parent, First Tennessee Bank, N.A. Fitch’s ratings also reflect First Horizon’s effective loan administration and collection procedures for both first and second-lien mortgages.

          Moody’s has assigned First Horizon a rating of “SQ2+” as primary servicer of prime residential mortgage loans. Moody’s ratings are based on First Horizon’s above-average collections abilities, average loss mitigation results, above average timeline management, and strong servicing stability.

          During 2005, 2004 and 2003, First Horizon, as sponsor, securitized approximately $12.871 billion, $8.163 billion and $5.751 billion of residential mortgage loans, respectively. During 2005, 2004 and 2003, First Horizon originated directly or purchased through its correspondent network approximately $37.408 billion, $30.684 billion and $47.867 billion of prime/alternative-A residential mortgage loans, respectively. During 2005, 2004 and 2003, First Horizon originated directly or purchased through its correspondent network approximately $1.745 billion, $1.292 billion and $464.666 million of subprime residential mortgage loans, respectively. During 2005, 2004 and 2003, First Horizon originated directly or purchased through its correspondent network approximately $5.044 billion, $5.065 billion and $3.366 billion of home equity loans, respectively.

          First Horizon structures securitization transactions in which it assembles a pool or pools of mortgage loans that are sold to the depositor. The depositor causes the issuance of the securities supported by the cash flows generated by the mortgage loans. First Horizon or one or more affiliates will make certain representations and warranties to the depositor and the trustee regarding the mortgage loans. If it is later determined that the mortgage loans fail to conform to the specified representations and warranties, First Horizon may be obligated to repurchase such mortgage loans from the depositor (or directly from the trustee) or it may be obligated to substitute one or more similar mortgage loans for the affected mortgage loans as described under “The Transaction Agreements – The Mortgage Loan Purchase Agreement.”

Collection/Default Procedures

          When a mortgagor fails to make a payment due on a mortgage loan, First Horizon attempts to cause the delinquency to be cured by contacting and corresponding with the mortgagor. First Horizon generally mails to the mortgagor a notice of default after the loan becomes 61 days past due (three payments due but not received). Generally within 44 days thereafter, if the loan is not subject to a bankruptcy case or in a loss mitigation plan, First Horizon institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings will be restructured in accordance with law. During the foreclosure process, First Horizon’s loss mitigation specialists continue to attempt contact with the borrower for the purpose of discussing possible alternatives to foreclosure including repayment plans, forbearance or pursuing short sale or deed in lieu. If the borrower does not qualify for or is unable to comply with the requirements for a loss mitigation alternative to foreclosure then the case proceeds to foreclosure sale.

          Once foreclosure is initiated by First Horizon, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceedings and prior to foreclosure sale, First Horizon will request the attorneys handling the foreclosure to enter a bid equal to the total indebtedness at the foreclosure sale.

          At the foreclosure sale, the total indebtedness bid is made and if there are no higher bids, the title is acquired. If title is acquired at foreclosure sale, First Horizon will liquidate the mortgaged property by selling it for current market value and will report and remit the liquidation proceeds to the trust.

          Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with applicable laws and regulations.

Foreclosure, Delinquency and Loss Experience

          Historically, a variety of factors, including the appreciation of real estate values, have limited First Horizon’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond First Horizon’s control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

          A general deterioration of the real estate market in regions where the Mortgaged Properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, First Horizon may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

          The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all jumbo first lien mortgage loans serviced, subserviced, or master serviced by First Horizon. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of First Horizon’s jumbo loan servicing portfolio which increased from approximately $9.815 billion at December 31, 2004 to approximately $14.011 billion at December 31, 2005 and increased to approximately $14.676 billion at June 30, 2006. The delinquency and foreclosure experience set forth in the following table includes mortgage loans with various terms to stated maturity, and includes mortgage loans having a variety of payment characteristics. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the experience on the mortgage loans underlying the certificates:

Delinquency and Foreclosure Experience in First Horizon’s Portfolio
of One-to-Four Family, Jumbo Residential Mortgage Loans

	As of December 31, 2003				As of December 31, 2004

	No. of Loans	% of Loans	Principal Balance($)	% of Balance	No. of Loans	% of Loans	Principal Balance($)	% of Balance

JUMBO LOAN PORTFOLIO

Total Portfolio	16,424		7,603,793		20,602		9,814,558

Period of Delinquency

30-59 Days	128	0.78%	50,030	0.66%	139	0.67%	67,344	0.69%

60-89 Days	22	0.13%	7,690	0.10%	20	0.10%	8,100	0.08%

90 Days or more	20	0.12%	6,797	0.09%	25	0.12%	10,793	0.11%

Foreclosures Pending	25	0.15%	9,894	0.13%	19	0.09%	8,121	0.08%

Total Delinquencies	195	1.19%	74,411	0.98%	203	0.99%	94,358	0.96%

	As of December 31, 2005				As of June 30, 2006

	No. of Loans	% of Loans	Principal Balance($)	% of Balance	No. of Loans	% of Loans	Principal Balance($)	% of Balance

JUMBO LOAN PORTFOLIO

Total Portfolio	28,100		14,010,565		28,821		14,675,738

Period of Delinquency

30-59 Days	219	0.78%	110,910	0.79%	209	0.73%	107,077	0.73%

60-89 Days	35	0.12%	18,845	0.13%	35	0.12%	16,053	0.11%

90 Days or more	39	0.14%	18,922	0.14%	37	0.13%	14,774	0.10%

Foreclosures Pending	27	0.10%	12,208	0.09%	24	0.08%	15,362	0.10%

Total Delinquencies	320	1.14%	160,886	1.15%	305	1.06%	153,267	1.04%

          The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

          First Horizon believes that the delinquency levels for its jumbo loan servicing portfolio are attributable primarily to the growth and relative lack of seasoning in its jumbo loan servicing portfolio over this time period. There can be no assurance that the experience shown in the above tables will be indicative of future loss and delinquency experience of First Horizon’s jumbo loan servicing portfolio or of the mortgage loans in the mortgage pools. In addition, because the jumbo mortgage loans in Pool I and Pool II were underwritten under guidelines that are less restrictive than First Horizon’s standard underwriting guidelines, the jumbo mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than those set forth in the tables above.

          The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans serviced or master serviced by First Horizon, including certain mortgage loans for which First Horizon has sold, but not yet transferred, the servicing rights. These mortgage loans have a variety of underwriting, payment and other characteristics, many of which differ from those of the mortgage loans underlying the certificates, and no assurances can be given that the delinquency and foreclosure experience presented in the table below will be indicative of the experience of the mortgage loans underlying the certificates.

Delinquency and Foreclosure Experience in First Horizon’s Total Portfolio
of One-to-Four Family, Residential Mortgage Loans

	As of December 31, 2003				As of December 31, 2004

	No. of Loans	% of Loans	Principal Balance($)	% of Balance	No. of Loans	% of Loans	Principal Balance($)	% of Balance

TOTAL SERVICING PORTFOLIO

Total Portfolio	505,502		68,855,658		556,185		79,738,340

Period of Delinquency

30-59 Days	11,599	2.29%	1,220,816	1.77%	11,363	2.04%	1,278,625	1.60%

60-89 Days	2,677	0.53%	263,125	0.38%	2,591	0.47%	261,445	0.33%

90 Days or more	4,423	0.87%	401,377	0.58%	4,079	0.73%	386,851	0.49%

Foreclosures Pending	3,093	0.61%	252,608	0.37%	3,157	0.57%	265,957	0.33%

Total Delinquencies	21,792	4.31%	2,137,926	3.10%	21,190	3.81%	2,192,878	2.75%

	As of December 31, 2005				As of June 30, 2006

	No. of Loans	% of Loans	Principal Balance($)	% of Balance	No. of Loans	% of Loans	Principal Balance($)	% of Balance

TOTAL SERVICING PORTFOLIO

Total Portfolio	617,711		95,259,730		627,558		99,007,994

Period of Delinquency

30-59 Days	14,193	2.30%	1,722,127	1.81%	11,191	1.78%	1,386,124	1.40%

60-89 Days	3,071	0.50%	339,839	0.36%	2,372	0.38%	268,506	0.27%

90 Days or more	4,682	0.76%	471,619	0.50%	3,323	0.53%	339,756	0.34%

Foreclosures Pending	2,910	0.47%	265,067	0.28%	2,775	0.44%	281,226	0.28%

Total Delinquencies	24,856	4.02%	2,798,651	2.94%	19,661	3.13%	2,275,613	2.30%

          The above table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are reported in thousands.

          There can be no assurance that factors beyond First Horizon’s control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

Management’s Discussion and Analysis of Delinquency and Foreclosure Trends

          For First Horizon’s total portfolio, mortgage loan delinquencies generally have decreased since December 31, 2002. Although these decreases may be due to a variety of factors, First Horizon believes the amount of turnover and decreased seasoning in First Horizon’s servicing portfolio are contributing factors to the decreases in these categories. There can be no assurance that factors beyond First Horizon’s control, such as weakening national or local economic conditions, higher interest rates, higher unemployment rates, a decline in the availability of refinancing, or downturns in real estate markets, will not result in increased rates of delinquencies and foreclosure losses in the future.

          If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties by a lender, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than the rates indicated in the tables above. To the extent that such losses occur in connection with the mortgage loans and are not otherwise covered by the forms of credit enhancement described in this prospectus supplement, they will be passed through as losses on the related certificates and such losses will be borne by the related certificateholders. In addition, because substantially all the mortgage loans in Pool I and Pool II were underwritten under guidelines that are less restrictive than First Horizon’s standard underwriting guidelines, such mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than those set forth in the tables above.

          The Depositor. First Horizon Asset Securities Inc., a Delaware corporation. The principal executive office of the depositor is located at 4000 Horizon Way, Irving, Texas 75063, and its telephone number is (214) 441-4000. The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own and sell mortgage pass-through securities which evidence ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish the foregoing.

          Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

          After the issuance of a series of securities, the depositor may be required (to the extent specified in the pooling and servicing agreement) to perform certain actions on a continual basis, including but not limited to:

•     upon the discovery of the breach of any representation or warranty made by the seller in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to enforce the seller’s representation and warranty to repurchase the mortgage loan from the trustee or deliver a qualified substitute mortgage loan as described below under “The Transaction Agreements — The Mortgage Loan Purchase Agreement”;

•     to cause to be made all initial filings establishing or creating a security interest over the mortgage loans and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the mortgage loans and any such related assets;

•     to appoint a successor trustee or master servicer, as applicable, in the event either the trustee or the master servicer resigns, is removed or becomes ineligible to continue serving in such capacity under the related agreement;

• to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

• to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

• to provide the trustee and the master servicer with any information such entity may reasonably require to comply with the terms of the pooling and servicing agreement.

          The liability of the depositor under the pooling and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. In addition, the depositor will be entitled to indemnification from the trust fund to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

          The Issuing Entity. First Horizon Mortgage Pass-Through Trust 2006-3, a common law trust formed under the laws of the State of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of the trust fund. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year.

          The issuing entity will not have any employees, officers or directors. The trustee, the depositor, the master servicer and the custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement. See “—The Sponsor, Seller and Master Servicer” and “The Transaction Agreements – The Pooling and Servicing Agreement.”

          Under the pooling and servicing agreement, the trustee on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the trust fund, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described in the prospectus under “The Agreements — Amendment.”

          If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest to which they are entitled, holders of some or all classes of certificates will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of senior certificates. See “Risk Factors—Subordination may not be sufficient to protect senior certificates from losses” in this prospectus supplement. The issuing entity , as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

          The Trustee. The Bank of New York, a banking corporation organized and existing under the laws of the state of New York. The trustee’s offices for notices under the pooling and servicing agreement are located at 101 Barclay Street, 8W, New York, New York 10286 and its telephone number is 1 (800) 254-2826. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York is one of the largest corporate trust providers of trust services on securitization transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York.

          The trustee has limited administrative responsibilities under the terms of the pooling and servicing agreement. The trustee does not monitor access to and activity in the Certificate Account, compliance with covenants of the depositor and/or the master servicer in the pooling and servicing agreement or the basis for the addition, substitution or removal of mortgage loans from the mortgage pools. Under the pooling and servicing agreement, the trustee as successor master servicer will be required to make Advances to the limited extent described herein with respect to the mortgage loans if the master servicer fails to make an Advance required by the pooling and servicing agreement and another successor master servicer has not been named. See “The Transaction Agreements – The Pooling and Servicing Agreement – Advances” in this prospectus supplement.

          The trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located. In the case of any appointment of a co-trustee, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon and exercised or performed by the trustee and the co-trustee jointly, unless the law of a jurisdiction prohibits the trustee from performing it duties under the pooling and servicing agreement, in which event such rights, powers, duties and obligations (including the holding of title to the trust fund or any portion of the trust fund in any such jurisdiction) shall be exercised and performed by the co-trustee at the direction of the trustee.

          See “The Transaction Agreements – The Pooling and Servicing Agreement” in this prospectus supplement for more information about the trustee and its obligations and rights (including the right to indemnity and reimbursement in certain circumstances) under the pooling and servicing agreement.

          The Custodian. First Tennessee Bank, National Association, a national banking association (“FTBNA”). The custodian’s offices for notices under the custodial agreement are located at 1555 W. Walnut Hill Lane, Suite 100, Irving, Texas 75038 and its telephone number is (214) 492-7602. FTBNA has been engaged in the mortgage document custody business for approximately 1.5 years. As of December 31, 2005, FTBNA was the custodian of mortgage files representing $103.8 billion aggregate original principal amount of mortgage loans. FTBNA maintains document custody facilities in its Irving, Texas office. For a description of the agreement under which FTBNA will act as custodian of the mortgage files, see “The Transaction Agreements – The Custodial Agreement” in this prospectus supplement.

          The Rating Agencies. S&P, Fitch and/or Moody’s will issue ratings with respect to some or all of the offered certificates. See “Ratings” and the heading “Expected Ratings” in the chart shown on pages S-5 and S-6 in this prospectus supplement.

The Transaction

          First Horizon Mortgage Pass-Through Trust 2006-3 will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of September 1, 2006, by and among the depositor, the master servicer and the trustee. The certificates will represent undivided beneficial ownership interests in the trust fund, the assets of which will consist of:

•	the mortgage loans in each mortgage pool and all interest and principal received on or with respect thereto after the cut-off date;

•	all of the depositor’s rights as purchaser under the mortgage loan purchase agreement between First Horizon, as seller, and the depositor, as purchaser;

•	all amounts on deposit in the Certificate Account and the Distribution Account from time to time;

•	property that secured a mortgage loan and that has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	all proceeds of the conversion, voluntarily or involuntarily, of any of the foregoing.

          The mortgage loans in each mortgage pool are described under “Description of the Mortgage Pool” in this prospectus supplement and the certificates are described under “Description of the Certificates” in this prospectus supplement.

THE MORTGAGE POOLS

General

          Information with respect to the mortgage loans expected to be included in each mortgage pool on the closing date is set forth under this heading and in Annexes I, II and III to this prospectus supplement. Annexes I and II to this prospectus supplement correspond to the mortgage loans expected to be in Pool I and Pool II, respectively, on the closing date. Information with respect to the mortgage loans expected to be included in both mortgage pools on the closing date is set forth in Annex III to this prospectus supplement. Before the closing date, mortgage loans may be removed from a mortgage pool and other mortgage loans may be substituted for them. The depositor believes that the information set forth in this prospectus supplement and each Annex with respect to each mortgage pool as presently constituted is representative of the characteristics of each mortgage pool as it will be constituted at the closing date, but some characteristics of the mortgage loans in each mortgage pool may vary. Unless otherwise indicated, information presented in this prospectus supplement and each Annex expressed as a percentage, other than rates of interest, are approximate percentages based on the aggregate Stated Principal Balances of the mortgage loans as of the cut-off date. No more than 5% of the mortgage loans relative to the aggregate cut-off date pool principal balance of the mortgage pools will deviate from the mortgage loan characteristics described under this heading or in Annexes I, II and III.

          As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans expected to be included in Pool I on the closing date is approximately $408,007,129, which is referred to as the cut-off date pool principal balance of Pool I. As of the cut-off date, the aggregate Stated Principal Balance of the mortgage loans expected to be included in Pool II on the closing date is approximately $14,030,332, which is referred to as the cut-off date pool principal balance of Pool II. The mortgage loans, other than the interest-only loans in Pool I, provide for the amortization of the amount financed over a series of substantially equal monthly payments. The interest-only loans in Pool I provide for the amortization of the amount financed over a series of substantially equal monthly payments after the initial ten-year interest-only period. The due date for each mortgage loan is the first day of each calendar month. At origination, substantially all of the mortgage loans in Pool I had stated terms to maturity of 30 years and substantially all of the mortgage loans in Pool II had stated terms to maturity of 15 years. Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than their scheduled due dates will not affect the amortization schedule or the relative application of the payments to principal and interest.

          The earliest date of origination, earliest stated maturity date and latest stated maturity date of any mortgage loan in each loan group is set forth in the following table:

	Earliest Date of Origination	Earliest Stated Maturity Date	Latest Stated Maturity Date

Pool I	November 1, 2005	December 1, 2035	October 1, 2036

Pool II	January 31, 2006	June 1, 2016	September 1, 2021

          Approximately 99.49% of the mortgage loans in Pool I and approximately 99.36% of the mortgage loans in Pool II are jumbo mortgage loans which have principal balances as of the cut-off date that exceed the then applicable limitations for purchase by Fannie Mae and Freddie Mac. Approximately 86.39% and 85.43% of the mortgage loans in Pool I and Pool II, respectively, were underwritten pursuant to full/alternative documentation loan programs. See “Loan Program — Underwriting Standards — General Standards for First-Lien Mortgage Loans” in the prospectus.

          The following table sets forth the number of mortgage loans in each mortgage pool, the aggregate Stated Principal Balance of those mortgage loans and the percentage of the related mortgage pool, in each case by Stated Principal Balance of the mortgage loans in that mortgage pool, that have been contractually delinquent for 30 days at least once in the last twelve months as of the cut-off date:

	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Percentage of Mortgage Pool

Pool I	1	$522,827.97	12.81%

Pool II	N/A	N/A	N/A

          Substantially all the mortgage loans will not be subject to buydown agreements. No mortgage loan provides for deferred interest or negative amortization.

          Approximately 26.25% of the mortgage loans in Pool I and none of the mortgage loans in Pool II are interest-only loans which provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the mortgage loan.

          No mortgage loan has a loan-to-value ratio at origination of more than 95%. Generally, each mortgage loan with a loan-to-value ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The primary mortgage guaranty insurance policy provides coverage in an amount equal to a specified percentage times the sum of the Stated Principal Balance of the related mortgage loan, the accrued interest on the related mortgage loan and the related foreclosure expenses. The specified percentage is generally 12% for loan-to-value ratios between 80.01% and 85.00%, 25% for loan-to-value ratios between 85.01% and 90.00%, and 30% for loan-to-value ratios between 90.01% and 95.00%.

          No primary mortgage guaranty insurance policy will be required with respect to any mortgage loan

•

after the date on which the related loan-to-value ratio is 80% or less or, based on a new appraisal, the Stated Principal Balance of the mortgage loan represents 80% or less of the new appraised value, or

•	if maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

          The loan-to-value ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or

•

in the case of a refinancing, the appraised value of the mortgaged property at the time of refinancing, except in the case of a mortgage loan underwritten pursuant to First Horizon’s Streamlined Documentation Program as described in the prospectus under “Loan Program — Underwriting Standards,” or

•

in the case of a mortgage loan originated under First Horizon’s “One Time-Close” Program, the appraised value of the mortgaged property, assuming that the improvements are fully completed in accordance with the related building plans and specifications.

          For mortgage loans originated pursuant to First Horizon’s Streamlined Documentation Program

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

          See “—Underwriting Criteria for the Mortgage Loans,” “Loan Program — Underwriting Standards — General Standards for First-Lien Mortgage Loans” in the prospectus.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the affected mortgage loans.

          Annexes I, II and III attached hereto, set forth in tabular format certain information, as of the cut-off date, as to the mortgage loans in each of the mortgage pools and in the aggregate. Other than with respect to rates of interest, percentages (approximate) are reported by aggregate Stated Principal Balance of the related mortgage loans as of the cut-off date and have been rounded in order to total 100%.

Underwriting Criteria for the Mortgage Loans

          All of the mortgage loans have been originated generally in accordance with the following underwriting guidelines (hereafter referred to as the “First Horizon Underwriting Guidelines”). This summary does not purport to be a complete description of the First Horizon Underwriting Guidelines. For additional information regarding the First Horizon Underwriting Guidelines, see “Loan Program — Underwriting Standards — General Standards for First-Lien Mortgage Loans” in the prospectus.

          The First Horizon Underwriting Guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the First Horizon Underwriting Guidelines are permitted where compensating factors are present.

          Generally, each mortgagor will have been required to complete an application designed to provide to First Horizon pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished First Horizon with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

          Loan-to-Value Requirements. With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 95% for mortgage loans secured by single family, primary residences with original principal balances of up to $650,000. Mortgage loans with principal balances up to $4,000,000 (“super jumbos”) are allowed if the loan is secured by the borrower’s primary residence. The loan-to-value ratio for super jumbos generally may not exceed 70%. For cash out refinance loans, the maximum loan-to-value ratio generally is 95% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

          Generally, each mortgage loan originated by First Horizon with a loan-to-value ratio at origination exceeding 80% has a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans originated by First Horizon meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies. No such primary mortgage insurance policy will be required with respect to any such mortgage loan if

          •     after the date on which the related loan-to-value ratio decreases to 80% or less, or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value, or

• maintaining the primary mortgage guaranty insurance policy is prohibited by applicable law.

          In the case of a refinancing of a mortgage loan originated pursuant to a limited documentation program such as First Horizon’s Streamlined Documentation Program,

          •     if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced, or

          •     if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the loan-to-value ratio will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value as determined by a limited appraisal report at the time of the origination of the mortgage loan.

          In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, First Horizon generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

          Credit Criteria. First Horizon also examines a prospective borrower’s credit report. Generally, each credit report provides a FICO score for the borrower. FICO scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s FICO score is derived by summing together the attribute weights for that applicant.

          Asset, Income and Employment Documentation. The mortgage loans originated by First Horizon have been underwritten under one of the following documentation programs: the “Full/Alternative Documentation Program,” the “Stated Income Documentation Program,” the “No Ratio Documentation Program,” and the “No Income/No Asset/No Employment Documentation Program.”

          Under the Full/Alternative Documentation Program, the prospective borrower’s employment, income and assets are verified through written and telephonic communications.

          Under the Stated Income Documentation Program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the borrower’s income is not verified, First Horizon obtains a telephonic verification of the borrower’s employment without reference to income and also determines the reasonableness of the stated income. The borrower’s assets are verified.

          Under the No Ratio Documentation Program, the borrower’s income is not stated and no ratios are calculated. Although the income is not stated nor verified, First Horizon obtains a telephonic verification of the borrower’s employment without reference to income. First Horizon also applies criteria to determine the borrower’s capacity to repay. The borrower’s assets are verified.

          Under the No Income/No Asset/No Employment Documentation Program, the borrower’s income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower. First Horizon also applies criteria to determine the borrower’s capacity to repay.

          Appraisal Requirements. Each mortgaged property has been appraised by a qualified independent appraiser who is state licensed or certified. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Qualifications Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and/or Freddie Mac. The requirements of Fannie Mae and Freddie Mac usually require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Static Pool Information

          Static pool information with respect to the sponsor’s prior securitized pools involving mortgage loans similar to the mortgage loans expected to be included in the mortgage pools, presented by prior securitized pool, is available online at www.assetreporting.firsthorizon.com. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent described below.

          Without charge or registration, by clicking on the link titled “Non-Conforming Fixed” investors can view on this website the following information:

•

delinquency, cumulative loss and prepayment information for the five years preceding the date of first use of this prospectus supplement regarding the sponsor’s prior securitized pools of mortgage loans similar to the mortgage loans expected to be included in the mortgage pools; and

•

summary information of the original characteristics of each prior securitized pool of mortgage loans similar to the mortgage loans expected to be included in the mortgage pools, including, among other things (in each case by pool): the number of securitized loans or of originated or purchased loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the product type(s); and the weighted average loan-to-value ratio.

          In the event any changes or updates are made to the information available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at 4000 Horizon Way, Irving, Texas 75063; Attention: Alfred Chang, telephone number (800) 489-2111.

          The static pool information available on the sponsor’s website relating to any of the sponsor’s prior securitized pools issued prior to January 1, 2006 is not deemed part of this prospectus supplement, the accompanying prospectus or of the depositor’s registration statement.

          Static pool information regarding the sponsor’s prior securitized pools will remain available on the sponsor’s web site for at least five years following commencement of the offering contemplated by this prospectus supplement.

          Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. In addition, changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of such guidelines may affect the static pool data. See “The Mortgage Pools –Underwriting Criteria for the Mortgage Loans” in this prospectus supplement and “Loan Program – Underwriting Standards – General Standards for First-Lien Mortgage Loans” in the prospectus. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. The historical pool performance information contained in the static pool reports may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Due to all of these factors, the sponsor’s static pool performance data may not be indicative of the future performance of the mortgage loans expected to be included in the mortgage pools.

Additional Information

          The description in this prospectus supplement of the mortgage pools, the mortgage loans and the mortgaged properties is based upon the mortgage pools as constituted at the close of business on the cut-off date, as adjusted for scheduled payments due on or before that date. Within 15 days after the closing date, the depositor will file (or cause to be filed) a Current Report on Form 8-K with the Securities and Exchange Commission which will include as exhibits copies of the mortgage loan purchase agreement(s), pooling and servicing agreement and, if applicable, certain other transaction documents. If any mortgage loans are removed from or added to the trust fund, such removal or addition, to the extent material, will be noted in the depositor’s Current Report on Form 8-K.

          Pursuant to the Pooling and Servicing Agreement, the Trustee will, based upon information received from the master servicer, prepare monthly statements to certificateholders containing the information described under “Reports to Securityholders” in the prospectus. The Trustee may make available each month, to any interested party, the monthly statement to certificateholders via the Trustee’s website. The Trustee’s website will initially be located at www.bnyinvestorreporting.com and assistance in using the website can be obtained by calling the Trustee’s customer service department at 1 (800) 254-2826. The trustee will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the trustee will provide notification to the certificateholders regarding any such changes.

THE TRANSACTION AGREEMENTS

The Mortgage Loan Purchase Agreement

          On the closing date, the depositor will purchase all the mortgage loans in each mortgage pool from the seller pursuant to a mortgage loan purchase agreement (the “MLPA”) between First Horizon, as seller, and the depositor, as purchaser. Simultaneously with the depositor’s purchase of the mortgage loans, the seller will transfer the servicing rights for the mortgage loans to First Tennessee Mortgage Services, Inc. (“FTMSI”) pursuant to a servicing rights transfer and subservicing agreement (the “Servicing Rights Transfer and Subservicing Agreement”) between the seller, as transferor, and FTMSI, as transferee. FTMSI will agree to service the mortgage loans for the depositor and its assigns pursuant to a servicing agreement (the “Servicing Agreement”) between the depositor, as owner, and FTMSI, as servicer. In addition, the seller will agree to subservice the mortgage loans for FTMSI pursuant to the Servicing Rights Transfer and Subservicing Agreement. The seller will have directly originated or acquired the mortgage loans from various unaffiliated third parties. All the mortgage loans were underwritten substantially in accordance with the seller’s underwriting standards. See “Loan Program — Underwriting Standards” in the prospectus. The depositor will sell and assign the mortgage loans to the trustee for the benefit of the certificateholders pursuant to a pooling and servicing agreement among the depositor, First Horizon, as master servicer, and The Bank of New York, as trustee. First Tennessee Bank National Association (“FTBNA”), an affiliate of the depositor and the master servicer, will act as custodian of the mortgage files for the mortgage loans pursuant to the terms of a custodial agreement by and between the trustee, First Horizon, as servicer and FTBNA. See “— The Custodial Agreement” in this prospectus supplement.

          Under the MLPA, the seller will make certain representations, warranties and covenants to the depositor, including, among others, the following with respect to the mortgage loans, or each mortgage loan, as the case may be:

•	The information set forth on Schedule A to the MLPA, with respect to each mortgage loan is true and correct in all material respects as of the closing date.

•

Each mortgage is a valid and enforceable first lien on the mortgaged property subject only to (a) the lien of non-delinquent current real property taxes and assessments and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances and, if the related mortgaged property is a unit in a condominium project or planned unit development, any lien for common charges permitted by statute or homeowner association fees, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being generally acceptable to mortgage lending institutions in the area wherein the related mortgaged property is located or specifically reflected in the appraisal made in connection with the origination of the related mortgage loan, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

•

Immediately prior to the assignment of the mortgage loans to the depositor, the seller had good title to, and was the sole owner of, each mortgage loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the MLPA.

•	As of the date of origination of each mortgage loan, there was no delinquent tax or assessment lien against the related mortgaged property.

•	There is no valid offset, defense or counterclaim to any mortgage note or mortgage, including the obligation of the mortgagor to pay the unpaid principal of or interest on such mortgage note.

•

There are no mechanics’ liens or claims for work, labor or material affecting any mortgaged property which are or may be a lien prior to, or equal with, the lien of such mortgage, except those which are insured against by the title insurance policy referred to below.

•

To the best of the seller’s knowledge, no mortgaged property has been materially damaged by water, fire, earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the seller makes no representation) so as to affect adversely the value of the related mortgaged property as security for such mortgage loan.

•

Each mortgage loan at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws and specifically applicable predatory and abusive lending laws, or any noncompliance does not have a material adverse effect on the value of the related mortgage loan.

•	No mortgage loan is a “high cost loan” as defined by the specific applicable predatory and abusive lending laws.

•

Except as reflected in a written document contained in the related mortgage file, the seller has not modified the mortgage in any material respect; satisfied, cancelled or subordinated such mortgage in whole or in part; released the related mortgaged property in whole or in part from the lien of such mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto.

•

A lender’s policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable, in an amount at least equal to the cut-off date principal balance of each such mortgage loan or a commitment (binder) to issue the same was effective on the date of the origination of each mortgage loan, each such policy is valid and remains in full force and effect, or, in lieu thereof, an alternative title insurance product.

•

To the best of the seller’s knowledge, all of the improvements which were included for the purpose of determining the appraised value of the mortgaged property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the mortgaged property, unless such failure to be wholly within such boundaries and restriction lines or such encroachment, as the case may be, does not have a material effect on the value of such mortgaged property.

•

To the best of the seller’s knowledge, as of the date of origination of each mortgage loan, no improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation unless such violation would not have a material adverse effect on the value of the related mortgaged property. To the best of the seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such mortgaged property.

•	The mortgage note and the related mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law.

•	The proceeds of the mortgage loans have been fully disbursed and there is no requirement for future advances thereunder.

•

The related mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.

•

With respect to each mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such mortgage, and no fees or expenses are or will become payable by the holder of the mortgage to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the mortgagor.

•

As of the closing date, the improvements upon each mortgaged property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customarily required by institutional single family mortgage lenders in the area where the mortgaged property is located, and the seller has received no notice that any premiums due and payable thereon have not been paid; the mortgage obligates the mortgagor thereunder to maintain all such insurance including flood insurance at the mortgagor’s cost and expense.

•	If at the time of origination of each mortgage loan, the related mortgaged property was in an area then identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the then-current requirements of the Flood Insurance Administration is in effect with respect to such mortgaged property with a generally acceptable carrier.

•	To the best of the seller’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property, nor is such a proceeding currently occurring.

•

To best of the seller’s knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material non-monetary default, breach, violation or event of acceleration under the mortgage or the related mortgage note; and the seller has not waived any material non-monetary default, breach, violation or event of acceleration.

•	Any leasehold estate securing a mortgage loan has a stated term at least as long as the term of the related mortgage loan.

•

Each mortgage loan was selected from among the outstanding adjustable-rate one- to four-family mortgage loans in the seller’s portfolio at the closing date as to which the representations and warranties made with respect to the mortgage loans set forth in the MLPA can be made. No such selection was made in a manner intended to adversely affect the interests of the certificateholders.

•	The mortgage loans provide for the full amortization of the amount financed over a series of monthly payments.

•	Each mortgage loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

          Subject to the limitations described under “— The Pooling and Servicing Agreement — Delivery Requirements,” the seller will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in the mortgage loan. Under the pooling and servicing agreement, the depositor will assign all its interest in the seller’s representations, warranties and covenants under the MLPA, including the seller’s repurchase obligation, to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute for mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans to the depositor without recourse and the depositor is selling the mortgage loans to the trustee for the benefit of the certificateholders without recourse. Neither the depositor nor the seller will have any obligation with respect to the certificates in its capacity as a mortgage loan seller other than the repurchase and substitution obligations described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer’s contractual servicing obligations under the pooling and servicing agreement. The obligations of FTBNA with respect to the mortgage loans are limited to FTBNA’s contractual obligations as custodian of the related mortgage files under the custodial agreement.

The Servicing Rights Transfer and Subservicing Agreement

          Pursuant to the Servicing Rights Transfer and Subservicing Agreement, First Horizon will transfer the servicing rights for the mortgage loans to FTMSI on the closing date and will agree to subservice the mortgage loans for FTMSI. Pursuant to the Servicing Agreement between the depositor, or its assigns, and FTMSI, FTMSI will service the mortgage loans. In addition, pursuant to the Servicing Rights Transfer and Subservicing Agreement, First Horizon will agree to subservice the mortgage loans for FTMSI in accordance with the terms set forth in the pooling and servicing agreement. In the event of a conflict between the terms of the Servicing Rights Transfer and Subservicing Agreement and the pooling and servicing agreement, the pooling and servicing agreement provisions will prevail. See “The Agreements” in the prospectus. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

The Pooling and Servicing Agreement

          General. Pursuant to the pooling and servicing agreement and on the closing date, the depositor will sell, without recourse, all of its right, title and interest in the mortgage loans and the other assets included in the trust fund, including all principal and interest due and received on the mortgage loans after the cut-off date, to the trustee in trust for the benefit of the certificateholders.

          Delivery Requirements. In connection with the sale, the depositor will deliver or cause to be delivered to FTBNA, as a custodian for the trustee, the mortgage file for each mortgage loan, which contains, among other things,

•

the original mortgage note, including any modifications or amendments, endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•	the original mortgage creating a first lien on the related mortgaged property with evidence of recording,

•	an assignment in recordable form of the mortgage,

•

the title policy with respect to the related mortgaged property, if available, provided that the title policy will be delivered as soon as it becomes available, and if the title policy is not available, and to the extent required in connection with the rating of the certificates, a written commitment or interim binder or preliminary report of the title issued by the title insurance or escrow company with respect to the mortgaged property, or in lieu of a title policy, provided the applicable mortgage loan meets required criteria, an alternative title insurance product (“alternative title product”), and

•	if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage,

except for any documents not returned from the public recording office or an original or certified copy of the applicable title policy, to the extent unavailable, unless an alternative title product is used, each of which will be delivered to the custodian as soon as the same is available to the depositor.

          With respect to up to 25% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the custodian not later than thirty days after the closing date. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records in each state where recording is required in order to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller.

          The custodian will review each mortgage file within 90 days of the closing date, or promptly after the custodian’s receipt of any document permitted to be delivered after the closing date, and if any document in a mortgage file is found to be missing or materially defective and the seller does not cure the defect within 90 days after receiving notice of the defect from the custodian, or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement (in the case of missing documents not returned from the public recording office or in the case of the original or certified copy of the applicable title policy, unless an alternative title product is used), the seller will be obligated to repurchase the affected mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may, at its option, remove the affected mortgage loan (referred to as a deleted mortgage loan) from the corresponding mortgage pool and substitute in its place another mortgage loan (referred to as a replacement mortgage loan); however, a substitution will only be permitted within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.

          On the date of substitution, any replacement mortgage loan will

•	have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the principal balance of the deleted mortgage loan, provided that the seller will deposit a Substitution Adjustment Amount into the Certificate Account for distribution to the certificateholders of the related certificate group on the related distribution date,

•

have a Net Mortgage Rate not lower than the Net Mortgage Rate of the deleted mortgage loan; provided that the master servicing fee for the replacement mortgage loan shall be the same as that of the deleted mortgage loan,

•	have a mortgage rate not lower than, and not more than one percentage point per annum higher than, that of the deleted mortgage loan,

•	have a loan-to-value ratio not higher than that of the deleted mortgage loan,

•	have a remaining term to maturity not greater than, and not more than one year less than, the remaining term to maturity of the deleted mortgage loan, and

•	comply with all the representations and warranties set forth in the MLPA as of the date of substitution.

This cure, repurchase or substitution obligation of the seller constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

          Notwithstanding the foregoing, in lieu of delivering a duly executed assignment of the mortgage to the custodian and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide the custodian with evidence that the related mortgage is held through the MERS® System. In addition, the mortgage for some or all the mortgage loans in the trust fund that are not already held through the MERS® System may, at the discretion of the master servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

          Servicing and Administrative Responsibilities. First Horizon will act as master servicer and will service all of the mortgage loans. See “Transaction Overview — The Parties — The Sponsor, Seller and Master Servicer” in this prospectus supplement. The Bank of New York will be the trustee under the pooling and servicing agreement. See “Transaction Overview — The Parties – The Trustee” in this prospectus supplement. First Tennessee Bank National Association will be the custodian under the pooling and servicing agreement. See “Transaction Overview— The Parties – The Custodian” in this prospectus supplement.

          The master servicer, trustee and custodian will have the following responsibilities under the pooling and servicing agreement and the custodial agreement (in the case of the custodian) with respect to the trust fund:

Party	Responsibilities

Master Servicer	Performing the master servicing functions in accordance with the pooling and servicing agreement, including but not limited to:

	•	establishing and maintaining a Certificate Account consisting of a separate subaccount relating to each mortgage pool in accordance with the pooling and servicing agreement;

•

collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the Certificate Account and delivering all amounts on deposit in the Certificate Account to the trustee for deposit in the Distribution Account on the business day immediately preceding the related distribution date;

	•	advancing or causing to be advanced such funds as necessary for the purpose of effecting the payment of taxes and assessments on the mortgaged properties;

	•	making Advances with respect to delinquent payments of principal and interest on the mortgage loans;

	•	providing monthly loan-level reports to the trustee;

	•	maintaining certain insurance policies relating to the mortgage loans;

	•	arranging for the subservicing of any mortgage loan and monitoring such subservicer’s performance, and enforcing each subservicer’s obligations under the pooling and servicing agreement; and

	•	enforcing foreclosure proceedings with respect to the mortgaged properties.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

	•	establishing and maintaining the Distribution Account;

•

receiving monthly remittances from the master servicer for deposit in the Distribution Account and distributing all amounts on deposit in the Distribution Account to the certificateholders in accordance with the priorities set forth under “Description of the Certificates — Distributions on the Certificates” in this prospectus supplement;

	•	maintaining a certificate register for the trust fund in which the trustee provides for the registration of the certificates and of transfers and exchanges of the certificates;

•

examining all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the trustee that are specifically required to be furnished pursuant to any provision of the pooling and servicing agreement to determine whether they are in the form required by the pooling and servicing agreement;

	•	executing and delivering to DTC (as defined below) the Issuer Letter of Representations dated as of the closing date on behalf of the trust created by the pooling and servicing agreement;

	•	filing on behalf of the depositor all periodic reports required under the Securities Exchange Act of 1934 relating to the certificates;

	•	exercising and enforcing its remedies upon an Event of Default by the master servicer under the pooling and servicing agreement; and

•

in the event that the master servicer shall for any reason no longer be the master servicer and a successor master servicer has not been appointed, assuming all the rights and obligations of the master servicer under the pooling and servicing agreement until such time as a successor master servicer is appointed.

Custodian	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement and the custodial agreement, including but not limited to:

	•	holding and maintaining the mortgage loan documents related to the mortgage loans in accordance with customary standards on behalf of the trustee;

	•	acting exclusively as the bailee for hire and agent of, and custodian for the trustee; and

	•	executing and delivering an initial certification, a delay delivery certification and subsequent certificate.

          Accounts. All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the certificateholders, be in either the Certificate Account or the Distribution Account, which are accounts established in the name of the trustee. The Certificate Account will be created and maintained by the master servicer, while the Distribution Account will be created and maintained by the trustee. Funds on deposit in the Certificate Account may be invested by the party responsible for such account in certain eligible investments described in the pooling and servicing agreement. All income and gain net of any losses realized from such investment of funds on deposit in the Certificate Account will be for the benefit of the master servicer as servicing compensation and will not be available for distributions to the certificateholders. The amount of any losses incurred with respect to any such investment will be deposited into the Certificate Account by the master servicer. Funds on deposit in the Certificate Account may be invested by the party responsible for such account in certain eligible investments described in the pooling and servicing agreement.

          Collection Procedures; Waiver or Modification of Mortgage Loan Terms. The master servicer will be prohibited from making any material modification to the terms of a mortgage loan unless the mortgage loan is in default. For a description of the collection procedures the master servicer may use with respect to the mortgage loans, see “Transaction Overview — The Parties — The Sponsor, Seller and Master Servicer — Collection/Default Procedures” in this prospectus supplement.

          Fees and Expenses. The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type/Receipt (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Expense Fee/Master Servicer

The product of (i) the Expense Fee Rate divided by 12 and (ii) the Pool Principal Balance as of the first day of the Due Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date). (3)(4)

		Compensation	Interest collected with respect to each mortgage loan, any related liquidation proceeds allocable to accrued and unpaid interest.	Monthly

Additional Servicing Compensation/Master Servicer	All late payment fees and other similar charges.	Compensation	Payments made by obligors with respect to the mortgage loans.	From time to time

	All investment income earned on amounts on deposit in the collection account.	Compensation	Investment income related to the collection account.	Monthly

Trustee Fee

The product of (i) the Trustee Fee Rate divided by 12 and (ii) the Pool Principal Balance as of the first day of the Due Period preceding the payment date (or as of the close of business on the cut-off date for the first payment date). (5)

		Compensation	The master servicer pays the Trustee Fee to the trustee out of the expense fee.	Monthly

Liquidation Expenses/ Master Servicer	Out-of-pocket expenses incurred by the master servicer in connection with the liquidation of any mortgage loan and not recovered under any insurance policy.	Reimbursement of Expenses	Interest Collections.

Expenses

Reimbursement/Master Servicer	The amount of any servicing advances.	Reimbursement of Expenses	First from liquidation proceeds and second from the Distribution Account after allocation of distributions to the certificates.	Time to time

	Reasonable legal expenses and costs of the master servicer in connection with any action with respect to the pooling and servicing agreement and the interests of the certificateholders.	Reimbursement of Expenses	From the Distribution Account after allocation of distributions to the certificates.	From time to time

Indemnification expenses/Master Servicer	Any loss, liability, or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates.	Indemnification	From funds available from the mortgage pools.	From time to time

(1)

If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this prospectus supplement and to compensation with respect to its expenses in connection with conversion of certain information, documents, and record keeping in connection with the transfer of the master servicing.

(2)

Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to payments on the certificates.

(3)	The “Expense Fee Rate” for each mortgage loan will equal 0.250% per annum.

(4)	The “Master Servicing Fee Rate” for each mortgage loan will equal approximately 0.244% per annum.

(5)	The “Trustee Fee Rate” for each mortgage loan will equal 0.006% per annum.

          The custodian will not receive any compensation from the trust fund with respect to its duties on behalf of the trust fund. None of the fees set forth in the table above may be increased without an amendment of the pooling and servicing agreement as described under “The Agreements – Amendment” in the prospectus.

          Additional Master Servicing Compensation. In addition to the master servicing compensation described above, First Horizon, in its individual capacity, will be entitled to receive excess interest with respect to the mortgage loans on each distribution date in an amount equal to the product of (i) the excess of the mortgage rate thereof over 6.500% per annum, in the case of the mortgage loans in Pool I, or 6.000% per annum, in the case of the mortgage loans in Pool II, and (ii) the Stated Principal Balance thereof.

          Adjustment to Master Servicing Fee in Connection with Principal Prepayments. When a borrower prepays a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except for the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders of the related certificate group on the distribution date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day or, in the case of the first distribution date, from the cut-off date through the last day of a calendar month, will be distributed to certificateholders of the related certificate group on the distribution date in the month after the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than 0.0083% of the Pool Principal Balance of the corresponding mortgage pool as of the related determination date, by an amount sufficient to pass through to certificateholders of the related certificate group the full amount of interest to which they would be entitled in respect of each mortgage loan prepaid on the related distribution date. If shortfalls in interest as a result of prepayments during the period from the sixteenth day of the month prior to a distribution date through the last day of such month exceed an amount equal to 0.0083% of the Pool Principal Balance of the corresponding mortgage pool as of the related determination date, the amount of interest available to be distributed to certificateholders of the related certificate group will be reduced by the amount of the excess. See “Description of the Certificates — Distributions on the Certificates — Interest” in this prospectus supplement.

          Advances. Subject to the following limitations, the master servicer will be required to advance before each distribution date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the distribution date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the master servicing fee with respect to the related mortgage loans) which were due on the related due date and which were delinquent on the related determination date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The determination date will be the third business day after the 15th day of each month; provided that the determination date in each month will always be at least two business days before the related distribution date.

          Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any determination date to make an advance, the advance will be included with the distribution to certificateholders of the related certificate group on the related distribution date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance on the related distribution date, will constitute an Event of Default under the pooling and servicing agreement. If the master servicer is terminated as a result of the occurrence of an Event of Default, the trustee or a successor master servicer appointed by the trustee will be obligated to make advances in accordance with the terms of the pooling and servicing agreement.

          Unanticipated Recoveries of Losses on the Mortgage Loans. Holders of certificates that had previously been allocated a Realized Loss in respect of a mortgage loan (which holders may, in the event of a transfer of any such certificate, be different from the holders at the time the Realized Loss was allocated) may receive distributions if the servicer subsequently makes an Unanticipated Recovery in respect of such mortgage loan as a result of events such as an unanticipated insurance settlement, tax refund or mortgagor bankruptcy distribution. In such event, the class certificate balance of each class of certificates to which the Realized Losses were allocated shall be increased, sequentially in the order of payment priority, by the amount of Unanticipated Recoveries, but not by more than the amount of losses previously allocated to reduce such class certificate balances. Holders of any class of certificates for which the class certificate balance has been increased by the amount of any Unanticipated Recoveries will not be entitled to any payment in respect of interest on the amount of any such increase for any interest accrual period preceding the distribution date on which such increase occurs. Unanticipated Recoveries, if any, will be distributed on each distribution date pursuant to the Available Funds Allocation. This distribution will be made on the distribution date in the calendar month following receipt of the Unanticipated Recovery. Each of the Class PO Certificates will be allocated a percentage of any Unanticipated Recovery equal to the applicable percentage of the loss previously allocated to it in respect of the related mortgage loans, and the other classes of certificates in the related certificate group that were allocated a portion of such loss will receive a pro rata share of the balance. No certificateholder will be entitled to receive any share of an Unanticipated Recovery following the distribution date on which the principal balance of its certificates has been reduced to zero, including following the termination of the trust.

          Events of Default and Termination. The “events of default” under the pooling and servicing agreement are described under “Events of Default; Rights upon Event of Default” in the prospectus. If any of the events of default described in the pooling and servicing agreement shall occur with respect to the master servicer, other than the failure of the master servicer to remit any advance required to be remitted by the master servicer pursuant to the pooling and servicing agreement, then, and in each and every such case, so long as such event of default shall not have been remedied, the trustee may, or at the direction of the holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates the trustee shall, by notice in writing to the master servicer (with a copy to each rating agency), terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans and the proceeds thereof, other than its rights as a certificateholder under the pooling and servicing agreement. If the master servicer fails to remit any advance required to be remitted by the master servicer pursuant to the pooling and servicing agreement the trustee shall immediately, by notice in writing to the master servicer (with a copy to each rating agency), terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans and proceeds thereof, other than its rights as a certificateholder under the pooling and servicing agreement. On and after the receipt by the master servicer of such written notice, all authority and power of the master servicer under the pooling and servicing agreement, whether with respect to the mortgage loans or otherwise, shall terminate.

          Successor Master Servicers. If all of the rights and obligations of the master servicer under the pooling and servicing agreement are terminated as described above and another successor master servicer has not been appointed, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. See “The Agreements — Events of Default; Rights Upon Default” in the prospectus. In connection with such appointment, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the master servicing fee permitted the master servicer in accordance with the pooling and servicing agreement. The trustee and such successor to the master servicer shall take such action, consistent with the pooling and servicing agreement, as shall be necessary to effectuate any such succession. Any successor to the master servicer as master servicer shall give notice to the mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the pooling and servicing agreement.

          Limitation on Liabilities and Indemnification of the Master Servicer. The liability of the master servicer under the pooling and servicing agreement is limited to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus. In addition, the master servicer will be entitled to indemnification from the trust fund to the extent described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

          Resignation or Removal of the Master Servicer. The circumstances under which First Horizon may resign or be removed as master servicer under the pooling and servicing agreement are described under “The Agreements – Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

          Duties of the Trustee. The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement. As described under “—Servicing and Administrative Responsibilities” above, the trustee will perform certain administrative functions required under the pooling and servicing agreement.

          Upon receipt of the various certificates, statements and opinions required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the depositor, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

          The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in an event of default under the pooling and servicing agreement, and the trustee will not be deemed to have notice of any such event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. See “The Agreements — Events of Default; Rights Upon Events of Default” in the prospectus. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

          Expenses and Indemnities of the Trustee. The trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the pooling and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust fund for any claim, loss, liability or expense incurred by it in connection with the administration of the trust fund and the performance of its duties under the pooling and servicing agreement or any other document or agreement to which the trustee is a party.

          The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to certificateholders.

          Resignation or Removal of Trustee. The trustee may, upon not less than 60 days’ advance written notice to the depositor, the master servicer and each rating agency, resign at any time, in which event the depositor will appoint a successor trustee that satisfies the eligibility requirements provided in the pooling and servicing agreement and mail notice of such successor to certificateholders. The trustee may also be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement; (b) the trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the trustee or its property; or (d) the trustee otherwise becomes incapable of acting. If the trustee is removed, the depositor will promptly appoint a successor trustee. If a successor trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the successor trustee, if the depositor fails to do so, will mail notice of its succession to all certificateholders. The predecessor trustee will be required to transfer all property held by it as trustee to the successor trustee.

          Any fees and expenses owed to the retiring trustee in connection with such resignation or removal will be paid as described above under “—Expenses and Indemnities of the Trustee.”

The Custodial Agreement

          FTBNA, an affiliate of the depositor and the master servicer, will act as custodian of the mortgage files for the mortgage loans pursuant to the terms of a custodial agreement by and among the trustee, First Horizon, as servicer and FTBNA. Under the terms of the custodial agreement, FTBNA shall maintain continuous custody of all items constituting the mortgage files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the trustee therein. Each mortgage file which comes into the possession of FTBNA shall be maintained in fire-resistant facilities. With respect to the documents constituting each mortgage file, FTBNA shall (i) act exclusively as the bailee for hire and agent of, and custodian for the trustee, (ii) hold all documents constituting such mortgage file received by it for the exclusive use and benefit of the trustee, and (iii) make disposition thereof only in accordance with the terms of the custodial agreement or with written instructions furnished by the trustee, provided, however, that in the event of a conflict between the terms of the custodial agreement and the written instructions of the trustee, the trustee’s written instructions shall control.

          See “– The Pooling and Servicing Agreement – Delivery Requirements” in this prospectus supplement for more information about the custodian and its obligations and rights under the custodial agreement.

          Expenses and Indemnities of the Custodian. The custodian is not entitled to reimbursement of its expenses or indemnification from the trust fund under the terms of the custodial agreement.

          Resignation or Removal of the Custodian. After the expiration of the 180-day period commencing on the closing date, the custodian may resign and terminate its obligations under the custodial agreement upon at least 60 days’ prior written notice to the trustee and the master servicer. Promptly after receipt of notice of the custodian’s resignation, the trustee will either take custody of the mortgage files itself or promptly appoint a successor custodian. In addition, the trustee, upon at least 60 days’ prior written notice to the custodian and the master servicer, may with or without cause, remove and discharge the custodian from the performance of its duties under the custodial agreement. Promptly after the giving of notice of such removal, the trustee will appoint, or petition a court of competent jurisdiction to appoint, a successor custodian.

DESCRIPTION OF THE CERTIFICATES

General

          The certificates will be issued pursuant to the pooling and servicing agreement and will have the respective initial class certificate balances, or notional amounts, subject to a variance of ±5%, and initial pass-through rates set forth on pages S-5 and S-6.

          As of any distribution date, the class certificate balance of any class of certificates, other than the Notional Amount Certificates, is the initial class certificate balance of the class as reduced by:

•	all amounts previously distributed to certificateholders of the class as payments of principal;

•	the amount of Realized Losses, including Excess Losses, allocated to the class;

•

in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its class certificate balance in respect of payments of Class PO Deferred Amounts, as described under “— Losses Allocable to the Class PO Certificates;” and

•	in the case of the Accrual Certificates, as increased by the Accrued Certificate Interest added to the class certificate balance thereof on previous distribution dates.

          In addition, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the class certificate balances of all classes of the certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the aggregate of the Stated Principal Balances of the mortgage loans in both mortgage pools as of the due date occurring in the month of the distribution date. Such a reduction is referred to in this prospectus supplement as the “Subordinated Certificate Writedown Amount.”

          The Class I-A-2 Certificates are Notional Amount Certificates and will have no class certificate balances. Because the notional amount of the Class I-A-2 Certificates will equal the class certificate balance of the Class I-A-1 Certificates, investors should be aware that reductions in the notional amount of the Class I-A-2 Certificates will occur concurrently with reductions in the class certificate balance of the Class I-A-1 Certificates as described in this prospectus supplement.

          The senior certificates will have an initial aggregate class certificate balance of approximately $406,421,526 and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.30% in the trust fund. The Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 2.35%, 0.55%, 0.30%, 0.20%, 0.15% and 0.15%, respectively, in the trust fund.

          The Class I-A-PO and Class II-A-PO Certificates and the Class I-A-R Certificates will be issued in fully registered certificated form. All of the other classes of offered certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class I-A-R Certificates will be issued as two certificates in denominations of $99.99 and $0.01.

Separate REMIC Structure

          For federal income tax purposes, the trust fund (exclusive of the Corridor Contracts, the assets held in the Reserve Funds and the Separate Interest Trust)will comprise multiple real estate mortgage investment conduits; one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class I-A-R Certificates, will represent the regular interests in the master REMIC. The Class I-A-1 and Class I-A-3 Certificates will also represent the right to receive amounts from the applicable Reserve Fund to cover the applicable Yield Supplement Amounts on such classes, if any. The Class I-A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

Book-Entry Certificates

          Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate initial class certificate balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company in the United States (“DTC”) or Euroclear Bank S.A./N.V. (“Euroclear”) in Europe. Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s name on the books of their respective depositaries, which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

          Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the applicable depository, as described in the prospectus under “Description of the Securities — Book-entry Registration of Securities.” Investors may hold beneficial interests in the book-entry certificates in the minimum denominations set forth in the table on pages S-5 and S-6 and integral multiples of $1,000 in excess thereof. If necessary in order to aggregate the initial principal balance of a class of certificates, one certificate of such class will be issued in an incremental denomination of less than that listed in the table on pages S-5 and S-6. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral multiple of $1,000. The depositor has been informed by DTC that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under “Description of the Securities — Book-entry Registration of Securities,” no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

          Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and DTC. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

          For a description of the procedures generally applicable to the book-entry certificates, see “Description of the Securities — Book-entry Registration of Securities” in the prospectus.

Payments on Mortgage Loans; Accounts

          On or before the closing date, the master servicer will establish a Certificate Account, which will be maintained in trust for the benefit of the certificateholders. Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in Permitted Investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next distribution date. On or before the business day before each distribution date, the master servicer will withdraw from the Certificate Account the amount of Available Funds from each mortgage pool and will deposit the Available Funds into the applicable subaccount of the Distribution Account. The trustee will be entitled to withdraw its fee from the amounts on deposit in the Distribution Account each month immediately prior to making the distributions on the certificates.

Determination of LIBOR

          The LIBOR Certificates will bear interest during their respective initial interest accrual periods at the applicable initial annual pass-through rate set forth in the table under “— Distributions on the Certificates — Interest” below, and during each respective interest accrual period thereafter at the applicable annual pass-through rate determined as described in the table under “— Distributions on the Certificates — Interest” below.

          LIBOR applicable to an interest accrual period will be determined on the second business day prior to the commencement of such interest accrual period (a “LIBOR Determination Date”). For the purposes of this paragraph, “business day” is defined as any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London. On each LIBOR Determination Date for the LIBOR Certificates, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under “Description of the Securities — Indices Applicable to Floating Rate and Inverse Floating Rate Classes — LIBOR — LIBO Method.”

          LIBOR for the LIBOR Certificates for the first interest accrual period will be 5.33% per annum.

Distributions on the Certificates

Allocation of Available Funds

          Interest and principal on the certificates will be distributed monthly on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day, commencing in October 2006. These distributions will be made to the certificates of a certificate group in an aggregate amount equal to the Available Funds for the related mortgage pool for the related distribution date. Distributions will be made to holders of record on the close of business on the last business day of the month prior to the month in which the related distribution date occurs.

          The rights of the subordinated certificates to receive distributions with respect to the mortgage loans will be based on interest and principal received or advanced with respect to the mortgage loans in each mortgage pool, and will be subordinated to the rights of the holders of the senior certificates of each certificate group to the extent described in this prospectus supplement.

          On each distribution date, the Available Funds for each mortgage pool will be distributed among the classes of certificates in the related certificate group in the following order of priority:

          first, to the classes of senior certificates of the related certificate group entitled to distributions of interest, the Accrued Certificate Interest on each such class for that distribution date, any shortfall in available amounts being allocated among such classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon (or added to the balance thereof) provided, however, that on each distribution date through the Applicable Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such certificates under this priority first but will instead be added to the class certificate balance thereof and distributed in accordance with the priorities described herein;

          second, to the classes of senior certificates of the related certificate group entitled to distributions of interest, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, to the extent of remaining Available Funds from the related mortgage pool, any shortfall in available amounts being allocated among such classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for that class for that distribution date; provided, however, that on each distribution date through the Applicable Accretion Termination Date, such amounts with respect to the Accrual Certificates will not be distributed to such certificates under this priority second but will instead be added to the class certificate balance thereof, to the extent not previously added pursuant to priority first above, and distributed in accordance with the priorities described herein;

          third, (1) to the classes of senior certificates of the related certificate group entitled to distributions of principal, other than the related Class PO Certificates, in reduction of the class certificate balances thereof, to the extent of remaining Available Funds from the related mortgage pool, the related Senior Optimal Principal Amount for such distribution date, (in the order of priority set forth below, in the paragraph following priority eighth), until the respective class principal balances thereof have been reduced to zero, and (2) concurrently with the senior certificates corresponding to Pool I, from the Available Funds for such pool, to the Class I-A-PO Certificates, and concurrently with the senior certificates corresponding to Pool II, from the Available Funds for such pool, to the Class II-A-PO Certificates, the applicable Class PO Principal Distribution Amount for such distribution date;

          fourth, to the Class PO Certificates, the applicable Class PO Deferred Amount for such distribution date, until the class certificate balance thereof has been reduced to zero; provided that, (1) on any distribution date, distributions pursuant to this priority fourth shall not exceed the related Subordinated Optimal Principal Amount for the mortgage pools for such distribution date, (2) such distributions shall not reduce the class certificate balances of the Class PO Certificates and (3) no distribution will be made in respect of the applicable Class PO Deferred Amount after the Cross-over Date;

          fifth, to the Class B-l Certificates, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “ —Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class’ Allocable Share for that distribution date;

          sixth, to the Class B-2 Certificates, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “—Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class’ Allocable Share for that distribution date;

          seventh, to the Class B-3 Certificates, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “—Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) such class’ Allocable Share for that distribution date;

          eighth, sequentially, to the Class B-4, Class B-5 and Class B-6 Certificates, in that order, to the extent of remaining Available Funds for the mortgage pools, but subject to the prior payment of amounts described under “— Cross-collateralization,” in the following order: (1) the Accrued Certificate Interest thereon for such distribution date, (2) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (3) each such class’ Allocable Share for that distribution date.

          Amounts allocated to the senior certificates corresponding to Pool I pursuant to clause (1) of priority third above will be distributed sequentially in the following order of priority:

(1)	to the Class I-A-R Certificates,until the class certificate balance thereof has been reduced to zero;

(2)	concurrently, as follows

	(I)	approximately 58.7706957018% of the remaining Senior Optional Principal Amount for Pool I for such distribution date, in the following order of priority;

(A)

to the Class I-A-13 and Class I-A-15 Certificates, the lesser of (a) 90% of the total amount available for distribution for pursuant to this clause (2)(I) for such distribution date, and (b) the NAS I Principal Distribution Amount for such distribution date, pro rata, until the respective class certificate balances of each have been reduced to zero;

(B)

to the Class I-A-1 and Class I-A-3 Certificates, pro rata, until an amount of approximately $586 has been paid on each distribution date, until the respective class certificate balances of each have been reduced to zero;

(C)	until an amount of approximately $937,000 has been paid on each distribution date, concurrently, as follows:

	(i)	approximately 22.7455418114% of the remaining Senior Optimal Principal Amount for Pool I, sequentially, as follows:

		(a)	to the Class I-A-4 Certificates, until the class certificate balance thereof has been reduced to the Planned Balance for such class and such distribution date, as set forth in the PAC I Schedule;

		(b)	sequentially, to the Class I-A-5 and Class I-A-6 Certificates, in that order, until the respective class certificate balances of each have been reduced to zero; and

		(c)	to the Class I-A-4 Certificates until the class certificate balance thereof has been reduced to zero;

	(ii)	approximately 77.2544581886% of the remaining Senior Optimal Principal Amount for Pool I, sequentially, as follows:

(a)

sequentially, to the Class I-A-7 and Class I-A-8 Certificates, in that order, until their aggregate class certificate balance has been reduced to its Planned Balance for such distribution date as set forth in the PAC II Schedule;

		(b)	to the Class I-A-9 Certificates, until the class certificate balance thereof has been reduced to the Targeted Balance for such class and distribution date as set forth in the TAC Schedule;

		(c)	to the Class I-A-16 Certificates, until the class certificate balance thereof has been reduced to zero;

		(d)	to the Class I-A-9 Certificates, until the class certificate balance thereof has been reduced to zero;

		(e)	to the Class I-A-17 Certificates, until the class certificate balance thereof has been reduced to zero; and

		(f)	sequentially, to the Class I-A-7 and Class I-A-8 Certificates, in that order, until the respective class certificate balances of each have been reduced to zero;

(D)	to the Class I-A-1 and Class I-A-3 Certificates, pro rata, until the respective class certificate balances of each have been reduced to zero;

(E)	concurrently, as follows:

		(i)	approximately 22.7455418114% of the remaining Senior Optimal Principal Amount for Pool I, sequentially, as follows:

			(a)	to the Class I-A-4 Certificates, until the class certificate balance thereof has been reduced to the Planned Balance for such class and such distribution date, as set forth in the PAC I Schedule;

			(b)	sequentially, to the Class I-A-5 and Class I-A-6 Certificates, in that order, until the respective class certificate balances of each have been reduced to zero; and

			(c)	to the Class I-A-4 Certificates until the class certificate balance thereof has been reduced to zero;

		(ii)	approximately 77.2544581886% of the remaining Senior Optimal Principal Amount for Pool I, sequentially, as follows:

(a)

sequentially, to the Class I-A-7 and Class I-A-8 Certificates, in that order, until their aggregate class certificate balance has been reduced to its Planned Balance for such distribution date as set forth in the PAC II Schedule;

			(b)	to the Class I-A-9 Certificates, until the class certificate balance thereof has been reduced to the Targeted Balance for such class and distribution date as set forth in the TAC Schedule;

			(c)	to the Class I-A-16 Certificates, until the class certificate balance thereof has been reduced to zero;

			(d)	to the Class I-A-9 Certificates, until the class certificate balance thereof has been reduced to zero;

			(e)	to the Class I-A-17 Certificates, until the class certificate balance thereof has been reduced to zero; and

			(f)	sequentially, to the Class I-A-7 and Class I-A-8 Certificates, in that order, until the respective class certificate balances of each have been reduced to zero;

	(F)	to the Class I-A-10 Certificates, until the class certificate balance thereof has been reduced to zero; and

(G)

to the Class I-A-13 and Class I-A-15 Certificates, pro rata, without regard to the NAS I Principal Distribution Amount for such distribution date, until their respective class certificate balances have each been reduced to zero; and

(II)	approximately 41.2293042982% of the remaining Senior Optional Principal Amount for Pool I for such distribution date, in the following order of priority;

	(A)	to the Class I-A-14 Certificates, the NAS II Principal Distribution Amount for such distribution date, until the class certificate balance thereof has been reduced to zero;

	(B)	sequentially to the Class I-A-11 and Class I-A-12 Certificates, in that order, until the respective class certificate balances of each have been reduced to zero;

(C)	to the Class I-A-14 Certificates, without regard to the NAS II Principal Distribution Amount for such distribution date, until the class certificate balance thereof has been reduced to zero:

          Amounts allocated to the senior certificates corresponding to Pool II pursuant to clause (1) of priority third above will be distributed to the Class II-A-1 Certificates, until the class certificate balance thereof has been reduced to zero.

          On each distribution date prior to the Accretion Termination Date for the Class I-A-6 Certificates, an amount equal to the Class I-A-6 Accrual Amount on such date will be distributed (prior to giving effect to the distributions above), sequentially, to the Class I-A-5 and Class I-A-6 Certificates, in that order, until their respective class certificate balances have each been reduced to zero.

          On each distribution date prior to the Accretion Termination Date for the Class I-A-16 Certificates, an amount equal to the Class I-A-16 Accrual Amount on such date will be distributed (prior to giving effect to the distributions above), sequentially, as follows:

(1)	to the Class I-A-9 Certificates,an amount up to the TAC Schedule Amount for such distribution date, until the class certificate balance thereof has been reduced to zero;

(2)	to the Class I-A-16 Certificates,until the class certificate balance thereof has been reduced to zero;

          On each distribution date prior to the Accretion Termination Date for the Class I-A-17 Certificates, an amount equal to the Class I-A-17 Accrual Amount on such date will be distributed (prior to giving effect to the distributions above), sequentially, as follows:

(1)	to the Class I-A-9 Certificates,an amount up to the TAC Schedule Amount for such distribution date, until the class certificate balance thereof has been reduced to zero;

(2)	to the Class I-A-16 Certificates,until the class certificate balance thereof has been reduced to zero;

(3)	to the Class I-A-9 Certificates,without regard to the TAC Schedule Amount for such distribution date, until the class certificate balance thereof has been reduced to zero;

(4)	to the Class I-A-17 Certificates,until the class certificate balance thereof has been reduced to zero.

          On each distribution date on or after the Cross-over Date, distributions of principal on the outstanding senior certificates of a certificate group (other than the Notional Amount Certificates and the Class PO Certificates) will be made, pro rata, among all such senior certificates of the related certificate group, regardless of the allocation, or sequential nature, of principal payments described above.

Interest

          Interest will accrue on the class certificate balances (or notional amount, in the case of the Notional Amount Certificates) of the senior certificates (other than the LIBOR Certificates and the Class PO Certificates) at the respective annual pass-through rates set forth in the table on pages S-5 and S-6 during each interest accrual period.

          Each of the LIBOR Certificates will bear interest during its initial interest accrual period at the initial annual pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

Class	Initial Annual Pass-Through Rate	Maximum/Minimum Pass-Through Rate	Formula for Calculation of Class Pass-Through Rate

Class I-A-1	5.83%	6.25% /0.50%	LIBOR + 0.50%(1)
Class I-A-2	0.42%	5.75% /0.00%	5.75% - LIBOR
Class I-A-3	6.25%	6.25%(2) /6.25%	LIBOR + 0.60%(3)

(1) For any distribution date on or prior to the distribution date in October 2010, interest will accrue on the Class I-A-1 Certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.50%, subject to a maximum rate of 6.25% per annum and a minimum rate of 0.50%. For any distribution date (other than the initial distribution date) on or prior to the distribution date in October 2010, any payments on the Class I-A-1 Certificates in excess of the maximum pass-through rate of 6.25% per annum will be payable solely from the Class I-A-1 Corridor Contract. There will be no extra payments from the Class I-A-1 Corridor Contract after the distribution date in October 2010.

(2) For any distribution date on or prior to the distribution date in January 2011, any payments on the Class I-A-3 Certificates in excess of the maximum pass-through rate of 6.25% per annum will be payable solely from the Class I-A-3 Corridor Contract. For any distribution date after the distribution date in January 2011, interest will accrue on the Class I-A-3 Certificates at a per annum rate equal to 6.25% per annum. There will be no extra payments from the Class I-A-3 Corridor Contract after the distribution date in January 2011.

(3) For any distribution date on or prior to the distribution date in January 2011, interest will accrue on the Class I-A-3 Certificates at a per annum rate equal to (i) LIBOR plus (ii) 0.60%, subject to a maximum and minimum rate of 6.25% per annum. For any distribution date on or prior to the distribution date in January 2011, any payments on the Class I-A-3 Certificates in excess of the maximum pass-through rate of 6.25% per annum will be payable solely from the Class I-A-3 Corridor Contract. There will be no extra payments from the Class I-A-3 Corridor Contract after the distribution date in January 2011.

          Interest will accrue on the class certificate balances of the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates for each interest accrual period at an annual pass-through rate equal to the weighted average of the Designated Mortgage Pool Rates, weighted on the basis of the Group Subordinate Amount for each mortgage pool.

          With respect to each distribution date for each class of certificates (other than the LIBOR Certificates and the Class PO Certificates), the interest accrual period will be the calendar month preceding the month of the distribution date. Interest will accrue on the LIBOR Certificates during the one-month period commencing on the 25th day of the month before the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs. Interest for all classes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          The Class PO Certificates are principal only certificates and will not accrue interest.

          For each distribution date occurring after the initial distribution date and on or prior to the date on which the related Corridor Contract terminates, for each distribution date on which LIBOR exceeds (i) 5.75%, in the case of the Class I-A-1 Corridor Contract, or (ii) 5.65%, in the case of the Class I-A-3 Corridor Contract, the Class I-A-1 and Class I-A-3 Certificates will also be entitled to receive supplemental distributions of interest up to a maximum LIBOR rate of 9.50% or 8.90% pursuant to the Class I-A-1 Corridor Contract or Class I-A-3 Corridor Contract, respectively. See “— The Corridor Contracts.”

          The notional amount of the Class I-A-2 Certificates on any distribution date will equal the class certificate balance of the Class I-A-1 Certificates for such distribution date.

          As to any distribution date and any mortgage loan with respect to which a prepayment in full has occurred during the period from the sixteenth day of the month preceding the distribution date through the last day of such month, the resulting “Interest Shortfall” generally will equal the difference between (a) one month’s interest at the Net Mortgage Rate on the Stated Principal Balance of such mortgage loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such mortgage loan during such period. In the case of a partial prepayment, the resulting “Interest Shortfall” will equal the amount, if any, by which one month’s interest at the related Net Mortgage Rate on such prepayment exceeds the amount of interest actually paid in connection with such prepayment.

          The interest entitlement described in this prospectus supplement for each class of certificates (other than the Class PO Certificates) for any distribution date will be reduced by the amount of Net Interest Shortfalls experienced by the mortgage loans in (a) the related mortgage pool, with respect to the senior certificates of a certificate group, or (b) both mortgage pools, with respect to the subordinated certificates. Any Net Interest Shortfall will, on each distribution date, be allocated among all the outstanding classes of senior certificates of the related certificate group entitled to distributions of interest and all outstanding classes of the subordinated certificates, proportionally based on (1) in the case of such senior certificates, the Accrued Certificate Interest that would have been allocated thereto otherwise in the absence of such shortfalls and losses, and (2) in the case of the subordinated certificates, interest accrued on their related Apportioned Principal Balances. See “The Transaction Agreements — The Pooling and Servicing Agreement — Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans” in this prospectus supplement.

          The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-over Date will not be allocated among any certificates, but will reduce the amount of Available Funds for the related mortgage pool on the related distribution date. As a result of the subordination of the subordinated certificates in right of distribution, such losses will be borne first by the outstanding subordinated certificates in inverse order of priority.

          If Available Funds are insufficient on any distribution date to distribute the aggregate Accrued Certificate Interest on the senior certificates to their certificateholders, any shortfall in available amounts will be allocated among such classes of senior certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon in proportion to the amounts that would otherwise have been added to the class certificate balance thereof. The amount of any such undistributed Accrued Certificate Interest will be added to the amount of interest to be distributed on the senior certificates on subsequent distribution dates in accordance with priority second of the second paragraph under “— Allocation of Available Funds” above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous distribution dates.

The Corridor Contracts

          The Class I-A-1 Certificates will have the benefit of an interest rate corridor contract (the “Class I-A-1 Corridor Contract”), between Morgan Stanley Capital Services Inc. (the “Corridor Contract Counterparty”) and the separate interest trust created pursuant to the pooling and servicing agreement (the “Separate Interest Trust”), as evidenced by separate confirmations that will be assets of the Separate Interest Trust on the closing date.

          The Class I-A-3 Certificates will have the benefit of an interest rate corridor contract (the “Class I-A-3 Corridor Contract” and, together with the Class I-A-1 Corridor Contract, the “Corridor Contracts”) between the Corridor Contract Counterparty and the Separate Interest Trust”, as evidenced by a confirmation that will be an asset of the Separate Interest Trust on the closing date.

          Pursuant to the Corridor Contracts, the terms of an ISDA Master Agreement were incorporated into the confirmation of each Corridor Contract, as if such an ISDA Master Agreement had been executed by the trustee, on behalf of the Separate Interest Trust, and the Corridor Contract Counterparty on the date that the related Corridor Contract was executed. The Corridor Contracts are also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

          On or prior to the related termination date of each Corridor Contract, amounts (if any) received by the trustee in respect of each Corridor Contract will be used to pay the Class I-A-1 Yield Supplement Amount and Class I-A-3 Yield Supplement Amount, as described below under “— The Reserve Funds.” Amounts received under the Corridor Contracts will not be available to make interest distributions on any class of certificates other than the Class I-A-1 and Class I-A-3 Certificates, as applicable.

          The Corridor Contracts will be assets of the Separate Interest Trust.

          With respect to the Class I-A-1 Corridor Contract and any distribution date on or prior to the Class I-A-1 Corridor Contract Termination Date (as defined below) (other than the first distribution date), the amount payable by the Corridor Contract Counterparty under the Class I-A-1 Corridor Contract will equal the product of:

(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as defined in the Class I-A-1 Corridor Contract and determined by the Corridor Contract Counterparty) and (B) 9.50%, over (y) 5.75%,

(ii)

the lesser of (A) the class certificate balance of the Class I-A-1 Certificates immediately prior to such distribution date and (B) the applicable Corridor Contract Notional Amount (as defined below) for such distribution date, and

(iii)	one twelfth.

          With respect to the Class I-A-3 Corridor Contract and any distribution date on or prior to the Class I-A-3 Corridor Contract Termination Date (as defined below) (other than the first distribution date), the amount payable by the Corridor Contract Counterparty under the Class I-A-3 Corridor Contract will equal the product of:

(i)	the excess, if any, of (x) the lesser of (A) One-Month LIBOR (as defined in the Class I-A-3 Corridor Contract and determined by the Corridor Contract Counterparty) and (B) 8.90%, over (y) 5.65%,

(ii)

the lesser of (A) the class certificate balance of the Class I-A-3 Certificates immediately prior to such distribution date and (B) the applicable Corridor Contract Notional Amount (as defined below) for such distribution date, and

(iii)	one twelfth.

          Each Corridor Contract provides for a Corridor Contract Notional Amount for each distribution date (other than the first distribution date). The applicable “Corridor Contract Notional Amount” with respect to each Corridor Contract for each applicable distribution date is set forth in the following tables. We can give you no assurance that the certificate balances of the Class I-A-1 and Class I-A-3 Certificates will be equal to the related Corridor Contract Notional Amount on any distribution date.

          The Corridor Contract Notional Amount under the Class I-A-1 Corridor Contract for each distribution date will be as described in the following table:

Month of Distribution Date	Corridor Contract Notional Amount ($)

November 2006	$14,944,843.78

December 2006	14,848,218.52

January 2007	14,710,454.80

February 2007	14,531,970.00

March 2007	14,313,281.15

April 2007	14,055,004.51

May 2007	13,757,854.71

June 2007	13,422,643.59

July 2007	13,050,278.48

August 2007	12,641,760.26

September 2007	12,198,180.87

October 2007	11,720,720.53

November 2007	11,252,934.71

December 2007	10,794,688.47

January 2008	10,345,848.74

February 2008	9,906,284.29

March 2008	9,475,865.71

April 2008	9,054,465.41

May 2008	8,641,957.55

June 2008	8,238,218.03

July 2008	7,843,124.50

August 2008	7,456,556.27

September 2008	7,078,394.38

October 2008	6,708,521.46

November 2008	6,346,821.83

Month of Distribution Date	Corridor Contract Notional Amount ($)

December 2008	5,993,181.36

January 2009	5,647,487.55

February 2009	5,309,629.43

March 2009	4,979,497.60

April 2009	4,656,984.17

May 2009	4,341,982.73

June 2009	4,034,388.37

July 2009	3,734,097.63

August 2009	3,441,008.49

September 2009	3,155,020.34

October 2009	2,876,033.99

November 2009	2,603,951.60

December 2009	2,338,676.71

January 2010	2,080,114.20

February 2010	1,828,170.25

March 2010	1,582,752.37

April 2010	1,343,769.35

May 2010	1,111,131.24

June 2010	884,749.35

July 2010	664,536.22

August 2010	450,405.60

September 2010	242,272.45

October 2010	40,052.91

          The Corridor Contract Notional Amount under the Class I-A-3 Corridor Contract for each distribution date will be as described in the following table:

Month of Distribution Date	Corridor Contract Notional Amount ($)

October 2006	$53,340,000.00

November 2006	53,339,542.88

December 2006	53,339,085.77

January 2007	53,338,628.65

February 2007	53,338,171.53

March 2007	53,337,714.42

April 2007	53,297,887.23

May 2007	53,165,085.93

June 2007	52,940,059.62

July 2007	52,623,701.67

August 2007	52,217,048.94

September 2007	51,721,280.67

October 2007	51,137,716.86

November 2007	50,467,816.47

December 2007	49,713,175.08

January 2008	48,875,522.27

February 2008	47,956,718.65

March 2008	46,958,752.45

April 2008	45,883,735.82

May 2008	44,733,900.81

June 2008	43,511,594.94

July 2008	42,219,276.49

August 2008	40,859,509.49

September 2008	39,434,958.40

October 2008	37,948,382.48

November 2008	36,402,629.93

Month of Distribution Date	Corridor Contract Notional Amount ($)

December 2008	34,800,631.77

January 2009	33,145,395.47

February 2009	31,439,998.38

March 2009	29,687,580.97

April 2009	27,977,164.44

May 2009	26,308,047.98

June 2009	24,679,542.42

July 2009	23,090,970.02

August 2009	21,541,664.31

September 2009	20,030,969.86

October 2009	18,558,242.14

November 2009	17,122,847.33

December 2009	15,724,162.12

January 2010	14,361,573.56

February 2010	13,034,478.88

March 2010	11,742,285.34

April 2010	10,484,410.00

May 2010	9,260,279.67

June 2010	8,069,330.62

July 2010	6,911,008.54

August 2010	5,784,768.29

September 2010	4,690,073.83

October 2010	3,626,397.99

November 2010	2,593,222.40

December 2010	1,590,037.27

January 2011	616,341.31

          The Class I-A-1 Corridor Contract is scheduled to remain in effect beginning in November 2006 and up to and including the distribution date in October 2010 (the “Class I-A-1 Corridor Contract Termination Date”). The Class I-A-3 Corridor Contract is scheduled to remain in effect beginning in October 2006 and up to and including the distribution date in January 2011 (the “Class I-A-3 Corridor Contract Termination Date” ). Each Corridor Contract will be subject to early termination only in limited circumstances. Such circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty or the trust fund, the failure by the Corridor Contract Counterparty (within three business days after notice of such failure is received by such Corridor Contract Counterparty) to make a payment due under the applicable Corridor Contract, the failure by the Corridor Contract Counterparty or the trustee (within 30 days after notice of such failure is received) to perform any other agreement made by it under the applicable Corridor Contract, and the applicable Corridor Contract becoming illegal or subject to certain kinds of taxation.

          If a Corridor Contract is terminated early, MSCS may owe a termination payment, payable in a lump sum. The portion of any termination payment that is allocated to the applicable Reserve Fund will be applied by the trustee on future distribution dates to pay any Yield Supplement Amounts on the related class of certificates, until the termination date of the related Corridor Contract. However, if such termination occurs, there can be no assurance that any such termination payment will be paid to the applicable Reserve Fund.

          The Corridor Contract Counterparty

          The Corridor Contracts will be provided by Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty. MSCS is an affiliate, through common parent ownership of Morgan Stanley & Co. Incorporated, one of the Underwriters, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS). The principal executive offices of MSCS are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

          MSCS conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of MSCS under its derivative instruments are 100% guaranteed by Morgan Stanley. As of the date hereof, Morgan Stanley has a long-term debt rating of “Aa3” by Moody’s, “A+” by S&P and “AA-” by Fitch and a short-term debt rating of “P-1” by Moody’s, “A-1” by S&P and “F1+” by Fitch.

          The Reserve Funds

          Pursuant to the pooling and servicing agreement, the trustee of the Separate Interest Trust will establish two separate Reserve Funds which will be held in trust by the trustee, as part of the Separate Interest Trust, on behalf of the holders of the Class I-A-1 and Class I-A-3 Certificates, respectively. On the Closing Date, the depositor will deposit or cause to be deposited $1,000 into each Reserve Fund. Neither Reserve Fund will be an asset of any REMIC.

          For any distribution date after the distribution date in November 2006 and on or prior to the Class I-A-1 Corridor Contract Termination Date on which one-month LIBOR exceeds 5.75%, the “Class I-A-1 Yield Supplement Amount” will equal an amount equal to interest for the related interest accrual period on the lesser of (a) the class certificate balance of the Class I-A-1 Certificates immediately prior to such distribution date or (b) the Contract Notional Amount for the Class I-A-1 Corridor Contract for such distribution date at a rate equal to the excess of (i) the lesser of one-month LIBOR and 9.50% over (ii) 5.75%.

          For any distribution date after the distribution date in October 2006 and on or prior to the Class I-A-3 Corridor Contract Termination Date on which one-month LIBOR exceeds 5.65%, the “Class I-A-3 Yield Supplement Amount” will equal an amount equal to interest for the related interest accrual period on the lesser of (a) the class certificate balance of the Class I-A-3 Certificates immediately prior to such distribution date or (b) the Contract Notional Amount for the Class I-A-3 Corridor Contract for such distribution date at a rate equal to the excess of (i) the lesser of one-month LIBOR and 8.90% over (ii) 5.65%.

          On each distribution date, distributions in respect of the applicable Yield Supplement Amounts will be made pro rata to the holders of the Class I-A-1 and/or Class I-A-3 Certificates, as applicable, based upon their respective class certificate balances immediately prior to such distribution date, to the extent of available funds in the applicable Reserve Fund.

The Class I-A-1 Reserve Fund

          On each distribution date, the trustee will deposit any amounts received under the Corridor Contract for the Class I-A-1 Certificates into the reserve fund for the Class I-A-1 Certificates (the “Class I-A-1 Reserve Fund”).

          On each distribution date, the Class I-A-1 Certificates will be entitled to receive the Class I-A-1 Yield Supplement Amount for such distribution date and the amount of any Unpaid Basis Risk Shortfall, to the extent that funds are available in the Class I-A-1 Reserve Fund, in the following order of priority:

•

first, on any distribution date for which a Basis Risk Shortfall exists in respect of the Class I-A-1 Certificates, the trustee will withdraw from the Class I-A-1 Reserve Fund an amount equal to the lesser of (i) the Class I-A-1 Yield Supplement Amount for such distribution date and (ii) the balance in the Class I-A-1 Reserve Fund on such distribution date, and distribute such amount to the holders of the Class I-A-1 Certificates;

•

second, on any distribution date for which an Unpaid Basis Risk Shortfall exists on the Class I-A-1 Certificates, the trustee will withdraw from the Class I-A-1 Reserve Fund an amount equal to the lesser of (i) the amount of such Unpaid Basis Risk Shortfall for such distribution date and (ii) the balance in the Class I-A-1 Reserve Fund on such distribution date, and distribute such amount to the holders of the Class I-A-1 Certificates; and

•

third, on any distribution date for which a Carryover Unpaid Basis Risk Shortfall exists on the Class I-A-1 Certificates, the trustee will withdraw from the Class I-A-1 Reserve Fund an amount equal to the lesser of (i) the amount of such Carryover Unpaid Basis Risk Shortfall with interest thereon at the applicable pass-through rate (calculated without regard to the maximum pass-through rate limitation) for such distribution date and (ii) the balance in the Class I-A-1 Reserve Fund on such distribution date, and distribute such amount to the holders of the Class I-A-1 Certificates.

          Any amounts remaining on deposit in the Class I-A-1 Reserve Fund after the trustee has made the foregoing distributions will remain in the Class I-A-1 Reserve Fund to be used as necessary to pay the amounts described in priorities first through third above on future distribution dates.

          On the earlier to occur of (i) the distribution date on which the class certificate balance of the Class I-A-1 Certificates is reduced to zero and (ii) the termination of the trust fund, any amounts remaining in the Class I-A-1 Reserve Fund will be distributed to MSCS.

The Class I-A-3 Reserve Fund

          On each distribution date, the trustee will deposit any amounts received under the Corridor Contract for the Class I-A-3 Certificates into the reserve fund for the Class I-A-3 Certificates (the “Class I-A-3 Reserve Fund”).

          On each distribution date, the Class I-A-3 Certificates will be entitled to receive the Class I-A-3 Yield Supplement Amount for such distribution date and the amount of any Unpaid Basis Risk Shortfall, to the extent that funds are available in the Class I-A-3 Reserve Fund, in the following order of priority:

•

first, on any distribution date for which a Basis Risk Shortfall exists in respect of the Class I-A-3 Certificates, the trustee will withdraw from the Class I-A-3 Reserve Fund an amount equal to the lesser of (i) the Class I-A-3 Yield Supplement Amount for such distribution date and (ii) the balance in the Class I-A-3 Reserve Fund on such distribution date, and distribute such amount to the holders of the Class I-A-3 Certificates;

•

second, on any distribution date for which an Unpaid Basis Risk Shortfall exists on the Class I-A-3 Certificates, the trustee will withdraw from the Class I-A-3 Reserve Fund an amount equal to the lesser of (i) the amount of such Unpaid Basis Risk Shortfall for such distribution date and (ii) the balance in the Class I-A-3 Reserve Fund on such distribution date, and distribute such amount to the holders of the Class I-A-3 Certificates; and

•

third, on any distribution date for which a Carryover Unpaid Basis Risk Shortfall exists on the Class I-A-3 Certificates, the trustee will withdraw from the Class I-A-3 Reserve Fund an amount equal to the lesser of (i) the amount of such Carryover Unpaid Basis Risk Shortfall with interest thereon at the applicable pass-through rate (calculated without regard to the maximum pass-through rate limitation) for such distribution date and (ii) the balance in the Class I-A-3 Reserve Fund on such distribution date, and distribute such amount to the holders of the Class I-A-3 Certificates.

          Any amounts remaining on deposit in the Class I-A-3 Reserve Fund after the trustee has made the foregoing distributions will remain in the Class I-A-3 Reserve Fund to be used as necessary to pay the amounts described in priorities first through third above on future distribution dates.

          On the earlier to occur of (i) the distribution date on which the class certificate balance of the Class I-A-3 Certificates is reduced to zero and (ii) the termination of the trust fund, any amounts remaining in the Class I-A-3 Reserve Fund will be distributed to MSCS.

Principal

          Distributions in reduction of the class certificate balance of each class of certificates entitled to principal distributions will be made on each distribution date from the related mortgage pool or pools. All payments and other amounts received in respect of principal of the mortgage loans will be allocated between (1) the senior certificates of the related certificate group entitled to principal distributions (other than the Class PO Certificates) and the subordinated certificates and (2) the Class PO Certificates, as applicable, in each case based on the applicable Non-PO Percentage and the applicable PO Percentage, respectively, of such amounts, as described under “— Allocation of Available Funds” above.

          The Class I-A-2 Certificates are Notional Amount Certificates and will not be entitled to receive distributions of principal.

          Distributions in reduction of the class certificate balance of each class of senior certificates entitled to principal distributions will be made on each distribution date as described under “—Allocation of Available Funds” above. In accordance with priority third of the Available Funds Allocation, the Available Funds for a mortgage pool remaining after the distribution of interest to the senior certificates of the related certificate group will be allocated to such senior certificates in an aggregate amount not to exceed the related Senior Optimal Principal Amount for that mortgage pool (plus the applicable Class PO Principal Distribution Amount for such distribution date in the case of the Class PO Certificates). Distributions in reduction of the class certificate balances of the Class B-l, Class B-2 and Class B-3 Certificates will be made pursuant to priorities fifth, sixth and seventh, respectively, of the Available Funds Allocation. In accordance with each such priority, the Available Funds for each mortgage pool, if any, remaining after distributions of principal and interest on the senior certificates and payments in respect of the applicable Class PO Deferred Amount on such distribution date, will be allocated to each class of the Class B Certificates in an amount equal to each such class’ Allocable Share for that distribution date, provided that no distribution of principal will be made on any such class until any class ranking prior thereto has received distributions of interest and principal, and that class has received distributions of interest, on that distribution date. The NAS Certificates will generally not receive any distributions in respect of scheduled payments of principal and prepayments or certain other unscheduled recoveries of principal on the related mortgage loans during the first five years after the date of initial issuance of the certificates, except as otherwise described herein on or following the Cross-over Date.

          If, on any distribution date, the class certificate balance of any class of Class B Certificates (other than the subordinated class with the highest priority of distribution, to which it is not applicable) for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class or classes under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount, to the extent of that class’ remaining Allocable Share, will be distributed to the remaining classes of subordinated certificates in reduction of their respective class certificate balances in order of the priority of payments described in this prospectus supplement. If the Class Prepayment Distribution Trigger is not satisfied for any class of Class B Certificates (other than the subordinated class with the highest priority of distribution, to which it is not applicable) on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of subordinated certificates because the amount otherwise distributable to such class or classes under clauses (2), (3) and (5) of the definition of Subordinated Optimal Principal Amount will be distributable, pro rata, among the outstanding classes of the Class B Certificates as to which the related Class Prepayment Distribution Trigger has been satisfied subject to the priority of payments described in this prospectus supplement.

Cross-collateralization

          If on any distribution date the total class certificate balance of the senior certificates of a certificate group (other than the Class PO Certificates) (after giving effect to distributions to be made on that distribution date) is greater than the applicable Non-PO Percentage of the Stated Principal Balance of all mortgage loans in the related mortgage pool (any such group, the “Undercollateralized Group”), all amounts otherwise distributable as principal to the subordinated certificates, in reverse order of priority (or, following the Cross-over Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of the Undercollateralized Group (other than the Class PO Certificates), until the total class certificate balance of the senior certificates (after giving effect to distributions to be made on that distribution date) of the Undercollateralized Group (other than the Class PO Certificates) equals the applicable Non-PO Percentage of the Stated Principal Balance of the related mortgage pool (such distribution, an “Undercollateralization Distribution”). If the senior certificates of a certificate group (other than the Class PO Certificates) constitute an Undercollateralized Group on any distribution date following the Cross-over Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other mortgage pool remaining after all required amounts for that distribution date have been distributed to the senior certificates of the other certificate group (other than the Class PO Certificates). In addition, the amount of any unpaid Accrued Certificate Interest with respect to an Undercollateralized Group (including any Accrued Certificate Interest for the related distribution date) will be distributed to the senior certificates of the Undercollateralized Group (other than the Class PO Certificates) prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the subordinated certificates, in reverse order of priority (or, following the Cross-over Date, as provided in the preceding sentence).

          Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

          In addition, if on any distribution date the total class certificate balance of the senior certificates of one certificate group, after giving effect to distributions to be made on that distribution date (other than the Class PO Certificates), has been reduced to zero, all amounts otherwise distributable as prepayments of principal to the subordinated certificates with respect to the mortgage pool related to such certificate group, will instead be distributed as principal to the senior certificates of the other certificate group (other than the Class PO Certificates) unless (a) the Aggregate Subordinated Percentage for such distribution date, weighted on the basis of the applicable Non-PO Percentage of the stated principal balance of the mortgage loans in the related mortgage pool, is at least two times the initial Aggregate Subordinated Percentage, (b) the aggregate stated principal balance of all the mortgage loans in the mortgage pools delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the preceding six month period, as a percentage of the then current aggregate class certificate balance of the subordinated certificates, is less than 50%, and (c) the cumulative Realized Losses in both mortgage pools do not exceed (i) 20% of the Original Subordinated Principal Balance if such distribution date occurs between and including October 2006 and September 2009, and 30% of the Original Subordinated Principal Balance if such distribution date occurs on or after October 2009.

          All distributions described above will be made in accordance with the priorities set forth under “— Distributions on the Certificates — Allocation of Available Funds” above.

Losses Allocable to the Class PO Certificates

          On each distribution date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on a Discount Mortgage Loan in each mortgage pool will be allocated to the related class of Class PO Certificates until the class certificate balance thereof is reduced to zero.

          To the extent funds are available therefor on any distribution date through the Cross-over Date, distributions in respect of the applicable Class PO Deferred Amount will be made on the Class PO Certificates in accordance with priority fourth of the second clause under “ —Distributions on the Certificates—Allocation of Available Funds” above. Any distribution of Available Funds in respect of the applicable Class PO Deferred Amount will not reduce the class certificate balance of the Class PO Certificates. No interest will accrue on the applicable Class PO Deferred Amount. On each distribution date through the Cross-over Date, the class certificate balance of the lowest ranking class of subordinated certificates then outstanding will be reduced by the amount of any distributions made to the Class PO Certificates in respect of the applicable Class PO Deferred Amount on such distribution date, through the operation of the applicable Class PO Deferred Payment Writedown Amount. After the Cross-over Date, no distributions will be made in respect of the applicable Class PO Deferred Amount and Realized Losses allocated to the Class PO Certificates will be borne by them without a right of reimbursement from any other class of certificates. Any distribution of Unanticipated Recoveries on the Class PO Certificates will be adjusted to take into account the applicable Class PO Deferred Amount previously paid to such class as specified in the pooling and servicing agreement. See “The Transaction Agreements—The Pooling and Servicing Agreement—Unanticipated Recoveries of Losses on the Mortgage Loans” in this prospectus supplement.

Losses Allocable to the Certificates other than the Class PO Certificates

          Prior to the Cross-over Date (and on that date under certain circumstances), the applicable Non-PO Percentage of the principal portion of any Non-Excess Loss for each mortgage pool will be allocated among the outstanding classes of subordinated certificates, in inverse order of priority, until the class certificate balance of each such class has been reduced to zero (i.e., Non-Excess Losses will be allocated first to the Class B-6 Certificates while those certificates are outstanding, second to the Class B-5 Certificates, and so on). The applicable Non- PO Percentage of the principal portion of any Fraud Losses, Special Hazard Losses and Deficient Valuations of each mortgage pool occurring prior to the reduction of the Fraud Loss Coverage Amount, the Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, to zero will also be allocated to the subordinated certificates in the manner described in the preceding sentence.

          From and after the Cross-over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss for a mortgage pool will be allocated among the outstanding classes of senior certificates of the related certificate group entitled to principal distributions (other than (i) the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates, as long as the Class I-A-15 Certificates are outstanding, (ii) the Class I-A-2 Certificates, and (iii) the related Class PO Certificates), pro rata, based upon their class certificate balances within that certificate group.

          From and after the Cross-over Date, the principal portion of Realized Losses (other than Excess Losses) on the mortgage loans in Pool I allocable to the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates will instead first be allocated, pro rata, to the Class I-A-15 Certificates until the class certificate balance of the Class I-A-15 Certificates is reduced to zero (in addition to other Realized Losses allocable to the Class I-A-15 Certificates), and not to such other senior certificates related to Pool I, until the class certificate balance of the Class I-A-15 Certificates has been reduced to zero.

          Fraud Losses, Special Hazard Losses and Deficient Valuations occurring after the Fraud Loss Coverage Amount, Special Hazard Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, respectively, have been reduced to zero will be Excess Losses. The applicable Non-PO Percentage of the principal portion of any Excess Loss on a mortgage loan for any distribution date (whether occurring before, on or after the Cross-over Date) will be allocated pro rata among all outstanding classes of the related senior certificates (other than the related PO Certificates) and the subordinated certificates, on the basis of their certificate principal balances, in the case of the senior certificates, or the related Apportioned Principal Balances, in the case of the subordinated certificates.

          Upon the initial issuance of the certificates, the Fraud Loss Coverage Amount will equal approximately $8,440,749 (approximately 2.0% of the aggregate Stated Principal Balances of all the mortgage loans as of the cut-off date). As of any distribution date from the first anniversary of the cut-off date and prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will equal approximately $4,220,375 minus the aggregate amount of Fraud Losses that would have been allocated to the subordinated certificates in the absence of the Loss Allocation Limitation since the cut-off date. As of any distribution date on or after the earlier of the Cross-over Date or thefifthanniversary of the cut-off date, the Fraud Loss Coverage Amount shall be zero.

          Upon the initial issuance of the certificates, the Special Hazard Loss Coverage Amount will equal approximately $6,000,000 (representing approximately 1.42% of the outstanding principal balance of the mortgage loans as of the cut-off date). As of any distribution date, the Special Hazard Loss Coverage Amount will equal the greater of

•

1.00% (or if greater than 1.00%, the highest percentage of mortgage loans by principal balance secured by mortgaged properties in any single California zip code) of the outstanding principal balance of all the mortgage loans as of the related Determination Date, and

•	twice the outstanding principal balance of the mortgage loan which has the largest outstanding principal balance as of the related Determination Date,

less, in each case, the aggregate amount of Special Hazard Losses that would have been previously allocated to the subordinated certificates in the absence of the Loss Allocation Limitation.

          As of any distribution date on or after the Cross-over Date, the Special Hazard Loss Coverage Amount will be zero.

          On each distribution date, the Bankruptcy Loss Coverage Amount will equal approximately $150,000, subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution date on or after the Cross-over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount and the manner of reduction thereof described in the pooling and servicing agreement may be reduced or modified upon written confirmation from each of the Rating Agencies that such reduction or modification will not adversely affect the then current ratings of the senior certificates. Any reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses.

Method of Allocating Realized Losses

          All allocations of Realized Losses for a mortgage pool to a class of certificates of the related certificate group and the subordinated certificates will be accomplished on a distribution date by reducing their class certificate balance by the appropriate share of any such losses occurring during the month preceding the month of that distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on those certificates (or the calculation of the Accrual Amount for the Accrual Certificates) commencing on the following distribution date. For purposes of allocating the principal portion of Realized Losses (including Excess Losses), the class certificate balance of each class of Accrual Certificates will be deemed to be the lesser of (1) their original class certificate balance, and (2) their outstanding class certificate balance. The aggregate amount of the principal portion of any Non-Excess Losses to be allocated to the Class PO Certificates on any distribution date through the Cross-over Date will also be taken into account in determining distributions in respect of the applicable Class PO Deferred Amount for such distribution date.

          The interest portion of all Realized Losses for a mortgage pool will be allocated among the outstanding classes of certificates entitled to distributions of interest of the related certificate group and the subordinated certificates to the extent described under “— Distributions on the Certificates — Interest” above.

          No reduction of the class certificate balance of any class of certificates will be made on any distribution date on account of any Realized Loss for a mortgage pool to the extent that that reduction would have the effect of reducing the aggregate class certificate balances of all classes of senior certificates in the related certificate group plus the related Apportioned Principal Balances of the subordinated certificates as of such distribution date to an amount less than the Pool Principal Balance of the related mortgage pool as of the first day of the month of that distribution date, less any Deficient

Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero (that limitation being the “Loss Allocation Limitation”).

          Debt Service Reductions are not treated as Realized Losses, and the related principal portion will not be allocated in reduction of the class certificate balance of any class of certificates. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the amounts distributable under clause (1) of the definitions of Senior Optimal Principal Amount and Subordinated Optimal Principal Amount will be reduced by the amount of the principal portion of any Debt Service Reductions in the related mortgage pool. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a mortgage pool otherwise available for distribution on a distribution date. As a result of the subordination of the subordinated certificates in right of distribution, the reduction in Available Funds for a mortgage pool resulting from any Debt Service Reductions before the Bankruptcy Loss Coverage Amount has been reduced to zero will be borne by the subordinated certificates (to the extent then outstanding) in inverse order of priority.

Voting Rights

          There are actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust and may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 98.0% of all voting rights will be allocated among all holders of the certificates, other than the Class I-A-2 and Class I-A-R Certificates, in proportion to their then outstanding class certificate balances. In addition, 1.0% of all voting rights will be allocated among the holders of the Class I-A-2 Certificates, in proportion to their notional amount, and 1.0% of all voting rights will be allocated among the holders of the Class I-A-R Certificates. The pooling and servicing agreement may be amended without the consent of the certificateholders in specified circumstances. See “The Agreements – Amendment” in the prospectus.

Additional Rights of the Residual Certificateholders

          In addition to distributions of principal and interest the holders of the Residual Certificates will be entitled to receive:

          (a)     the amount, if any, of Available Funds remaining in the related REMIC on any distribution date after distributions of interest and principal and the applicable Class PO Deferred Amount, if any, are made on the certificates on that date; and

          (b)     the proceeds, if any, of the assets of the trust remaining in the related REMIC after the class certificate balances of all classes of the certificates have each been reduced to zero.

          It is not anticipated that any material assets will be remaining for these distributions on the Residual Certificates at any time. See “Material Federal Income Tax Consequences” in this prospectus supplement.

Subordination

Priority of Senior Certificates

          As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the classes of subordinated certificates will equal approximately 3.70% of the aggregate class certificate balance of all the classes of certificates. The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans of a mortgage pool will be subordinate to the rights of the holders of the senior certificates of the related certificate group, to the extent described above. The subordination of the subordinated certificates is intended:

          (a)     to enhance the likelihood of timely receipt by the holders of the senior certificates of a certificate group (to the extent of the subordination of the subordinated certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the senior certificates of that certificate group; and

          (b)     to afford the holders of the senior certificates of a certificate group (to the extent of the subordination of the subordinated certificates) protection against Realized Losses in the related mortgage pool, to the extent described above.

          If Realized Losses for a mortgage pool exceed the credit support provided to the senior certificates of the related certificate group through subordination, or if Excess Losses occur, all or a portion of those losses will be borne by the senior certificates (other than the Notional Amount Certificates) of that certificate group. However, from and after the Cross-over Date, the principal portion of any Realized Losses (other than Excess Losses) allocable to the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates will instead be allocated, pro rata, in reduction of the class certificate balance of the Class I-A-15 Certificates as long as the Class I-A-15 Certificates are outstanding. Therefore, after the Cross-over Date, the principal portion of losses on the mortgage loans in Pool I will be disproportionately borne by the Class I-A-15 Certificates.

          The protection afforded to the holders of senior certificates of a certificate group by means of the subordination feature will be accomplished by:

(1)

the preferential right of those holders to receive, prior to any distribution being made on a distribution date in respect of the subordinated certificates, in accordance with the paydown rules specified above under “— Distributions on the Certificates —Allocation of Available Funds,” the amounts due to the senior certificateholders of that certificate group on each distribution date out of the Available Funds for the related mortgage pool for that date and, if necessary, by the right of those holders to receive future distributions on the related mortgage loans that would otherwise have been payable to the holders of the subordinated certificates; and

(2)	the allocation to the subordinated certificates of the principal portion of the applicable Non-PO Percentage of any Non-Excess Loss to the extent set forth in this prospectus supplement; and

(3)

the allocation to the subordinated certificates of the principal portion of any Non-Excess Loss to the extent set forth herein through the operation of the applicable Class PO Deferred Payment Writedown Amount.

          The allocation of the principal portion of Realized Losses for a mortgage pool (as set forth herein) to the subordinated certificates on any distribution date will decrease the protection provided to the senior certificates of all of the certificate groups then outstanding on future distribution dates by reducing the aggregate class certificate balance of the classes of subordinated certificates then outstanding.

          In addition, in order to extend the period during which the subordinated certificates remain available as credit enhancement for the senior certificates, the applicable Non-PO Percentage of the entire amount of any prepayment or other unscheduled recovery of principal with respect to a mortgage loan in a related mortgage pool will be allocated to the outstanding senior certificates of the related certificate group as a group (other than the related Class PO Certificates and the Notional Amount Certificates) during the first five years after the date of initial issuance of the certificates, with that allocation being subject to reduction thereafter as described in this prospectus supplement, except that those amounts will be allocated pro rata among all of the outstanding senior certificates (other than the related Class PO Certificates) of the related certificate group entitled to principal distributions on each distribution date after the Cross-over Date. This allocation has the effect of accelerating the amortization of the outstanding senior certificates as a group (other than the related Class PO Certificates) while, in the absence of losses in respect of the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans evidenced by the subordinated certificates.

          After the payment of amounts distributable in respect of the senior certificates of each certificate group on each distribution date (including the applicable Class PO Deferred Amount, if any), the subordinated certificates will be entitled on that date to the remaining portion, if any, of the Available Funds for the mortgage pools in an aggregate amount equal to the Accrued Certificate Interest on the subordinated certificates for such date, any remaining undistributed Accrued Certificate Interest on the subordinated certificates from previous distribution dates and the sum of the Allocable Shares of the classes of subordinated certificates. Amounts so distributed to subordinated certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent distribution dates.

Priority Among Subordinated Certificates

          As of the date of the initial issuance of the certificates, the aggregate class certificate balance of the Class B-4, Class B-5 and Class B-6 Certificates, all of which are subordinate in right of distribution to the subordinated certificates offered by this prospectus supplement, will equal approximately 0.50% of the initial aggregate class certificate balance of all of the classes of certificates and approximately 13.52% of the initial aggregate class certificate balance of all of the classes of subordinated certificates. On each distribution date, the holders of any particular class of subordinated certificates, other than the Class B-6 Certificates, will have a preferential right to receive the amounts due them on that distribution date out of Available Funds for the mortgage pools, prior to any distribution being made on that date on each class of certificates ranking subordinate to such class. In addition, except as described in this prospectus supplement, the principal portion of the applicable Non-PO Percentage of any Non-Excess Loss with respect to a mortgage loan and any related Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the class certificate balances of the subordinated certificates in inverse order of priority of those certificates. See “—Losses Allocable to the Certificates other than the Class PO Certificates” in this prospectus supplement. The effect of the allocation of such Realized Losses and of the related Class PO Deferred Payment Writedown Amount to a class of subordinated certificates will be to reduce future distributions allocable to that class and increase the relative portion of distributions allocable to more senior classes of certificates.

          In order to maintain the relative levels of subordination among the subordinated certificates, the applicable Non-PO Percentage of any prepayments and certain other unscheduled recoveries of principal in respect of the mortgage loans in the related mortgage pool (which will not be distributable to the subordinated certificates for at least the first five years after the date of initial issuance of the certificates, except as otherwise described in this prospectus supplement on or following a Senior Final Distribution Date), will not be distributable to the holders of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates on any distribution date for which the related Class Prepayment Distribution Trigger is not satisfied, except as described above. See “— Distributions on the Certificates — Principal” in this prospectus supplement. If the Class Prepayment Distribution Trigger is not satisfied with respect to any such class of subordinated certificates, the amortization of more senior ranking classes of subordinated certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the mortgage loans, the percentage interest in the principal balance of the mortgage loans evidenced by those subordinated certificates may increase.

          As a result of the subordination of any class of certificates, that class of certificates will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the related mortgage loans, and under certain circumstances investors in those certificates may not recover their initial investment.

Structuring Assumptions

          Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following Structuring Assumptions:

•	Pool I consists of four mortgage loans with the following characteristics:

Principal Balance	Mortgage Rate	Assumed Net Mortgage Rate*	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)

$285,601,387.54	6.7985090222%	6.2500000000%	360	359

$15,283,907.21	6.2844322175%	6.0344322175%	360	358

•	Pool I interest-only mortgage loans:

Principal Balance	Mortgage Rate	Assumed Net Mortgage Rate*	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Interest-Only Remaining Term (in months)

$105,554,834.51	6.8939280222%	6.2500000000%	360	359	119

$1,567,000.00	6.3750000000%	6.1250000000%	360	360	120

*

Assumed Net Mortgage Rate represents (i) in the case of an assumed Discount Mortgage Loan, the related Net Mortgage Rate, and (ii) in the case of an assumed Non-Discount Mortgage Loan, the related Designated Mortgage Pool Rate.

•	Pool II consists of two mortgage loans with the following characteristics:

Principal Balance	Mortgage Rate	Assumed Net Mortgage Rate*	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)

$12,023,447.00	6.4884637133%	5.7500000000%	177	176

$2,006,884.93	5.7337351032%	5.4837351032%	180	177

*

Assumed Net Mortgage Rate represents (i) in the case of an assumed Discount Mortgage Loan, the related Net Mortgage Rate, and (ii) in the case of an assumed Non-Discount Mortgage Loan, the related Designated Mortgage Pool Rate.

•	the mortgage loans in each mortgage pool prepay at the related specified constant percentages of PSA,

•	no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

•

scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

•	prepayments are allocated without giving effect to loss and delinquency tests,

•

there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

•

the scheduled monthly payment for each mortgage loan (other than the interest-only mortgage loans during such period) has been calculated so that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

•	the initial class certificate balance of each class of certificates is as set forth on pages S-5 and S-6,

•	the approximate initial class certificate balances of the Class B-4, Class B-5 and Class B-6 Certificates are $844,000, $633,000 and $633,933, respectively,

•	interest accrues on each class of certificates during each interest accrual period at the applicable pass-through rate set forth or described in the table on pages S-5 and S-6,

•

any interest-only mortgage loan with a remaining interest-only term greater than zero does not amortize during the remaining interest-only term. At the end of the remaining interest-only term, any such mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan over the remaining term to maturity calculated at the expiration of the remaining interest-only term,

•	distributions in respect of the certificates are received in cash on the 25th day of each month commencing in the calendar month following the month of the closing date,

•	the closing date of the sale of the certificates is September 29, 2006,

•	the seller is not required to repurchase or substitute for any mortgage loan, and

•	the master servicer does not exercise the option to repurchase the mortgage loans described under “— Optional Purchase of Defaulted Loans” and “— Optional Termination” in this prospectus supplement.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is PSA, which represents an assumed rate of principal prepayment each month relative to the then-outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (e.g., 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% PSA assumes prepayment rates will be 0.60% per annum in month one, 1.20% per annum in month two, and increasing by 0.60% in each succeeding month until reaching a rate of 18.00% per annum in month 30 and remaining constant at 18.00% per annum thereafter. 0% PSA assumes no prepayments. There is no assurance that prepayments will occur at any PSA rate or at any other constant rate.

Optional Purchase of Defaulted Loans

          The master servicer may, at its option and with the consent of the trustee, purchase from the trust fund any mortgage loan which is delinquent in payment by 91 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest at the applicable mortgage rate from the date through which interest was last paid by the related mortgagor or advanced, and not reimbursed, to the first day of the month in which the amount is to be distributed.

Optional Termination

          The master servicer will have the right to repurchase all remaining mortgage loans in the mortgage pools and thereby effect early retirement of the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans in all the mortgage pools at the time of repurchase being less than 10% of the aggregate Pool Principal Balance of the mortgage loans in all the mortgage pools as of the cut-off date. In the event the master servicer exercises its repurchase option, the purchase price distributed with respect to each class of certificates will be 100% of its then outstanding class certificate balance, plus, in the case of the Class PO Certificates, any Class PO Deferred Amounts, and, in the case of an interest bearing certificate, any unpaid accrued interest at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties in the corresponding mortgage pool and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates with respect to any optional termination will first be paid to the senior certificates of each certificate group, then to the subordinated certificates in the order of priority specified in “ – Distributions on the Certificates – Allocation of Available Funds” in this prospectus supplement. The proceeds from any distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

          Under the pooling and servicing agreement, the trustee is required to give notice of any optional termination of the trust fund, specifying the distribution date on which certificateholders may surrender their certificates for payment of the final distribution and cancellation, promptly to the certificateholders by letter mailed not earlier than the 10th day and no later than the 15th day of the month preceding the month of the final distribution. Offered certificates may be surrendered at the Corporate Trust Office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration — First Horizon 2006-3 or at any other address the trustee designates.

          No holder of any certificates will be entitled to any Unanticipated Recoveries received with respect to any mortgage loan after the termination of the trust. See “The Transaction Agreements – The Pooling and Servicing Agreement — Unanticipated Recoveries of Losses on the Mortgage Loans” in this prospectus supplement.

Restrictions on Transfer of the Residual Certificates

          The Residual Certificates will be subject to the restrictions on transfer described in the prospectus under “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Securities” and “— Tax Treatment of Foreign Investors,” and an “electing large partnership” and a Non-U.S. Person, each as described in those sections of the prospectus, will be subject to the same restrictions on transfer and ownership of a Residual Certificate described in those sections as a Disqualified Organization, unless, in the case of a Non-U.S. Person, the person provides the trustee with a duly completed IRS Form W-8ECI. The pooling and servicing agreement provides that the Residual Certificates, in addition to certain other ERISA restricted classes of certificates, may not be acquired by an ERISA Plan. See “ERISA Considerations” in this prospectus supplement and the prospectus. Each Residual Certificate will contain a legend describing these restrictions.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

          The effective yield to the holders of each interest bearing class of certificates (other than the LIBOR Certificates) will be lower than the yield otherwise produced by the applicable pass-through rate and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month after the applicable interest accrual period without any additional distribution of interest or earnings to compensate for the delay.

          Delinquencies on the mortgage loans in a mortgage pool which are not advanced by or on behalf of the master servicer because such amounts, if advanced, would not be recoverable, will adversely affect the yield on the related certificates. Because of the priority of distributions, shortfalls resulting from delinquencies in a mortgage pool not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the related certificate group. If, as a result of shortfalls, the aggregate of the class certificate balances of all classes of the certificates exceeds the aggregate Pool Principal Balance of the mortgage pools, the class certificate balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

          Net Interest Shortfalls for a mortgage pool will adversely affect the yields on the classes of senior certificates in the related certificate group and the subordinated certificates. In addition, although all losses (other than Excess Losses) for a mortgage pool initially will be borne by the subordinated certificates in the reverse order of their numerical class designations, either directly or through distributions of Class PO Deferred Amounts on the Class PO Certificates, the applicable Non-PO Percentage of any Excess Losses for a mortgage pool will be borne by the related senior certificates (other than the Notional Amount Certificates and the Class PO Certificates) and the subordinated certificates pro rata. As a result, the yields on the offered certificates of a certificate group will depend on the rate and timing of Realized Losses, including Excess Losses for the related mortgage pool or, in the case of the subordinated certificates, both of the mortgage pools. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

General Prepayment Considerations and Risks

          The rate of principal payments, the aggregate amount of distributions and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related mortgage pool (or in the case of the subordinated certificates, all of the mortgage pools). The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. The mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. The mortgage loans may also be subject to “due-on-sale” provisions. See “The Mortgage Pools” in this prospectus supplement.

          Prepayments, liquidations and purchases of the mortgage loans in a mortgage pool will result in distributions to the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal on the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the class of offered certificates is purchased at a discount or premium, and the degree to which the timing of payments on the offered certificates is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, both of the mortgage pools.

          You should consider the risk that,

•

if you purchase Class PO Certificates (i.e., a Class I-A-PO or Class II-A-PO Certificate) or any other offered certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, both of the mortgage pools could result in an actual yield on your certificates that is lower than the anticipated yield; and

•

if you purchase Notional Amount Certificates (i.e., a Class I-A-2 Certificate) or if you purchase an offered certificate at a premium, a faster than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, both of the mortgage pools could result in an actual yield on your certificates that is lower than the anticipated yield and, in the case of a Notional Amount Certificate, you could lose your entire investment.

          The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pools as described under “The Mortgage Pools — General” in this prospectus supplement. In addition, refinancing programs, including First Horizon’s Streamlined Documentation Program, may affect the rate of prepayments on the mortgage loans. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 25% of the mortgage loans of each mortgage pool, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date, a delayed delivery. If the seller fails to deliver all or a portion of any mortgage file to the depositor or other designee of the depositor or, at the depositor’s direction, to the trustee within the 30-day period, the seller will be required to use its best efforts to deliver a substitute mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans in the related mortgage pool.

          As described in this prospectus supplement, approximately 26.25% of the mortgage loans in Pool I do not provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten-year period. In addition, because no principal is due on such loans for their initial ten-year period, the related certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such loans are recalculated on the basis of a twenty-year level payment amortization schedule, principal payments on such certificates are expected to increased correspondingly, and, in any case, at a faster rate than if payments on the underlying mortgage loans were calculated on the basis of a thirty year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the mortgage loans.

          Voluntary prepayments in full of principal on the mortgage loans received by the master servicer from the first day through the fifteenth day of each month (other than the month of the cut-off date) are passed through to the certificateholders in the month of receipt or payment. Voluntary prepayments of principal in full received from the sixteenth day (or, in the case of the month of the cut-off date, from the cut-off date) through the last day of each month, and all voluntary partial prepayments of principal on the mortgage loans are passed through to the certificateholders in the month following the month of receipt or payment. Any prepayment of a mortgage loan or liquidation of a mortgage loan (by foreclosure proceedings or by virtue of the purchase of a mortgage loan in advance of its stated maturity as required or permitted by the pooling and servicing agreement) will generally have the effect of passing through to the certificateholders principal amounts which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such mortgage loan.

          The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayment Considerations and Risks for the NAS Certificates

          As described under “Description of the Certificates — Distributions on the Certificates —Principal” in this prospectus supplement, the entire amount of any principal prepayments and other unscheduled recoveries of principal with respect to a mortgage loan in Pool I will be allocated solely to the outstanding senior certificates entitled to principal distributions corresponding to such pool (other than the NAS Certificates) during at least the first five years after the closing date, with such allocation being subject to reduction thereafter as described herein. The portion of such amounts otherwise allocable to the classes of NAS Certificates, together with scheduled payments of principal otherwise allocable to those classes, will be allocated solely to the remaining senior classes of the related certificate group (other than the Notional Amount Certificates and the Class I-A-PO Certificates) during the first five years after the closing date, with such allocation being subject to reduction thereafter as described herein, provided that such amounts will be allocated pro rata among all the outstanding senior certificates of the related certificate group entitled to principal distributions on each distribution date after the Cross-over Date.

Prepayment Considerations and Risks for the Class B Certificates

          The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class B Certificates will be affected by the rate of prepayments on the mortgage loans in the mortgage pools, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See “Description of the Certificates — Losses Allocable to the Class PO Certificates” and “— Losses Allocable to the Certificates other than the Class PO Certificates” in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Class B Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor’s actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.

          The yields to maturity on the classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted mortgage loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all the Class B Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The Class B Certificates will be more sensitive to losses due to liquidations of defaulted mortgage loans because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the applicable Class PO Deferred Payment Writedown Amount, except as provided in this prospectus supplement. To the extent not covered by the master servicer’s advances of delinquent monthly payments of principal and interest, delinquencies on the mortgage loans may also have a relatively greater effect:

          (1)         on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations; and

(2)	on the yields to investors in the Class B Certificates than on the yields to investors in the senior certificates.

          As described above under “Description of the Certificates— Distributions on the Certificates — Interest” and “— Principal,” “— Losses Allocable to the Class PO Certificates,” “— Losses Allocable to the Certificates other than the Class PO Certificates” and “— Subordination,” amounts otherwise distributable to holders of any class of Class B Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

          To the extent that the Class B Certificates are being purchased at discounts from their initial class certificate balances, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Yield Sensitivity of the Class PO Certificates

          The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of each of the Class PO Certificates to various constant percentages of PSA. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on each of the Class PO Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed purchase price of each of the Class PO Certificates and converting the monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on each of the Class PO Certificates and consequently do not purport to reflect the return on any investment in each of the Class PO Certificates when the reinvestment rates are considered.

          The Class PO Certificates will be principal only certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments, including prepayments, on the Discount Mortgage Loans in the related mortgage pool will have an adverse effect on the yield to investors in the related Class PO Certificates.

          As described under “Description of the Certificates — Principal,” the Class PO Principal Distribution Amount is calculated by reference to the principal payments, including prepayments, on the Discount Mortgage Loans in the related mortgage pool. The Discount Mortgage Loans will have lower Net Mortgage Rates, and lower mortgage rates, than the other mortgage loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans in a mortgage pool may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the related Class PO Certificates.

          The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price on each of the Class PO Certificates, expressed as a percentage of its initial class certificate balance, is as follows:

CLASS	PRICE

Class I-A-PO	62.311%

Class II-A-PO	65.500%

SENSITIVITY OF THE CLASS PO CERTIFICATES TO PREPAYMENTS
(PRE-TAX YIELDS TO MATURITY)
AT THE FOLLOWING CONSTANT PERCENTAGE OF PSA

CLASS	0%	100%	300%	400%	500%

Class I-A-PO	2.55%	4.76%	10.01%	12.53%	14.93%

Class II-A-PO	5.39%	7.13%	11.10%	13.16%	15.21%

          It is unlikely that the Discount Mortgage Loans in each mortgage pool will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans in each mortgage pool will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans in each mortgage pool will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of PSA. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans in a mortgage pool for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Yield Considerations for the PAC and TAC Certificates

          The Planned Balances and Targeted Balances, as applicable, of each class of PAC and TAC Certificates on each distribution date were calculated assuming that (i) the mortgage loans have the characteristics described in the Structuring Assumptions, (ii) with respect to the PAC and TAC Certificates, the related mortgage loans are prepaid at any constant rate within the ranges of PSA in Schedule I hereto, and (iii) the initial class certificate balances of the PAC and TAC Certificates are as set forth in the table on pages S-5 and S-6.

          It is extremely unlikely that the mortgage loans will prepay at a constant percentage of PSA. In addition, some or all of the other assumptions that are used in preparing the Principal Balance Schedules are unlikely to reflect actual experience. Accordingly, there is no assurance that the class certificate balance of any class of PAC or TAC Certificates will conform on any distribution date to the applicable level set forth in the Principal Balance Schedules. In addition, if the portion of the Senior Optimal Principal Amount for Pool I available to such Certificates exceeds the amount necessary to pay the amounts necessary to reduce such Certificates to their aggregate Planned Balance or Targeted Balances on any distribution date, the excess will be allocated on such distribution date to payments in reduction of the class certificate balances of the remaining senior certificates in Pool I in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates — Allocation of Available Funds,” and will not be retained for distribution on subsequent distribution dates. Accordingly, if principal prepayments on the mortgage loans do not occur at a constant rate within the applicable ranges in the case of the PAC Certificates or the applicable constant rate in the case of the TAC Certificates, the amount available on subsequent distribution dates for payment of each class of the PAC or TAC Certificates may be less than the amounts necessary to reduce their balances to their aggregate Planned Balances or Targeted Balances for such distribution dates, even if on average prepayments on the mortgage loans do occur at such a constant rate. Payments in reduction of the principal balance of any class of PAC Certificates or TAC Certificates may reduce the class certificate balance of such certificates to zero significantly earlier or later than the distribution date specified in the Principal Balance Schedules.

          The payment stability of the PAC Certificates and TAC Certificates is supported by the Support Certificates. Once the principal balances of any supporting class has been reduced to zero, the related PAC or TAC Certificates will no longer be protected against prepayments on the Pool I mortgage loans. Additionally, to the extent lower rates of prepayment are experienced on such mortgage loans, holders of the Support Certificates may not receive distributions of principal for extended periods. Alternatively, to the extent of higher rates of prepayment, the Support Certificates may receive disproportionately large distributions of principal.

Sensitivity of the LIBOR Certificates

          The yield to investors in the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class I-A-1 and Class I-A-3 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such certificates. The interest rate on the Class I-A-1 Certificates cannot exceed 6.25% (which would occur whenever LIBOR exceeds 5.75% for any relevant interest accrual period other than the first such period). The interest rate on the Class I-A-3 Certificates cannot exceed 6.25% (which would occur whenever LIBOR exceeds 5.65% for any relevant interest accrual period other than the first such period). The Class I-A-1 and Class I-A-3 Certificates will also have the benefit of the related Corridor Contracts. Any payments received under the Corridor Contracts with respect to a distribution date will be deposited into the applicable Reserve Fund. These Yield Supplement Amounts will be available to cover basis risk shortfalls incurred by the holders of the Class I-A-1 and Class I-A-3 Certificates when the pass-through rate is limited by the applicable maximum pass-through rate, but not in excess of 10.00% and 9.50% in the case of the Class I-A-1 Corridor Contract and Class I-A-3 Corridor Contract, respectively. Payments under the Corridor Contracts may mitigate against the effects of any mismatch between the maximum pass-through rate, as specified in this prospectus supplement, and LIBOR used to determine the pass-through rate on the Class I-A-1 and Class I-A-3 Certificates. Payments under each Corridor Contract will be made pursuant to the applicable formula described in “Description of the Certificates – The Corridor Contracts” in this prospectus supplement.

          Conversely, investors in the Class I-A-2 Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such certificates, and (2) the fact that the rate of interest on the Class I-A-2 Certificates can fall as low as 0% (which will occur whenever LIBOR equals or exceeds 5.75% for any relevant interest accrual period other than the first such period). An investor considering the purchase of a Class I-A-2 Certificate in the expectation that LIBOR will decline over time, thus increasing the pass-through rate on such class, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the mortgage loans may experience rapid rates of prepayments. Rapid rates of prepayments could result in a decrease in the yield of the Class I-A-2 Certificates and a failure of investors in such certificates to recover their investment. See“Risk Factors — The yield on the Class I-A-1, Class I-A-2 and Class I-A-3 Certificates will be affected by the level of LIBOR” in this prospectus supplement.

          Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with such investor’s expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR.

          Class I-A-2 Certificates. To illustrate the significance of prepayments on the mortgage loans in Pool I and changes in LIBOR on the distributions on the Class I-A-2 Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond-equivalent basis) under the specified assumptions at the different constant percentages of PSA and the different levels of LIBOR indicated. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class I-A-2 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price plus accrued interest for such certificates stated in such table and converting the applicable monthly discount rate to a corporate bond-equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I-A-2 Certificates, and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is unlikely that the mortgage loans will prepay at a constant level of the PSA until maturity, that all of the mortgage loans will prepay at the same rate or that LIBOR will not vary. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor’s expectation. In general, the earlier the payment of principal of the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Moreover, as noted above, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the Class I-A-2 Certificates.

          The following table has been prepared based on the Structuring Assumptions and the additional assumptions that:

(1)

the assumed purchase price of the Class I-A-2 Certificates is as specified (expressed as a percentage of the notional amount thereof) plus the accrued interest on those respective certificates from September 25, 2006 to, but not including, September 29, 2006;

(2)	the interest rate applicable to the Class I-A-2 Certificates for each interest accrual period, subsequent to their initial interest accrual periods, will be based on the indicated levels of LIBOR; and

(3)	the assumed purchase price is paid on September 29, 2006.

(4)	the initial pass-through rate for the Class I-A-2 Certificates is 0.42%, which was determined by using a LIBOR of 5.33%.

PRE-TAX YIELD* TO MATURITY OF THE CLASS I-A-2 CERTIFICATES
(ASSUMED PURCHASE PRICE PERCENTAGE OF 0.500%)
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Level of LIBOR	0%	100%	300%	400%	500%

4.33%	430.85%	430.64%	419.85%	410.15%	398.95%

4.83%	248.49%	247.96%	233.52%	222.55%	210.76%

5.33%	100.10%	98.64%	74.19%	59.68%	46.14%

5.75% and above	**	**	**	**	**

*	Corporate bond-equivalent basis

**	Indicates that investors will suffer a loss of virtually all their investment

          The mortgage loans in Pool I may not have all of the characteristics assumed and there can be no assurance:

          •          that the mortgage loans in Pool I will prepay at any of the constant rates shown in the table or at any particular rate;

          •          that the pre-tax yields to maturity on the Class I-A-2 Certificates will correspond to any of the amounts shown in this prospectus supplement;

          •          that the levels of LIBOR will correspond to the levels shown; or

          •          that the purchase price of the Class I-A-2 Certificates will be as assumed.

          The table does not constitute a representation as to the correlation of any level of LIBOR and the rate of prepayments on the mortgage loans in Pool I. Each investor must make its own decision as to the appropriate prepayment assumptions to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase the Class I-A-2 Certificates.

Yield Sensitivity of the Class I-A-15 Certificates

          From and after the Cross-over Date, the yield to maturity on the Class I-A-15 Certificates will be more sensitive to losses due to liquidations of the mortgage loans (and the timing thereof) in Pool I than that of any other class of senior certificates receiving principal because the principal portion of Realized Losses on the mortgage loans in Pool I, other than Excess Losses, allocable, pro rata, to the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates will be borne first by the Class I-A-15 Certificates (in addition to other Realized Losses allocated to the Class I-A-15 Certificates) and not by the Class I-A-3, Class I-A-4, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-16 and Class I-A-17 Certificates for so long as the class certificate balance of the Class I-A-15 Certificates is greater than zero.

Weighted Average Lives of the Offered Certificates

          The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the class certificate balance of the certificate on each distribution date by the number of years from the date of issuance to the distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in class certificate balance of the certificate referred to in clause (a).

          For a discussion of the factors which may influence the rate of payments, including prepayments, of the mortgage loans, see “— General Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

          The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original class certificate balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of PSA, see the Decrement Tables below.

Decrement Tables

          The following tables indicate the percentages of the initial class certificate balances of the classes of offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of PSA and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the mortgage loans in a mortgage pool will have the precise characteristics described in the Structuring Assumptions or that all of the mortgage loans in a mortgage pool will prepay at the constant percentages of PSA specified in the tables below or at any other constant rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans in each mortgage pool could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of PSA, even if the weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans in each mortgage pool are consistent with the remaining term to maturity and weighted average mortgage rate specified in the Structuring Assumptions.

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-1 AND CLASS I-A-3 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	96	91	87
September 2008	100	99	71	54	38
September 2009	100	94	34	5	0
September 2010	100	89	6	0	0
September 2011	100	86	0	0	0
September 2012	100	86	0	0	0
September 2013	100	86	0	0	0
September 2014	100	86	0	0	0
September 2015	100	86	0	0	0
September 2016	100	86	0	0	0
September 2017	100	86	0	0	0
September 2018	100	81	0	0	0
September 2019	100	72	0	0	0
September 2020	100	64	0	0	0
September 2021	100	56	0	0	0
September 2022	100	49	0	0	0
September 2023	100	42	0	0	0
September 2024	100	36	0	0	0
September 2025	100	30	0	0	0
September 2026	100	24	0	0	0
September 2027	100	19	0	0	0
September 2028	100	14	0	0	0
September 2029	100	9	0	0	0
September 2030	87	4	0	0	0
September 2031	73	*	0	0	0
September 2032	57	0	0	0	0
September 2033	39	0	0	0	0
September 2034	21	0	0	0	0
September 2035	2	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	26.30	15.40	2.60	2.05	1.75

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-4 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	97	91	91	91	91
September 2008	94	73	73	73	73
September 2009	90	54	54	54	54
September 2010	86	34	34	34	29
September 2011	82	15	15	15	0
September 2012	79	0	0	0	0
September 2013	75	0	0	0	0
September 2014	71	0	0	0	0
September 2015	67	0	0	0	0
September 2016	62	0	0	0	0
September 2017	56	0	0	0	0
September 2018	49	0	0	0	0
September 2019	41	0	0	0	0
September 2020	33	0	0	0	0
September 2021	24	0	0	0	0
September 2022	14	0	0	0	0
September 2023	4	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	10.76	3.20	3.20	3.20	2.97

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-5 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	90	89	88
September 2008	100	100	88	87	86
September 2009	100	100	88	87	52
September 2010	100	100	88	41	0
September 2011	100	100	67	7	0
September 2012	100	95	51	0	0
September 2013	100	72	24	0	0
September 2014	100	53	7	0	0
September 2015	100	36	0	0	0
September 2016	100	21	0	0	0
September 2017	100	5	0	0	0
September 2018	100	0	0	0	0
September 2019	100	0	0	0	0
September 2020	100	0	0	0	0
September 2021	100	0	0	0	0
September 2022	100	0	0	0	0
September 2023	100	0	0	0	0
September 2024	91	0	0	0	0
September 2025	75	0	0	0	0
September 2026	59	0	0	0	0
September 2027	41	0	0	0	0
September 2028	22	0	0	0	0
September 2029	2	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	20.39	8.34	5.59	3.62	2.82

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-6 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	106	106	106	106	106
September 2008	113	113	113	113	113
September 2009	121	121	121	121	121
September 2010	128	128	128	128	0
September 2011	137	137	137	137	0
September 2012	145	145	145	0	0
September 2013	155	155	155	0	0
September 2014	165	165	165	0	0
September 2015	175	175	0	0	0
September 2016	187	187	0	0	0
September 2017	199	199	0	0	0
September 2018	211	0	0	0	0
September 2019	225	0	0	0	0
September 2020	239	0	0	0	0
September 2021	255	0	0	0	0
September 2022	271	0	0	0	0
September 2023	289	0	0	0	0
September 2024	307	0	0	0	0
September 2025	327	0	0	0	0
September 2026	348	0	0	0	0
September 2027	370	0	0	0	0
September 2028	394	0	0	0	0
September 2029	419	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	23.14	11.41	8.80	5.74	3.91

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-7 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	97	90	90	90	90
September 2008	93	71	71	71	71
September 2009	89	50	50	50	32
September 2010	85	29	29	2	0
September 2011	81	8	3	0	0
September 2012	77	0	0	0	0
September 2013	73	0	0	0	0
September 2014	69	0	0	0	0
September 2015	64	0	0	0	0
September 2016	59	0	0	0	0
September 2017	52	0	0	0	0
September 2018	44	0	0	0	0
September 2019	36	0	0	0	0
September 2020	27	0	0	0	0
September 2021	17	0	0	0	0
September 2022	7	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	10.22	2.99	2.97	2.70	2.44

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-8 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	100	100	100
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	45
September 2011	100	100	100	32	0
September 2012	100	82	60	0	0
September 2013	100	55	29	0	0
September 2014	100	32	9	0	0
September 2015	100	17	0	0	0
September 2016	100	6	0	0	0
September 2017	100	0	0	0	0
September 2018	100	0	0	0	0
September 2019	100	0	0	0	0
September 2020	100	0	0	0	0
September 2021	100	0	0	0	0
September 2022	100	0	0	0	0
September 2023	94	0	0	0	0
September 2024	77	0	0	0	0
September 2025	59	0	0	0	0
September 2026	39	0	0	0	0
September 2027	19	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	19.42	7.47	6.50	4.81	3.99

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-9 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	60	59	56
September 2008	99	99	53	52	48
September 2009	99	99	52	52	0
September 2010	99	99	52	0	0
September 2011	98	98	0	0	0
September 2012	98	98	0	0	0
September 2013	98	98	0	0	0
September 2014	97	96	0	0	0
September 2015	97	80	0	0	0
September 2016	96	55	0	0	0
September 2017	96	15	0	0	0
September 2018	95	0	0	0	0
September 2019	94	0	0	0	0
September 2020	94	0	0	0	0
September 2021	93	0	0	0	0
September 2022	92	0	0	0	0
September 2023	92	0	0	0	0
September 2024	91	0	0	0	0
September 2025	90	0	0	0	0
September 2026	89	0	0	0	0
September 2027	88	0	0	0	0
September 2028	74	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	21.24	9.89	2.67	1.99	1.62

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-10 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	100	100	100
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	22
September 2012	100	100	100	78	0
September 2013	100	100	100	4	0
September 2014	100	100	100	0	0
September 2015	100	100	93	0	0
September 2016	100	100	75	0	0
September 2017	100	100	60	0	0
September 2018	100	100	48	0	0
September 2019	100	100	38	0	0
September 2020	100	100	30	0	0
September 2021	100	100	24	0	0
September 2022	100	100	19	0	0
September 2023	100	100	15	0	0
September 2024	100	100	12	0	0
September 2025	100	100	9	0	0
September 2026	100	100	7	0	0
September 2027	100	100	5	0	0
September 2028	100	100	4	0	0
September 2029	100	100	3	0	0
September 2030	100	100	2	0	0
September 2031	100	100	1	0	0
September 2032	100	78	1	0	0
September 2033	100	57	1	0	0
September 2034	100	36	*	0	0
September 2035	100	17	*	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	29.53	27.40	13.02	6.40	4.89

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-11 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	99	97	92	90	88
September 2008	98	90	75	68	61
September 2009	96	81	53	40	29
September 2010	95	72	34	19	6
September 2011	94	64	19	3	0
September 2012	92	57	8	0	0
September 2013	91	50	*	0	0
September 2014	89	44	0	0	0
September 2015	88	39	0	0	0
September 2016	86	34	0	0	0
September 2017	83	29	0	0	0
September 2018	80	25	0	0	0
September 2019	77	20	0	0	0
September 2020	74	16	0	0	0
September 2021	70	12	0	0	0
September 2022	66	9	0	0	0
September 2023	62	5	0	0	0
September 2024	58	2	0	0	0
September 2025	53	0	0	0	0
September 2026	48	0	0	0	0
September 2027	43	0	0	0	0
September 2028	37	0	0	0	0
September 2029	31	0	0	0	0
September 2030	24	0	0	0	0
September 2031	17	0	0	0	0
September 2032	10	0	0	0	0
September 2033	2	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	18.15	7.99	3.36	2.73	2.35

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-12 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	100	100	100
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	60
September 2012	100	100	100	71	25
September 2013	100	100	100	43	6
September 2014	100	100	76	27	0
September 2015	100	100	60	18	0
September 2016	100	100	48	14	0
September 2017	100	100	39	10	0
September 2018	100	100	31	7	0
September 2019	100	100	25	5	0
September 2020	100	100	19	4	0
September 2021	100	100	15	3	0
September 2022	100	100	12	2	0
September 2023	100	100	9	2	0
September 2024	100	100	7	1	0
September 2025	100	96	6	1	0
September 2026	100	84	4	1	0
September 2027	100	73	3	*	0
September 2028	100	63	3	*	0
September 2029	100	53	2	*	0
September 2030	100	44	1	*	0
September 2031	100	36	1	*	0
September 2032	100	28	1	*	0
September 2033	100	20	*	*	0
September 2034	73	13	*	*	0
September 2035	36	6	*	*	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	28.64	23.70	11.15	7.65	5.47

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-13 AND CLASS I-A-15 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	100	100	100
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	99	97	93	90	70
September 2013	98	93	84	79	45
September 2014	96	89	73	59	30
September 2015	95	83	61	44	20
September 2016	93	77	50	33	14
September 2017	91	70	40	24	9
September 2018	89	64	32	18	6
September 2019	86	59	25	13	4
September 2020	83	53	20	10	3
September 2021	80	48	16	7	2
September 2022	77	44	12	5	1
September 2023	73	39	10	4	1
September 2024	70	35	8	3	1
September 2025	66	31	6	2	*
September 2026	62	27	5	1	*
September 2027	57	24	3	1	*
September 2028	52	20	3	1	*
September 2029	47	17	2	*	*
September 2030	42	14	1	*	*
September 2031	36	12	1	*	*
September 2032	29	9	1	*	*
September 2033	23	6	*	*	*
September 2034	15	4	*	*	*
September 2035	8	2	*	*	*
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	21.20	15.73	10.97	9.46	7.60

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-14 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	100	100	100	100	100
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	99	97	93	90	88
September 2013	98	93	84	79	74
September 2014	96	89	73	66	55
September 2015	95	83	61	51	37
September 2016	93	77	50	38	25
September 2017	91	70	40	28	17
September 2018	89	64	32	21	12
September 2019	86	59	25	16	8
September 2020	83	53	20	11	5
September 2021	80	48	16	8	4
September 2022	77	44	12	6	2
September 2023	73	39	10	4	2
September 2024	70	35	8	3	1
September 2025	66	31	6	2	1
September 2026	62	27	5	2	*
September 2027	57	24	3	1	*
September 2028	52	20	3	1	*
September 2029	47	17	2	1	*
September 2030	42	14	1	*	*
September 2031	36	12	1	*	*
September 2032	29	9	1	*	*
September 2033	23	6	*	*	*
September 2034	15	4	*	*	*
September 2035	8	2	*	*	*
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	21.20	15.73	10.97	9.82	8.83

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-16 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	106	106	106	0	0
September 2008	113	113	113	0	0
September 2009	121	121	121	0	0
September 2010	128	128	128	0	0
September 2011	137	137	0	0	0
September 2012	145	145	0	0	0
September 2013	155	155	0	0	0
September 2014	165	165	0	0	0
September 2015	175	175	0	0	0
September 2016	187	187	0	0	0
September 2017	199	199	0	0	0
September 2018	211	0	0	0	0
September 2019	225	0	0	0	0
September 2020	239	0	0	0	0
September 2021	255	0	0	0	0
September 2022	271	0	0	0	0
September 2023	289	0	0	0	0
September 2024	307	0	0	0	0
September 2025	327	0	0	0	0
September 2026	348	0	0	0	0
September 2027	370	0	0	0	0
September 2028	394	0	0	0	0
September 2029	221	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	23.04	11.36	4.74	0.20	0.13

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-17 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	106	106	106	106	106
September 2008	113	113	113	113	113
September 2009	121	121	121	121	0
September 2010	128	128	128	0	0
September 2011	137	137	0	0	0
September 2012	145	145	0	0	0
September 2013	155	155	0	0	0
September 2014	165	165	0	0	0
September 2015	175	175	0	0	0
September 2016	187	187	0	0	0
September 2017	199	199	0	0	0
September 2018	211	0	0	0	0
September 2019	225	0	0	0	0
September 2020	239	0	0	0	0
September 2021	255	0	0	0	0
September 2022	271	0	0	0	0
September 2023	289	0	0	0	0
September 2024	307	0	0	0	0
September 2025	327	0	0	0	0
September 2026	348	0	0	0	0
September 2027	370	0	0	0	0
September 2028	394	0	0	0	0
September 2029	419	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	23.16	11.41	4.80	3.41	2.74

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-PO CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	99	97	94	92	91
September 2008	98	92	81	76	71
September 2009	96	86	66	57	50
September 2010	95	79	53	43	34
September 2011	94	73	43	32	24
September 2012	92	68	35	24	16
September 2013	91	63	28	18	11
September 2014	89	58	23	13	8
September 2015	87	53	18	10	5
September 2016	85	49	15	7	4
September 2017	83	45	12	5	2
September 2018	80	41	9	4	2
September 2019	78	37	7	3	1
September 2020	75	34	6	2	1
September 2021	72	31	5	2	1
September 2022	69	28	4	1	*
September 2023	66	25	3	1	*
September 2024	63	22	2	1	*
September 2025	59	19	2	*	*
September 2026	55	17	1	*	*
September 2027	51	15	1	*	*
September 2028	46	13	1	*	*
September 2029	42	11	1	*	*
September 2030	37	9	*	*	*
September 2031	31	7	*	*	*
September 2032	26	5	*	*	*
September 2033	20	4	*	*	*
September 2034	13	2	*	*	*
September 2035	6	1	*	*	*
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	19.50	11.36	5.63	4.47	3.73

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS I-A-R CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	0	0	0	0	0
September 2008	0	0	0	0	0
September 2009	0	0	0	0	0
September 2010	0	0	0	0	0
September 2011	0	0	0	0	0
September 2012	0	0	0	0	0
September 2013	0	0	0	0	0
September 2014	0	0	0	0	0
September 2015	0	0	0	0	0
September 2016	0	0	0	0	0
September 2017	0	0	0	0	0
September 2018	0	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	0.07	0.07	0.07	0.07	0.07

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS II-A-1 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	96	94	91	90	88
September 2008	91	86	76	71	66
September 2009	86	77	59	51	44
September 2010	81	67	45	36	28
September 2011	76	59	34	25	17
September 2012	70	51	25	17	11
September 2013	64	44	19	11	6
September 2014	57	37	14	8	4
September 2015	50	30	10	5	2
September 2016	42	24	7	3	1
September 2017	34	18	4	2	1
September 2018	26	13	3	1	*
September 2019	17	8	1	1	*
September 2020	7	3	*	*	*
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	8.50	6.64	4.40	3.72	3.21

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS II-A-PO CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	96	94	90	88	86
September 2008	91	85	75	69	64
September 2009	86	76	58	50	43
September 2010	81	67	45	36	28
September 2011	75	59	34	25	18
September 2012	69	51	26	18	12
September 2013	63	43	19	12	8
September 2014	56	36	14	8	5
September 2015	49	30	10	6	3
September 2016	42	24	7	4	2
September 2017	34	18	5	2	1
September 2018	26	13	3	1	1
September 2019	17	8	2	1	*
September 2020	7	3	1	*	*
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	8.43	6.59	4.39	3.73	3.23

PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
OF THE CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES
AT THE FOLLOWING CONSTANT PERCENTAGES OF PSA

Distribution Date	0%	100%	300%	400%	500%

Initial Percentage	100	100	100	100	100
September 2007	99	99	99	99	99
September 2008	98	98	98	98	98
September 2009	97	97	97	97	97
September 2010	96	96	96	96	96
September 2011	95	95	95	95	95
September 2012	94	92	88	86	84
September 2013	92	88	80	76	72
September 2014	91	84	70	64	57
September 2015	89	78	59	50	42
September 2016	88	72	47	37	29
September 2017	85	66	38	28	20
September 2018	83	60	30	20	13
September 2019	80	55	24	15	9
September 2020	77	50	19	11	6
September 2021	74	45	15	8	4
September 2022	71	40	12	6	3
September 2023	68	36	9	4	2
September 2024	64	32	7	3	1
September 2025	61	29	6	2	1
September 2026	57	25	4	2	1
September 2027	53	22	3	1	*
September 2028	48	19	2	1	*
September 2029	44	16	2	1	*
September 2030	38	13	1	*	*
September 2031	33	11	1	*	*
September 2032	27	8	1	*	*
September 2033	21	6	*	*	*
September 2034	14	4	*	*	*
September 2035	7	2	*	*	*
September 2036	0	0	0	0	0
Weighted Average Life (in years)**	19.96	14.92	10.56	9.53	8.82

*	Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

**	Determined as specified under “— Weighted Average Lives of the Certificates” above.

Last Scheduled Distribution Date

          The last scheduled distribution date for each class of subordinated certificates and each class of senior certificates in the certificate group corresponding to Pool I is the distribution date in November 2036, which is the distribution date in the month following the month of the latest scheduled maturity date for any of the mortgage loans. The last scheduled distribution date for each class of senior certificates in the certificate group corresponding to Pool II is the distribution date in October 2021, which is the distribution date in the month following the month of the last scheduled maturity date for any of the mortgage loans in Pool II. Because the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment, including prepayments, of the mortgage loans in the related mortgage pool or, in the case of the subordinated certificates, mortgage pools, the class certificate balance of any such class of offered certificates could be reduced to zero significantly earlier or later than the last scheduled distribution date for such class. The rate of payments on the mortgage loans in a mortgage pool will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans in a mortgage pool. See “— Prepayment Considerations and Risks” and “— Weighted Average Lives of the Offered Certificates” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus.

ACCOUNTING CONSIDERATIONS

          Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the offered certificates.

USE OF PROCEEDS

          The depositor will use the net proceeds from the sale of the certificates to purchase the mortgage loans from the Seller.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is the opinion of Andrews Kurth LLP, counsel to the depositor, as to the material U.S. federal income tax aspects of the purchase, ownership and disposition of the certificates, and is based on the provisions of the Code, the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to certificateholders in light of their personal investment circumstances or to certain types of certificateholders subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the certificates.

          For federal income tax purposes, the trust fund (exclusive of the Corridor Contracts, the Reserve Funds and the Separate Interest Trust) will consist of one or more REMICs in a tiered structure. The highest REMIC will be referred to as the “master REMIC,” and each REMIC below the master REMIC (if any) will be referred to as an “underlying REMIC.” Each underlying REMIC (if any) will issue multiple classes of uncertificated, regular interests (the “underlying REMIC Regular Interests”) that will be held by another REMIC above it in the tiered structure. The assets of the lowest underlying REMIC (or the master REMIC if there is no underlying REMIC) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the senior certificates and the subordinated certificates (together, excluding the Residual Certificates, the “Regular Certificates”). The Residual Certificates will represent the beneficial ownership of the residual interest in each underlying REMIC (if any) and the residual interest in the master REMIC. The assets of the master REMIC will consist of underlying REMIC regular interests issued by one or more underlying REMICs (if any). A holder of a Regular Certificate will be treated for federal income tax purposes as owning an interest in the corresponding class or classes of regular interests in the master REMIC.

          In addition, for federal income tax purposes, the Class I-A-1 and Class I-A-3 Certificates will represent an undivided beneficial interest in the right to receive the applicable Yield Supplement Amounts, if any, and will represent, for federal income tax purposes, contractual rights coupled with regular interests within the meaning of Treasury regulations section 1.860G-2(i).

          Except as described below with respect to the Class I-A-1 and Class I-A-3 Certificates, the classes of the Regular Certificates generally will be treated as debt instruments issued by the master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder’s gross income in advance of the holder’s actual receipt of that interest income.

          A holder of a Class I-A-1 and/or Class I-A3 Certificate must allocate the purchase price for such Certificate between the following components – the REMIC regular interest component and the right to receive the applicable Yield Supplement Amount, in the case of a Class I-A-1 Certificate, the Class I-A-1 Yield Supplement Amount, and, in the case of a Class I-A-3 Certificate, the Class I-A-3 Yield Supplement Amount. For information reporting purposes, we expect the trustee (1) will treat the Yield Supplement Amount rights of each of the Class I-A-1 and Class I-A-3 Certificates as rights to receive payments under a separate notional principal contract, or contracts in the case of the Class I-A-1 Certificates, (specifically, a corridor contract) and (2) will assume that the Class I-A-1 Yield Supplement Amount and Class I-A-3 Yield Supplement Amount component will have an aggregate value of $[ ] and $[ ], respectively, which represent the respective prices paid to acquire the Corridor Contracts.

          A portion of the overall purchase price of a Class I-A-1 and/or Class I-A-3 Certificate will be attributable to the applicable Yield Supplement Amount component of such Certificate. The portion of the overall purchase price of a Class I-A-1 or Class I-A-3 Certificate attributable to the applicable Yield Supplement Amount component must be amortized over the life of such Certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate corridor contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate corridor contract is amortized over the life of the contract as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Yield Supplement Amount component of such a Certificate. Any Yield Supplement Amount received by a holder of a Class I-A-1 or Class I-A-3 Certificate will be treated as periodic payments on an interest rate corridor contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized price of the applicable Yield Supplement Amount component, such excess is ordinary income. If for any year the amount of that year’s amortized price exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction. In the case of an individual and certain pass-through entities, such deduction will be subject to the 2-percent floor imposed on miscellaneous itemized deductions under section 67 of the Code and may be subject to the overall limitation on itemized deductions imposed under section 68 of the Code. In addition, miscellaneous itemized deductions are not allowed for purposes of computing the alternative minimum tax.

          Upon the sale, exchange, or other disposition of a Class I-A-1 or Class I-A-3 Certificate, the holder must allocate the amount realized between the regular interest component and the interest rate corridor contract component based on the relative fair market values of those components at the time of sale. Assuming a Class I-A-1 or Class I-A-3 Certificate is held as “capital asset” within the meaning of section 1221 of the Code, any gain or loss on the disposition of the applicable Yield Supplement Amount component should be capital gain or loss.

          The discussion set out below concerning OID should be read in conjunction with the detailed discussion of OID in the prospectus under the caption “Material Federal Income Tax Consequences – Taxation of Debt Securities.”

          A debt instrument is treated as having been issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. The stated redemption price at maturity on a debt instrument includes all payments made under the debt instrument, other than payments of qualified stated interest.

          The Class I-A-2, Class I-A-6, Class I-A-16, Class I-A-17 and Class PO Certificates will be treated as having been issued with OID; all payments made on such classes will be included in its respective stated redemption price at maturity. Although unclear, a holder of a Class I-A-2 Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificate holder would be entitled if there were not further prepayments on the mortgage loans. A holder of a Class I-A-2 Certificate will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the master REMIC.

          The remaining classes of the Regular Certificates, depending on their respective issue prices, may be treated as having been issued with OID in an amount equal to the excess of their initial respective class certificate balance (plus accrued interest from the last day preceding the issue date corresponding to a distribution date through the issue date), over their respective issue prices (including all accrued interest) or, the respective issue price allocated to the REMIC regular interest component in the case of the Class I-A-1 and Class I-A-3 Certificates.

          The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 300% of the PSA. No representation is made as to whether the mortgage loans in a mortgage pool will prepay at the foregoing rate or any other rate. See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Federal Income Tax Consequences” in the prospectus. Computing accruals of OID in the manner described in the prospectus and this prospectus supplement may, depending on the actual rate of prepayments during the accrual period, result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

          If the holders of any Regular Certificates are treated as holding their certificates at a premium, they are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See “Material Federal Income Tax Consequences —Taxation of Debt Securities” in the prospectus.

          The offered certificates, excluding any Yield Supplement Amount component, will represent “real estate assets” under Section 856(c)(5)(B) of the Code and qualifying assets under Section 770l(a)(19)(C) in the same proportion that the assets of the trust fund, exclusive of the Corridor Contracts, the Reserve Funds and the Separate Interest Trust, would be so treated, and income on the offered certificates, excluding any applicable Yield Supplement Amount component, will represent “interest on obligations secured by mortgages on real property” in the same proportion that the income on the assets of the trust fund, exclusive of the Corridor Contracts, the Reserve Funds and the Separate Interest Trust, would be so treated. Moreover, if 95% or more of the assets of the trust fund, exclusive of the Corridor Contracts, the Reserve Funds and the Separate Interest Trust, are “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code at all times during a calendar year, then all of an offered certificate, excluding any applicable Yield Supplement Amount component, will represent “real estate assets” and all of the income on the offered certificate, excluding any applicable Yield Supplement Amount component, will qualify as “interest on obligations secured by mortgages on real property” for that calendar year. Similarly, if 95% or more of the assets of the trust fund, exclusive of the Corridor Contracts, the Reserve Funds and the Separate Interest Trust, are qualifying assets under Section 7701(a)(19)(C) of the Code at all times during the calendar year, then all of an offered certificate, excluding any applicable Yield Supplement Amount component, will represent assets qualifying under Section 7701(a)(19)(C) for that calendar year. The Corridor Contracts will not, however, qualify as an asset described in Section 7701(a)(19)(C) of the Code or as a real estate asset under Section 856(c)(5)(B) of the Code.

          The Regular Certificates, excluding any applicable Yield Supplement Amount component, will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code. In addition, because of the applicable Yield Supplement Amount component, holders of the Class I-A-1 and Class I-A-3 Certificates should consult with their tax advisors before resecuritizing those certificates in a REMIC.

          Under certain specific conditions, debt instruments and interests in notional principal contracts may be integrated, for federal income tax purposes, into a single “synthetic” debt instrument. Holders of Class I-A-1 and Class I-A-3 Certificates are urged to consult their tax advisors concerning the possibility and consequences of integrating their interests in the regular interest components and the applicable Yield Supplement Amount components.

          The holders of the Residual Certificates must include the taxable income of each REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as “excess inclusion” income, which with limited exceptions, is subject to U.S. federal income tax.

          In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year does not apply. However, a taxpayer’s alternative minimum taxable income cannot be less than the sum of the taxpayer’s excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

          Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

          Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

          Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

          Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

          Purchasers of a Residual Certificate are encouraged to consider carefully the tax consequences of an investment in residual certificates discussed in the prospectus and consult their own tax advisors with respect to those consequences. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities” in the prospectus. Specifically, prospective holders of a Residual Certificate should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a “noneconomic” residual interest. See “Material Federal Income Tax Consequences — Taxation of Holders of Residual Interest Securities — Restrictions on Ownership and Transfer of Residual Interest Securities” and “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” in the prospectus.

ERISA CONSIDERATIONS

          Any fiduciary of a Plan that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan’s acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See “ERISA Considerations” in the prospectus. Section 406 of ERISA prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving “disqualified persons” and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

          Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal, state and local law. Any of those plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the mortgage loans.

          The U.S. Department of Labor has granted each Underwriter individual administrative exemptions (each, an “Underwriting Exemption”). Each Underwriting Exemption grants exceptions from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the exemption. Each Underwriting Exemption applies to mortgage loans such as the mortgage loans in the trust fund.

          For a general description of the Underwriting Exemptions and the conditions that must be satisfied for them to apply, see “ERISA Considerations” in the prospectus.

          On November 13, 2000, the U.S. Department of Labor published Prohibited Transaction Exemption 2000-58 (65 Fed. Reg. 67765, November 13, 2000) which amended, effective August 23, 2000, the Underwriter Exemptions. Among other changes, the amended exemption generally provides that in the case of “designated transactions” a Plan would be permitted to purchase subordinate certificates rated in any of the four highest generic ratings categories of Fitch, S&P and Moody’s (provided that all other requirements are met). The designated transactions include residential mortgages. Because the ratings of a class of certificates are subject to change in the future by the rating agencies, classes of certificates eligible for purchase by Plans and pursuant to the Underwriter Exemptions on the closing date may not be eligible for purchase by Plans pursuant to the Underwriter Exemptions (although any Plan holding such a certificate would not be required to dispose of it solely because its rating had been lowered). However, a Plan investor which is an insurance company general account may purchase such classes of certificates in these circumstances pursuant to Sections I and III of PTCE 95-60.

          On August 22, 2002, the U.S. Department of Labor published Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, August 22, 2002) which amended, effective January 1, 2001, the Underwriter Exemptions to remove the requirement that a trustee not be affiliated with an underwriter in order to qualify for relief under the Underwriter Exemptions.

          Subject to the discussion in the following paragraph, it is expected that the Underwriter Exemption as amended by PTE 2000-58 will apply to the acquisition and holding by Plans of the offered certificates, excluding the Residual Certificates and that all applicable conditions of the Underwriter Exemption and PTE 2000-58 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

          The Underwriter Exemptions, as amended by PTE 2000-58, permit “eligible yield supplement agreements” such as the Corridor Contracts to be an asset of the trust subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate corridor contract to supplement the interest rates otherwise payable on obligations held by the trust. If the Corridor Contract has a notional principal amount and/or are written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Corridor Contract may only be held as an asset of the trust with respect to offered certificates purchased by Plans if it meets the following conditions:

•	The Corridor Contract is denominated in U.S. dollars.

•

The trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Corridor Contract relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•

Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Corridor Contract does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•

The Corridor Contract is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the offered certificates, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the offered certificates; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•

The notional amount that does not exceed either: (i) the principal balance of the class of offered certificates to which the Corridor Contract relates, or (ii) the portion of the principal balance of such class represented by obligations.

          It is expected that the Underwriter Exemptions as amended by PTE 2000-58 will apply to the acquisition and holding by Plans of the offered certificates, excluding the Residual Certificates and that all applicable conditions of the Underwriter Exemptions and PTE 2000-58 other than those within the control of the investors will be met. In addition, as of the date hereof, no single mortgagor is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

          Because the characteristics of the Residual Certificates may not meet the requirements of the Underwriter Exemptions or any other issued exemption under ERISA, a Plan or an individual retirement account or other plan subject to Section 4975 of the Code may engage in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the Residual Certificates. Consequently, transfers of the Residual Certificates will not be registered by the trustee unless the trustee receives:

•	a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not an employee benefit plan subject to Section

406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any plan or arrangement or using the assets of any plan or arrangement to effect the transfer, or

•

an opinion of counsel satisfactory to the trustee that the purchase or holding of the certificate by a plan, or any person acting on behalf of a plan or using the plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code and will not subject the trustee, the depositor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

          Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemptions described above and PTE 83-1 described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

UNDERWRITING

          Subject to the terms and conditions set forth in the Underwriting Agreements, the depositor has agreed to sell (i) the senior certificates (other than the Class PO Certificates) to Morgan Stanley & Co. Incorporated and (ii) the subordinated certificates to Banc of America Securities LLC. Distribution of the Underwritten Certificates will be made by Morgan Stanley & Co. Incorporated and Banc of America Securities LLC from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Underwritten Certificates, the Underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

          After the initial distribution of the Offered Certificates, each Underwriter and FTN Financial Securities Corp. (an affiliate of the depositor, the seller and the master servicer) intends to make a secondary market in the Underwritten Certificates offered by it, but has no obligation to do so. FTN Financial Securities Corp. may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

          There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

          The Class PO Certificates may be offered by the seller or depositor from time to time directly or through underwriters or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class PO Certificates may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of those Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          The depositor and the master servicer have agreed to indemnify each Underwriter against, or make contributions to each Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

          The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Andrews Kurth LLP, Dallas, Texas. McKee Nelson LLP, Washington, DC, will pass upon certain legal matters on behalf of the Underwriters.

RATINGS

          The issuance of the certificates is conditioned on the certificates receiving the ratings from Fitch, S&P and Moody’s indicated under the heading “Expected Ratings” in the chart shown on pages S-5 and S-6 of this prospectus supplement.

          The ratings assigned by Fitch, S&P and Moody’s to the mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Fitch, S&P and Moody’s’ ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment streams on the mortgage pools are adequate to make the payments required by the certificates. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield. The ratings assigned by Fitch, S&P and Moody’s to the Class PO Certificates do not address whether investors will recoup their initial investments. The rating assigned by Fitch, S&P and Moody’s to the Class I-A-R Certificates only address the return of their class certificate balance and interest thereon at their pass-through rate. The likelihood of receipt of the Yield Supplement Amount is not covered by the ratings of the Class I-A-1 and Class I-A-3 Certificates.

          The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

          The depositor has not requested a rating of the offered certificates by any rating agency other than Fitch, S&P and Moody’s; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by any or all of Fitch, S&P and Moody’s.

GLOSSARY OF TERMS

          Accretion Directed Certificates — The Class I-A-5, Class I-A-9 and Class I-A-16 Certificates.

          Accretion Termination Date— For the classes of Accrual Certificates, the earlier of (x) the Cross-over Date and (y) the distribution date on which (i) the class certificate balance of the Class I-A-5 Certificates has been reduced to zero (in the case of the Class I-A-6 Certificates), (ii) the class certificate balance of the Class I-A-9 Certificates has been reduced to zero (in the case of the Class I-A-16 Certificates) or (iii) the class certificate balances of the Class I-A-9 and Class I-A-16 Certificates have each been reduced to zero (in the case of the Class I-A-17 Certificates).

          Accrual Amount — For each distribution date through the applicable Accretion Termination Date and the class of Accrual Certificates, an amount equal to the sum of (a) Accrued Certificate Interest in respect of such class of Accrual Certificates in accordance with the priority first under “Description of the Certificates – Distributions on the Certificates – Allocation of Available Funds,” and (b) amounts allocable to such class of Accrual Certificates in accordance with the priority second under “Description of the Certificates – Distributions on the Certificates – Allocation of Available Funds,” in each case on such distribution date.

          Accrual Certificates — The Class I-A-6, Class I-A-16 and Class I-A-17 Certificates.

          Accrued Certificate Interest — For any class of certificates entitled to distributions of interest for any distribution date will equal the lesser of (a) the interest accrued during the related interest accrual period at the applicable pass-through rate on the class certificate balance (or notional amount in the case of the Notional Amount Certificates) of such class of certificates immediately prior to such distribution date, and (b) the weighted average of the mortgage loans in the related mortgage pool, less such class’ share of any Net Interest Shortfall.

          Aggregate Senior Percentage — For any distribution date, the percentage equal to (x) the sum of the class certificate balances of the senior certificates of all certificate groups (other than the Class PO Certificates and the Notional Amount Certificates) immediately prior to such distribution date, divided by (y) the aggregate Pool Principal Balance for both mortgage pools (excluding the aggregate of the applicable PO Percentage of the Pool Principal Balances of the Discount Mortgage Loans) on such distribution date.

          Aggregate Subordinated Percentage —For any distribution date, the percentage equal to (x) the sum of the class certificate balances of the subordinated certificates immediately prior to such distribution date, divided by (y) the aggregate Pool Principal Balance for both mortgage pools (excluding the aggregate of the applicable PO Percentage of the Pool Principal Balances of the Discount Mortgage Loans) on such distribution date.

          Allocable Share — With respect to any class of subordinated certificates on any distribution date, such class’ pro rata share (based on the class certificate balance of each class entitled thereto) of each of the components of the Subordinated Optimal Principal Amount for each mortgage pool described in this prospectus supplement; provided that, solely for purposes of this definition, the applicable Subordinated Optimal Principal Amount for each mortgage pool will be reduced by the amounts required to be distributed to the related Class PO Certificates in respect of the applicable Class PO Deferred Amount on such distribution date, and any such reduction in the applicable Subordinate Optimal Principal Amount for Pool I or Pool II shall reduce the amounts calculated pursuant to clauses (1), (4), (2), (3) and (5) of the definition thereof, in that order, and the class certificate balances of each class of subordinated certificates will be reduced by such amounts in reverse order of priority until the respective class certificate balances of each class of subordinated certificates has been reduced to zero; provided further, that, except as provided in the pooling and servicing agreement, no Class B Certificates (other than the subordinated class with the highest priority of distribution) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of each Subordinated Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date.

          Apportioned Principal Balance — For any class of subordinated certificates and any distribution date will equal the class certificate balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for that date.

          Available Funds — For each mortgage pool, with respect to any distribution date, an amount equal to the sum of:

•

all scheduled installments of interest, net of the master servicing fee, the trustee fee and any amounts due to First Horizon in respect of excess interest as described in the second paragraph under the heading “Servicing of the Mortgage Loans —Servicing Compensation and Payment of Expenses,” and all scheduled installments of principal due in respect of the mortgage loans in such mortgage pool on the due date in the month in which the distribution date occurs and received before the related determination date, together with any advances in respect thereof;

•

all Insurance Proceeds, Liquidation Proceeds and Unanticipated Recoveries received in respect of the mortgage loans in such mortgage pool during the calendar month before the distribution date, which in each case is the net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

•	all partial or full prepayments received in respect of the mortgage loans in such mortgage pool during the related Prepayment Period, net of any Prepayment Interest Excess;

•

any Compensating Interest in respect of full prepayments received in respect of the mortgage loans in such mortgage pool during the period from the sixteenth day (or, in the case of the first distribution date, from the cut-off date) of the month prior to the month of such distribution date through the last day of such month; and

•

any Substitution Adjustment Amount or the purchase price for any deleted mortgage loan in the related mortgage pool or a mortgage loan in the related mortgage pool repurchased by the seller or the master servicer as of such distribution date, reduced by amounts in reimbursement for advances previously made and other amounts that the master servicer is entitled to be reimbursed for out of the Certificate Account pursuant to the pooling and servicing agreement.

          Available Funds Allocation — The allocation of Available Funds as described under “Distributions on the Certificates — Allocation of Available Funds” in the prospectus supplement.

          Bankruptcy Loss Coverage Amount —Approximately $150,000, subject to reduction as described in the pooling and servicing agreement, minus the aggregate amount of previous Bankruptcy Losses.

          Bankruptcy Losses — Deficient Valuations or Debt Service Reductions.

          Basis Risk Shortfall – With respect to any distribution date and the Class I-A-1or Class I-A-3 Certificates, as applicable, the excess, if any, of the amount of interest that such class of certificates would have been entitled to receive if the pass-through rate for such class was calculated without regard to its related per annum maximum pass-through rate as described under “Description of the Certificates – Distributions on the Certificates – Interest,” over the actual amount of interest such class of certificates is entitled to receive for such distribution date.

          Carryover Unpaid Basis Risk Shortfall — With respect to any distribution date and any of the Class I-A-1 or Class I-A-3 Certificates, the aggregate amount of Unpaid Basis Risk Shortfalls that remains unpaid, if any, from previous distribution dates.

          Certificate Account — An account established and maintained by the master servicer, in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans in a mortgage pool evidenced by each series of certificates of the related certificate group.

          Class B Certificates — The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, collectively.

          Class I-A-1 Corridor Contract Termination Date — The distribution date in October 2010.

          Class I-A-3 Corridor Contract Termination Date — The distribution date in January 2011.

          Class I-A-6 Accrual Amount — The Accrual Amount related to the Class I-A-6 Certificates in their capacity as Accrual Certificates

          Class I-A-16 Accrual Amount — The Accrual Amount related to the Class I-A-16 Certificates in their capacity as Accrual Certificates.

          Class I-A-17 Accrual Amount — The Accrual Amount related to the Class I-A-17 Certificates in their capacity as Accrual Certificates

          Class I-A-PO Deferred Amount — With respect to the Class I-A-PO Certificates and any distribution date through the Cross-over Date, the sum of (1) the Class I-A-PO Percentage of the principal portion of Non-Excess Losses on a Discount Mortgage Loan in Pool I allocated to the Class I-A-PO Certificates on such date, and (2) all amounts previously allocated to the Class I-A-PO Certificates in respect of such losses and not distributed to the Class I-A-PO Certificates on prior distribution dates.

          Class I-A-PO Percentage — (a) With respect to any Discount Mortgage Loan in Pool I, the fraction, expressed as a percentage, equal to (6.25% - NMR) divided by 6.25%, and (b) with respect to any Non-Discount Mortgage Loan in Pool I, 0%.

          Class II-A PO Deferred Amount — With respect to the Class II-A-PO Certificates and any distribution date through the Cross-over Date, the sum of (1) the Class II-A-PO Percentage of the principal portion of Non-Excess Losses on a Discount Mortgage Loan in Pool II allocated to the Class II-A-PO Certificates on such date, and (2) all amounts previously allocated to the Class II-A-PO Certificates in respect of such losses and not distributed to the Class II-A-PO Certificates on prior distribution dates.

          Class II-A-PO Percentage — (a) With respect to any Discount Mortgage Loan in Pool II, the fraction, expressed as a percentage, equal to (5.75% - NMR) divided by 5.75%, and (b) with respect to any Non-Discount Mortgage Loan in Pool II, 0%.

          Class PO Certificates — The Class I-A-PO and Class II-A-PO Certificates.

          Class PO Deferred Amount — (a) With respect to the Class I-A-PO Certificates, the Class I-A-PO Deferred Amount; and (b) with respect to the Class II-A-PO Certificates, the Class II-A-PO Deferred Amount.

          Class PO Deferred Payment Writedown Amount — For any distribution date and any class of Class PO Certificates, the amount, if any, distributed on such date in respect of the related Class PO Deferred Amount pursuant to priority fourth of the third paragraph under “Distributions on the Certificates — Allocation of Available Funds” in this prospectus supplement. The Subordinated Certificate Writedown Amount and the Class PO Deferred Payment Writedown Amount will be allocated to the classes of subordinated certificates in inverse order of priority, until the class certificate balance of each such class has been reduced to zero.

          Class PO Principal Distribution Amount — With respect to each distribution date and any class of Class PO Certificates, an amount equal to the sum of:

          (1)     the applicable Class PO Percentage of all scheduled payments of principal due on each mortgage loan in the related mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy

Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2)     the applicable Class PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

          (3)     the applicable Class PO Percentage of (i) all partial prepayments of principal for each mortgage loan in the related mortgage pool received by the master servicer during the related Prepayment Period and (ii) all Unanticipated Recoveries in respect of each mortgage loan in the related mortgage pool received during the calendar month preceding such distribution date;

          (4)     the applicable Class PO Percentage of the sum of (a) the net liquidation proceeds allocable to principal on each mortgage loan in the related mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (b), and (b) the principal balance of each mortgage loan in the related mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

          (5)     the applicable Class PO Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related mortgage pool which has repurchased by the seller in connection with such distribution date, and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

          For purposes of clauses (2) and (5) above, the Stated Principal Balance of a mortgage loan will be reduced by the amount of any Deficient Valuation that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero.

          Class Prepayment Distribution Trigger — For a class of Class B Certificates (other than the subordinated class with the highest priority of distributions) any distribution date on which a fraction (expressed as a percentage), the numerator of which is the aggregate class certificate balance of such class and each class subordinate thereto, if any, and the denominator of which is the aggregate Pool Principal Balance for both of the mortgage pools with respect to such distribution date, equals or exceeds such percentage calculated as of the closing date.

          Code — The Internal Revenue Code of 1986, as amended.

          Compensating Interest — As to any distribution date and any principal prepayment in respect of a mortgage loan that is received during the period from the sixteenth day of the month (or, in the case of the first distribution date, from the cut-off date) prior to the month of such distribution date through the last day of such month, an additional payment to the related mortgage pool made by the master servicer, to the extent funds are available from the master servicing fee, equal to the amount of interest at the Net Mortgage Rate, for that mortgage loan from the date of the prepayment to the related due date; provided that such payment shall not exceed 0.0083% of the Pool Principal Balance of the related mortgage pool as of the related determination date.

          Corridor Contract Counterparty — Morgan Stanley Capital Services Inc.

          Corridor Contract Termination Date — The Class I-A-1 Corridor Contract Termination Date or Class I-A-3 Corridor Contract Termination Date, as applicable.

          Cross-over Date — The distribution date on which the class certificate balances of each class of subordinated certificates have been reduced to zero.

          Debt Service Reduction — With respect to any mortgage loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the scheduled payment for such mortgage loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

          Designated Mortgage Pool Rates— For Pool I for each distribution date will be 6.25% and for Pool II for each distribution date will be 5.75%.

          Determination Date — As to any distribution date, the earlier of (i) the third business day after the 15th day of each month, and (ii) the second business day prior to the related distribution date.

          Discount Mortgage Loan— Any mortgage loan in Pool I with a Net Mortgage Rate below 6.25% and any mortgage loan in Pool II with a Net Mortgage Rate below 5.75%.

          Distribution Account — An account established and maintained with the trustee on behalf of the certificateholders which account shall consist of one subaccount for each mortgage pool, into which the master servicer will deposit the Available Funds for the related mortgage pool withdrawn from the Certificate Account.

          DTC — The Depository Trust Company.

          ERISA — The Employee Retirement Income Security Act of 1974, as amended.

          Excess Losses — With respect to a mortgage pool, any Deficient Valuation, Fraud Loss or Special Hazard Loss (each a type of Realized Loss), or any part thereof, occurring after the Bankruptcy Loss Coverage Amount, Fraud Loss Coverage Amount or Special Hazard Loss Coverage Amount, respectively, for such mortgage pool has been reduced to zero.

          First Horizon— First Horizon Home Loan Corporation, a Kansas corporation and an indirect wholly owned subsidiary of First Horizon National Corporation, a Tennessee corporation.

          Fitch — Fitch Ratings and its successors and/or assigns.

          Fraud Loss Coverage Amount — The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses.

          Fraud Losses — Realized Losses incurred on Liquidated Mortgage Loans as to which there was fraud, dishonesty or misrepresentation in the origination of the mortgage loans.

          Group Subordinate Amount — For each mortgage pool and any distribution date is the excess of the Pool Principal Balance of that mortgage pool for such distribution date over the aggregate class certificate balance of the senior certificates of the related certificate group immediately prior to that distribution date.

          Insurance Proceeds — All proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures.

          LIBOR Certificates — The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates.

          Liquidated Mortgage Loan — A defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

          Liquidation Proceeds — All cash amounts, other than Insurance Proceeds and Unanticipated Recoveries, received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month before the distribution date.

          Moody’s — Moody’s Investors Service, Inc. and its successors and/or assigns.

          NAS Certificates — Either of the NAS I Certificates or NAS II Certificates, as applicable.

          NAS I Certificates — The Class I-A-13 and Class I-A-15 Certificates.

          NAS I Distribution Percentage — 0% through the distribution date in September 2011; 30% of the applicable NAS I Percentage thereafter through the distribution date in September 2012; 40% of the applicable NAS I Percentage thereafter through the distribution date in September 2013; 60% of the applicable NAS I Percentage thereafter through the distribution date in September 2014; 80% of the applicable NAS I Percentage thereafter through the distribution date in September 2015; and 100% of the applicable NAS I Percentage thereafter.

          NAS I Percentage — 0% through the distribution date in September 2011, and for any distribution date thereafter, the lesser of (x) 100% and (y) the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate class certificate balance of the NAS I Certificates immediately preceding such distribution date by (2) the class certificate balance of all classes of senior certificates in Pool I (other than the Notional Amount Certificates and the Class I-A-PO Certificates) immediately preceding such distribution date.

          NAS I Principal Distribution Amount — For any distribution date, the total of (i) the amounts described in clause (1) of the definition of Senior Optimal Principal Amount for Pool I for such date multiplied by the NAS I Percentage for such date, plus (ii) the amounts described in clauses (2) through (5) of the definition of Senior Optimal Principal Amount for Pool I for such date multiplied by the NAS I Distribution Percentage for such date.

          NAS II Certificates — The Class I-A-14 Certificates.

          NAS II Distribution Percentage — 0% through the distribution date in September 2011; 30% of the applicable NAS II Percentage thereafter through the distribution date in September 2012; 40% of the applicable NAS II Percentage thereafter through the distribution date in September 2013; 60% of the applicable NAS II Percentage thereafter through the distribution date in September 2014; 80% of the applicable NAS II Percentage thereafter through the distribution date in September 2015; and 100% of the applicable NAS II Percentage thereafter

          NAS II Percentage — 0% through the distribution date in September 2011, and for any distribution date thereafter, the lesser of (x) 100% and (y) the percentage (carried to six places rounded up) obtained by dividing (1) the aggregate class certificate balance of the NAS II Certificates immediately preceding such distribution date by (2) the class certificate balance of all classes of senior certificates in Pool I (other than the Notional Amount Certificates and the Class I-A-PO Certificates) immediately preceding such distribution date.

          NAS II Principal Distribution Amount — For any distribution date, the total of (i) the amounts described in clause (1) of the definition of Senior Optimal Principal Amount for Pool I for such date multiplied by the NAS II Percentage for such date, plus (ii) the amounts described in clauses (2) through (5) of the definition of Senior Optimal Principal Amount for Pool I for such date multiplied by the NAS II Distribution Percentage for such date.

          Net Interest Shortfall — For any distribution date, the sum of:

•

the amount of interest which would otherwise have been received for any mortgage loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses; and

•	any Net Prepayment Interest Shortfalls.

          Net Mortgage Rate or “NMR” — With respect to a mortgage loan, the mortgage rate thereof, less the Expense Fee Rate with respect to the mortgage loan, expressed as a per annum percentage of its Stated Principal Balance.

          Net Prepayment Interest Shortfall — For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the applicable prepayment period applicable to that distribution date exceeds the available Compensating Interest, if any, for that period.

          Non-Class I-A-PO Percentage — (a) With respect to a Discount Mortgage Loan in Pool I, the fraction, expressed as a percentage, equal to the NMR divided by 6.25%, and (b) with respect to each Non-Discount Mortgage Loan in Pool I, 100%.

          Non-Class II-A-PO Percentage — (a) With respect to a Discount Mortgage Loan in Pool II, the fraction, expressed as a percentage, equal to the NMR divided by 5.75%, and (b) with respect to each Non-Discount Mortgage Loan in Pool II, 100%.

          Non-Discount Mortgage Loan — Any mortgage loan in Pool I with a Net Mortgage Rate that is equal to or greater than 6.25% and any mortgage loan in Pool II with a Net Mortgage Rate that is equal to or greater than 5.75%.

          Non-Excess Loss — Any Realized Loss other than an Excess Loss.

          Non-PO Percentage — (a) With respect to Pool I, the Non-Class I-A-PO Percentage, and (b) with respect to Pool II, the Non-Class II-A-PO Percentage.

          Notional Amount Certificates — The Class I-A-2 Certificates.

          OID — Original issue discount.

          Original Subordinated Principal Balance — The aggregate of the class certificate balances of the subordinated certificates as of the closing date.

          PAC Certificates — The Class I-A-4, Class I-A-7 and Class I-A-8 Certificates.

          PAC I Certificates — The Class I-A-4 Certificates.

          PAC I Schedule — The schedule designated as such in Schedule I to this prospectus supplement.

          PAC II Certificates — The Class I-A-7 and Class I-A-8 Certificates.

          PAC II Schedule — The schedule designated as such in Schedule I to this prospectus supplement.

          Plan — An employee benefit plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to ERISA or Section 4975 of the Code.

          Planned Balance — With respect to the PAC Certificates and a distribution date, the aggregate principal balance for the PAC Certificates for such distribution date as reflected in the Principal Balance Schedules on Schedule I.

          PO Percentage — (a) With respect to Pool I, the Class I-A-PO Percentage, and (b) with respect to Pool II, the Class II-A-PO Percentage.

          Pool Principal Balance — For each mortgage pool, with respect to any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans in such mortgage pool outstanding on the due date in the month before the distribution date.

          Prepayment Interest Excess — As to any principal prepayment in full received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment. All Prepayment Interest Excess shall be paid to the master servicer as additional master servicing compensation.

          Prepayment Interest Shortfall — As to any distribution date, mortgage loan and principal prepayment received (a) during the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the cut-off date) through the last day of such month, in the case of a principal prepayment in full, or (b) during the month preceding the month of such distribution date, in the case of a partial principal prepayment, the amount, if any, by which one month’s interest at the related Net Mortgage Rate (exclusive of the trustee fee) on such principal prepayment exceeds the amount of interest actually paid by the borrower in connection with such principal prepayment.

          Prepayment Period — (a) With respect to any mortgage loan that was the subject of a voluntary prepayment in full and any distribution date, the period from the sixteenth day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the cut-off date) through the fifteenth day of the month of such distribution date, and (b) with respect to any other unscheduled prepayment of principal of any mortgage loan and any distribution date, the calendar month preceding the month of such distribution date.

          Principal Balance Schedules — The PAC I Schedule, the PAC II Schedule and the TAC Schedule.

          PTE — A prohibited transaction exemption issued by the U.S. Department of Labor.

          Realized Loss — (a) for a Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation, less the amount of any net Liquidation Proceeds, Insurance Proceeds and/or Unanticipated Recoveries received in respect of such mortgage loan and the related mortgaged property; and (b) for any mortgage loan other than a Liquidated Mortgage Loan, a Deficient Valuation.

          Regular Certificates — All classes of certificates, other than the Residual Certificates.

          Relief Act Reduction — A reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act, or any similar state or local legislation or regulations.

          Residual Certificates — The Class I-A-R Certificates.

          S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and its successors and/or assigns.

          Senior Final Distribution Date — For any certificate group, the distribution date on which the class certificate balance of the related class or classes of senior certificates has been reduced to zero.

          Senior Optimal Principal Amount — As to a mortgage pool and with respect to each distribution date, an amount equal to the sum of:

          (1)     the related Senior Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each mortgage loan in such mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2)     the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which was the subject of a prepayment in full received by the master servicer during the applicable Prepayment Period;

          (3)     the related Senior Prepayment Percentage of the applicable Non-PO Percentage of (i) all partial prepayments of principal in respect of each mortgage loan in such mortgage pool received during the applicable Prepayment Period and (ii) all Unanticipated Recoveries in respect of each mortgage loan in such mortgage pool received during the calendar month preceding such distribution date;

(4) the lesser of:

(a)

the related Senior Prepayment Percentage of the sum of (x) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal on each mortgage loan in such mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the applicable Non-PO Percentage of the principal balance of each mortgage loan in such mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy; and

(b)

(i) the related Senior Percentage of the sum of (x) the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which became a Liquidated Mortgage Loan during the related Prepayment Period, other than mortgage loans described in clause (y), and (y) the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy minus (ii) the applicable Non-PO Percentage of the related Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) for such mortgage pool during the related Prepayment Period; and

          (5)     the related Senior Prepayment Percentage of the sum of (a) the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such mortgage pool which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the applicable Non-PO Percentage of the Stated Principal Balance of a mortgage loan in such mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan.

          Senior Percentage — On any distribution date for a certificate group, the lesser of 100% and the percentage (carried to six places rounded up) obtained by dividing the aggregate class certificate balances of all classes of senior certificates (other than Notional Amount Certificates and the Class PO Certificates) of such certificate group immediately preceding such distribution date by the Pool Principal Balance of the related mortgage pool (excluding the aggregate of the applicable PO Percentage of the principal balance of each Discount Mortgage Loan in the related mortgage pool included therein) for such distribution date.

          Senior Prepayment Percentage — On any distribution date occurring during the periods set forth below, and as to each certificate group, the Senior Prepayment Percentages described below:

Period (Dates Inclusive)	Senior Prepayment Percentage

October 2006 – September 2011	100%

October 2011 – September 2012	Related Senior Percentage plus 70% of the related Subordinated Percentage

October 2012 – September 2013	Related Senior Percentage plus 60% of the related Subordinated Percentage

October 2013 – September 2014	Related Senior Percentage plus 40% of the related Subordinated Percentage

October 2014 – September 2015	Related Senior Percentage plus 20% of the related Subordinated Percentage

October 2015 and thereafter	Related Senior Percentage

          provided, however, if on any distribution date, the Aggregate Senior Percentage exceeds such percentage calculated as of the closing date, then the Senior Prepayment Percentage for all certificate groups for such distribution date will equal 100%.

          The reductions in the Senior Prepayment Percentage for each certificate group described above will not occur and will remain at the level in effect for the most recent prior period specified in the table above, unless both of the following step-down conditions are satisfied with respect to each mortgage pool, as of the last day of the month preceding the Distribution Date:

          (1)     the aggregate Stated Principal Balance of mortgage loans in both mortgage pools delinquent 60 days or more (including for this purpose any mortgage loans in foreclosure or subject to bankruptcy proceedings and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) does not exceed 50% of the aggregate class certificate balances of the subordinated certificates as of that date; and

(2) cumulative Realized Losses in both mortgage pools do not exceed:

(a)	30% of the of the Original Subordinated Principal Balance if such distribution date occurs between and including October 2011 – September 2012;

(b)	35% of the Original Subordinated Principal Balance if such distribution date occurs between and including October 2012 – September 2013;

(c)	40% of the Original Subordinated Principal Balance if such distribution date occurs between and including October 2013 – September 2014;

(d)	45% of the Original Subordinated Principal Balance if such distribution date occurs between and including October 2014 – September 2015; and

(e)	50% of the Original Subordinated Principal Balance if such distribution date occurs during or after October 2015.

          Special Hazard Loss Coverage Amount — The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses.

          Special Hazard Losses — A Realized Loss incurred, to the extent that the loss was attributable to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable; and any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a defaulted mortgage loan loss or other applicable type of loss. Special Hazard Losses do not include losses occasioned by war, civil insurrection, various governmental actions, errors in design, faulty workmanship or materials, except under some circumstances, nuclear reaction, chemical contamination or waste by the mortgagor.

          Stated Principal Balance — For any mortgage loan and due date, the unpaid principal balance of the mortgage loan as of the due date, as specified in its amortization schedule at the time, before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the due date and irrespective of any delinquency in payment by the related mortgagor.

          Structuring Assumptions — The assumptions listed beginning on page S-66, including assumed characteristics of the mortgage loans corresponding to each mortgage pool used for purposes of estimating decrement tables and the weighted average lives of the related certificates.

          Subordinated Certificate Writedown Amount — As of any distribution date, the amount by which (a) the sum of the class certificate balances of all the certificates after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the class certificate balances of all the certificates on such distribution date, exceeds (b) the aggregate of the Pool Principal Balances of both mortgage pools on the first day of the month of such distribution date less any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero.

          Subordinated Optimal Principal Amount — With respect to each mortgage pool and each distribution date, an amount equal to the sum of the following (but in no event greater than the aggregate class certificate balances of the subordinated certificates immediately prior to such distribution date):

          (1)     the related Subordinated Percentage of the applicable Non-PO Percentage of all scheduled payments of principal due on each outstanding mortgage loan in the related mortgage pool on the first day of the month in which the distribution date occurs, as specified in the amortization schedule at the time applicable thereto, after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Loss Coverage Amount has been reduced to zero, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period;

          (2)     the related Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool which was the subject of a prepayment in full received by the master servicer during the related Prepayment Period;

          (3)     the related Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all partial prepayments of principal received in respect of each mortgage loan in the related mortgage pool during the related Prepayment Period, plus, on the Senior Final Distribution Date, 100% of any related Senior Optimal Principal Amount remaining undistributed on such date;

          (4)     the amount, if any, by which the sum of (a) the applicable Non-PO Percentage of the net liquidation proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related mortgage pool, other than mortgage loans described in clause (b) and (b) the applicable Non-PO Percentage of the principal balance of each mortgage loan in the related mortgage pool that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related mortgage insurance policy exceeds (c) the sum of the amounts distributable to the related senior certificateholders (other than the holders of the Class PO Certificates) under clause (4) of the definition of applicable Senior Optimal Principal Amount on such distribution date; and

          (5)     the related Subordinated Prepayment Percentage of the sum of (a) the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool which was repurchased by the seller in connection with such distribution date and (b) the difference, if any, between the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related mortgage pool that has been replaced by the seller with a substitute mortgage loan pursuant to the pooling and servicing agreement in connection with such distribution date and the Stated Principal Balance of each such substitute mortgage loan.

          Subordinated Percentage — For any distribution date and each certificate group, 100% minus the related Senior Percentage.

          Subordinated Prepayment Percentage — For any distribution date and each certificate group, 100% minus the related Senior Prepayment Percentage.

          Substitution Adjustment Amount — The amount by which the principal balance of a substituted mortgage loan exceeds the principal balance of a replacement mortgage loan.

          Support Certificates — The Class I-A-5, Class I-A-6, Class I-A-9, Class I-A-16 and Class I-A-17 Certificates.

          TAC Certificates — The Class I-A-9 Certificates.

          TAC Schedule — The schedule designated as such in Schedule I to this prospectus supplement.

          Targeted Balance — With respect to the class of TAC Certificates and any distribution date, the balance for such distribution date as reflected in the Principal Balance Schedules on Schedule I.

          Unanticipated Recovery — Any amount, net of reimbursable expenses recovered by the master servicer in respect of principal of a mortgage loan which had previously been allocated as a Realized Loss to one or more classes of certificates.

          Underwriters — With respect to the senior certificates, Morgan Stanley & Co. Incorporated., and with respect to the Class B-1, Class B-2 and Class B-3 Certificates, Banc of America Securities LLC.

          Underwriter Exemptions — Administrative exemptions, granted by the U.S. Department of Labor to certain underwriters, from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions.

          Underwriting Agreements — With respect to the senior certificates, the underwriting agreement by and among First Horizon Asset Securities Inc., First Horizon Home Loan Corporation and Morgan Stanley & Co. Incorporated., and with respect to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, the underwriting agreement by and among First Horizon Asset Securities Inc., First Horizon Home Loan Corporation and Banc of America Securities LLC.

          Underwritten Certificates — The Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15, Class I-A-16, Class I-A-17, Class I-A-R, Class II-A-1, Class B-1, Class B-2 and Class B-3 Certificates.

          Unpaid Basis Risk Shortfall — With respect to any distribution date and either of the Class I-A-1 or Class I-A-3 Certificates, the excess, if any, of (x) the Basis Risk Shortfall for such class of certificates for such distribution date, over (y) the applicable Yield Supplement Amount, if any, distributed in respect of such class of certificates on such distribution date.

          Yield Supplement Amount — The Class I-A-1 Yield Supplement Amount or Class I-A-3 Yield Supplement Amount, as applicable.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX I

MORTGAGE RATES
FOR THE MORTGAGE LOANS IN POOL I

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

5.875	1	$592,140.14	0.15%
6.000	2	1,074,581.70	0.26
6.125	2	973,645.25	0.24
6.250	6	3,534,240.51	0.87
6.375	16	10,676,299.61	2.62
6.500	60	36,532,213.00	8.95
6.625	96	58,285,638.62	14.29
6.750	144	88,258,368.38	21.63
6.875	189	117,774,424.38	28.87
7.000	73	46,962,591.02	11.51
7.125	38	25,422,394.61	6.23
7.250	17	14,335,344.84	3.51
7.375	5	3,097,247.20	0.76
7.500	1	488,000.00	0.12

TOTAL:	650	$408,007,129.26	100.00%

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool I is expected to be approximately 6.802%. The mortgage interest rates on a per annum basis range between 5.875% and 7.500%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
FOR THE MORTGAGE LOANS IN POOL I

Range of Current Mortgage Loan Amounts ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

350,001 - 400,000	2	$765,118.51	0.19%
400,001 - 450,000	64	27,935,114.72	6.85
450,001 - 500,000	133	63,111,167.34	15.47
500,001 - 550,000	115	60,456,691.40	14.82
550,001 - 600,000	89	51,574,717.58	12.64
600,001 - 650,000	56	35,438,741.98	8.69
650,001 - 700,000	37	25,196,318.68	6.18
700,001 - 750,000	29	21,219,067.00	5.20
750,001 - 800,000	31	24,110,979.04	5.91
800,001 - 850,000	10	8,292,762.21	2.03
850,001 - 900,000	12	10,501,165.04	2.57
900,001 - 950,000	13	12,103,280.22	2.97
950,001 - 1,000,000	35	34,635,939.20	8.49
1,000,001 - 1,100,000	3	3,166,195.75	0.78
1,100,001 - 1,200,000	5	5,771,861.19	1.41
1,200,001 - 1,300,000	4	4,954,231.93	1.21
1,300,001 - 1,400,000	4	5,341,565.83	1.31
1,400,001 - 1,500,000	7	10,432,211.64	2.56
Greater than 1,500,000	1	3,000,000.00	0.74

TOTAL:	650	$408,007,129.26	100.00%

          As of the cut-off date, the average principal balance of the mortgage loans in Pool I is expected to be $627,703.28.

ORIGINAL LOAN-TO-VALUE RATIOS
FOR THE MORTGAGE LOANS IN POOL I

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

50.00 and Below	35	$21,603,170.86	5.29%
50.01 to 55.00	22	17,425,202.15	4.27
55.01 to 60.00	23	15,601,601.01	3.82
60.01 to 65.00	39	24,958,003.84	6.12
65.01 to 70.00	83	58,544,436.32	14.35
70.01 to 75.00	66	44,857,675.35	10.99
75.01 to 80.00	367	217,176,661.05	53.23
80.01 to 85.00	2	920,650.27	0.23
85.01 to 90.00	7	3,670,846.81	0.90
90.01 to 95.00	6	3,248,881.60	0.80

TOTAL:	650	$408,007,129.26	100.00%

          The weighted average original loan-to-value ratio of the mortgage loans in Pool I is expected to be approximately 72.48%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED
PROPERTIES FOR THE MORTGAGE LOANS IN POOL I

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Arizona	22	$14,752,980.78	3.62%
Arkansas	1	650,000.00	0.16
California	133	90,027,929.96	22.07
Colorado	14	7,601,206.27	1.86
Connecticut	6	3,348,454.06	0.82
Delaware	4	2,261,918.48	0.55
District of Columbia	4	2,278,723.64	0.56
Florida	9	5,994,422.93	1.47
Georgia	15	8,932,475.07	2.19
Hawaii	1	758,687.62	0.19
Idaho	6	3,883,049.72	0.95
Illinois	9	5,936,136.56	1.45
Indiana	7	4,230,528.07	1.04
Maine	4	3,019,201.20	0.74
Maryland	46	25,209,740.13	6.18
Massachusetts	38	24,634,990.52	6.04
Michigan	9	5,399,405.00	1.32
Minnesota	5	3,682,101.38	0.90
Missouri	3	1,820,892.98	0.45
Montana	3	2,604,469.50	0.64
Nevada	18	11,954,161.52	2.93
New Hampshire	6	3,302,519.06	0.81
New Jersey	13	7,754,871.78	1.90
New Mexico	7	4,041,019.19	0.99
New York	4	2,305,860.45	0.57
North Carolina	11	6,959,739.61	1.71
Ohio	3	1,403,410.18	0.34
Oregon	12	7,419,699.70	1.82
Pennsylvania	9	4,748,786.23	1.16
Rhode Island	7	5,271,481.00	1.29
South Carolina	1	533,400.00	0.13
Tennessee	29	17,316,022.27	4.24
Texas	44	28,063,120.32	6.88
Utah	10	7,240,337.81	1.77
Virginia	56	34,314,567.54	8.41
Washington	80	47,742,818.73	11.70
Wyoming	1	608,000.00	0.15

TOTAL:	650	$408,007,129.26	100.00%

          No more than approximately 1.002% of the mortgage loans in Pool I are secured by mortgaged properties located in any one postal zip code area.

PURPOSE OF MORTGAGE LOANS
FOR THE MORTGAGE LOANS IN POOL I

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Purchase(1)	469	$299,661,570.01	73.45%
Refinance (rate/term)	72	45,001,115.74	11.03
Refinance (cash out)	109	63,344,443.51	15.53

TOTAL:	650	$408,007,129.26	100.00%

          (1) May include mortgage loans originated under First Horizon’s “One Time Close” program.

TYPES OF MORTGAGED PROPERTIES
FOR THE MORTGAGE LOANS IN POOL I

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Single Family	412	$260,772,377.78	63.91%
Planned Unit	212	131,405,002.70	32.21
Condominium	17	9,565,020.65	2.34
High Rise Condominium	6	4,587,886.53	1.12
2-4 Family	3	1,676,841.60	0.41

TOTAL:	650	$408,007,129.26	100.00%

I-1

OCCUPANCY TYPES
FOR THE MORTGAGE LOANS IN POOL I

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Primary Residence	614	$383,216,656.19	93.92%
Secondary Residence	29	21,351,950.27	5.23
Investor Property	7	3,438,522.80	0.84

TOTAL:	650	$408,007,129.26	100.00%

REMAINING TERMS TO MATURITY
FOR THE MORTGAGE LOANS IN POOL I

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

351	1	$627,926.37	0.15%
353	1	794,976.65	0.19
355	1	492,559.35	0.12
356	3	1,954,400.51	0.48
357	34	19,771,657.90	4.85
358	211	132,377,578.55	32.44
359	192	122,162,691.08	29.94
360	207	129,825,338.85	31.82

TOTAL:	650	$408,007,129.26	100.00%

          As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool I is expected to be approximately 359 months.

FICO SCORES
FOR THE MORTGAGE LOANS IN POOL I

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

600-649	7	$3,969,690.58	0.97%
650-659	7	3,795,638.45	0.93
660-669	19	10,868,169.35	2.66
670-679	26	15,943,183.11	3.91
680-689	25	15,454,977.19	3.79
690-699	29	18,229,084.90	4.47
700-709	31	17,857,571.41	4.38
710-719	36	22,994,128.81	5.64
720-729	30	19,502,818.49	4.78
730-739	42	26,460,568.20	6.49
740-749	42	28,877,699.91	7.08
750-759	46	30,272,941.10	7.42
760-769	54	34,505,564.97	8.46
770-779	69	43,488,943.11	10.66
780-789	74	46,613,761.39	11.42
790-799	58	34,238,064.07	8.39
800 or greater	55	34,934,324.22	8.56

TOTAL:	650	$408,007,129.26	100.00%

          As of the cut-off date, the non-zero weighted average FICO score of the mortgage loans in Pool I is expected to be 748.

LOAN PROGRAM
FOR THE MORTGAGE LOANS IN POOL I

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

30 Year Fixed	494	$300,885,294.75	73.75%
30 Year Interest Only	156	107,121,834.51	26.25

TOTAL:	650	$408,007,129.26	100.00%

DOCUMENTATION TYPE
FOR THE MORTGAGE LOANS IN POOL I

Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Full/Alt Doc	564	$352,469,034.14	86.39%
Stated Income	55	36,936,105.50	9.05
SISA	31	18,601,989.62	4.56

TOTAL:	650	$408,007,129.26	100.00%

I-2

ANNEX II

MORTGAGE RATES
FOR THE MORTGAGE LOANS IN POOL II

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

5.625	2	$1,134,009.57	8.08%
5.875	1	872,875.36	6.22
6.000	1	695,173.97	4.95
6.250	2	1,207,387.20	8.61
6.375	4	3,818,121.09	27.21
6.500	4	2,513,896.85	17.92
6.625	3	1,143,754.75	8.15
6.750	2	1,175,150.25	8.38
6.875	2	1,469,962.89	10.48

TOTAL:	21	$14,030,331.93	100.00%

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool II is expected to be approximately 6.381%. The mortgage interest rates on a per annum basis range between 5.625% and 6.875%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
FOR THE MORTGAGE LOANS IN POOL II

Range of Current Mortgage Loan Amounts ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Less than 250,001	1	$89,523.25	0.64%
400,001 - 450,000	1	438,550.45	3.13
450,001 - 500,000	2	938,651.27	6.69
500,001 - 550,000	2	1,049,771.98	7.48
550,001 - 600,000	5	2,941,884.48	20.97
650,001 - 700,000	2	1,348,989.48	9.61
700,001 - 750,000	3	2,180,050.59	15.54
850,001 - 900,000	4	3,501,920.09	24.96
Greater than 1,500,000	1	1,540,990.34	10.98

TOTAL:	21	$14,030,331.93	100.00%

          As of the cut-off date, the average principal balance of the mortgage loans in Pool II is expected to be $668,111.04.

ORIGINAL LOAN-TO-VALUE RATIOS
FOR THE MORTGAGE LOANS IN POOL II

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

60.01 to 65.00	3	$1,958,321.03	13.96%
65.01 to 70.00	6	4,835,899.90	34.47
70.01 to 75.00	1	536,139.47	3.82
75.01 to 80.00	10	6,610,448.28	47.12
90.01 to 95.00	1	89,523.25	0.64

TOTAL:	21	$14,030,331.93	100.00%

          The weighted average original loan-to-value ratio of the mortgage loans in Pool II is expected to be approximately 72.83%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED
PROPERTIES FOR THE MORTGAGE LOANS IN POOL II

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Arizona	1	$580,580.23	4.14%
California	3	1,930,481.45	13.76
Colorado	1	1,540,990.34	10.98
Florida	1	593,658.28	4.23
Georgia	1	438,550.45	3.13
Kansas	1	705,309.27	5.03
Maine	1	89,523.25	0.64
New Jersey	1	881,678.99	6.28
Pennsylvania	5	3,810,390.96	27.16
Tennessee	1	513,632.51	3.66
Utah	1	465,000.00	3.31
Washington	4	2,480,536.20	17.68

TOTAL:	21	$14,030,331.93	100.00%

          No more than approximately 10.983% of the mortgage loans in Pool II are secured by mortgaged properties located in any one postal zip code area.

PURPOSE OF MORTGAGE LOANS
FOR THE MORTGAGE LOANS IN POOL II

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Purchase(1)	12	$9,008,302.89	64.21%
Refinance (rate/term)	4	2,299,270.53	16.39
Refinance (cash out)	5	2,722,758.51	19.41

TOTAL:	21	$14,030,331.93	100.00%

          (1) May include mortgage loans originated under First Horizon’s “One Time Close” program.

TYPES OF MORTGAGED PROPERTIES
FOR THE MORTGAGE LOANS IN POOL II

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Single Family	12	$7,407,969.13	52.80%
Planned Unit	5	3,877,302.49	27.64
Condominium	3	2,151,402.03	15.33
High Rise Condominium	1	593,658.28	4.23

TOTAL:	21	$14,030,331.93	100.00%

OCCUPANCY TYPES
FOR THE MORTGAGE LOANS IN POOL II

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Primary Residence	20	$13,376,516.42	95.34%
Secondary Residence	1	653,815.51	4.66

TOTAL:	21	$14,030,331.93	100.00%

II-1

REMAINING TERMS TO MATURITY
FOR THE MORTGAGE LOANS IN POOL II

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

117	1	$513,632.51	3.66%
173	1	536,139.47	3.82
177	5	3,671,695.12	26.17
178	5	3,586,292.95	25.56
179	8	5,257,571.88	37.47
180	1	465,000.00	3.31

TOTAL:	21	$14,030,331.93	100.00%

          As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool II is expected to be approximately 176 months.

FICO SCORES
FOR THE MORTGAGE LOANS IN POOL II

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

600-649	1	$513,632.51	3.66%
660-669	1	593,658.28	4.23
680-689	1	465,000.00	3.31
690-699	1	653,815.51	4.66
710-719	1	881,678.99	6.28
730-739	1	597,870.10	4.26
740-749	2	1,311,425.81	9.35
750-759	3	1,591,282.71	11.34
760-769	3	3,015,731.66	21.49
770-779	5	2,658,870.62	18.95
780-789	2	1,747,365.74	12.45

TOTAL:	21	$14,030,331.93	100.00%

          As of the cut-off date, the non-zero weighted average FICO score of the mortgage loans in Pool II is expected to be 747.

LOAN PROGRAM
FOR THE MORTGAGE LOANS IN POOL II

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

15 Year Fixed	21	$14,030,331.93	100.00%

TOTAL:	21	$14,030,331.93	100.00%

DOCUMENTATION TYPE
FOR THE MORTGAGE LOANS IN POOL II

Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Full/Alt Doc	18	$11,986580.74	85.43%
Stated Income	1	581,491.97	4.14
SISA	2	1,462,259.22	10.42

TOTAL:	21	$14,030,331.93	100.00%

II-2

ANNEX III

MORTGAGE RATES
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Current Gross Coupon (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

5.625	2	$1,134,009.57	0.27%
5.875	2	1,465,015.50	0.35
6.000	3	1,769,755.67	0.42
6.125	2	973,645.25	0.23
6.250	8	4,741,627.71	1.12
6.375	20	14,494,420.70	3.43
6.500	64	39,046,109.85	9.25
6.625	99	59,429,393.37	14.08
6.750	146	89,433,518.63	21.19
6.875	191	119,244,387.27	28.25
7.000	73	46,962,591.02	11.13
7.125	38	25,422,394.61	6.02
7.250	17	14,335,344.84	3.40
7.375	5	3,097,247.20	0.73
7.500	1	488,000.00	0.12

TOTAL:	671	$422,037,461.19	100.00%

          As of the cut-off date, the weighted average mortgage rate of the mortgage loans in Pool I and Pool II is expected to be approximately 6.788%. The mortgage interest rates of the mortgage loans in Pool I and Pool II on a per annum basis range between 5.625% and 7.500%.

CURRENT MORTGAGE LOAN PRINCIPAL BALANCES
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Range of Current Mortgage Loan Amounts ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Less than 250,001	1	$89,523.25	0.02%
350,001 - 400,000	2	765,118.51	0.18
400,001 - 450,000	65	28,373,665.17	6.72
450,001 - 500,000	135	64,049,818.61	15.18
500,001 - 550,000	117	61,506,463.38	14.57
550,001 - 600,000	94	54,516,602.06	12.92
600,001 - 650,000	56	35,438,741.98	8.40
650,001 - 700,000	39	26,545,308.16	6.29
700,001 - 750,000	32	23,399,117.59	5.54
750,001 - 800,000	31	24,110,979.04	5.71
800,001 - 850,000	10	8,292,762.21	1.96
850,001 - 900,000	16	14,003,085.13	3.32
900,001 - 950,000	13	12,103,280.22	2.87
950,001 - 1,000,000	35	34,635,939.20	8.21
1,000,001 - 1,100,000	3	3,166,195.75	0.75
1,100,001 - 1,200,000	5	5,771,861.19	1.37
1,200,001 - 1,300,000	4	4,954,231.93	1.17
1,300,001 - 1,400,000	4	5,341,565.83	1.27
1,400,001 - 1,500,000	7	10,432,211.64	2.47
Greater than 1,500,000	2	4,540,990.34	1.08

TOTAL:	671	$422,037,461.19	100.00%

          As of the cut-off date, the average principal balance of the mortgage loans in Pool I and Pool II is expected to be $628,967.90.

ORIGINAL LOAN-TO-VALUE RATIOS
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

50.00 and Below	35	$21,603,170.86	5.12%
50.01 to 55.00	22	17,425,202.15	4.13
55.01 to 60.00	23	15,601,601.01	3.70
60.01 to 65.00	42	26,916,324.87	6.38
65.01 to 70.00	89	63,380,336.22	15.02
70.01 to 75.00	67	45,393,814.82	10.76
75.01 to 80.00	377	223,787,109.33	53.03
80.01 to 85.00	2	920,650.27	0.22
85.01 to 90.00	7	3,670,846.81	0.87
90.01 to 95.00	7	3,338,404.85	0.79

TOTAL:	671	$422,037,461.19	100.00%

          The weighted average original loan-to-value ratio of the mortgage loans in Pool I and Pool II is expected to be approximately 72.50%.

GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Arizona	23	$15,333,561.01	3.63%
Arkansas	1	650,000.00	0.15
California	136	91,958,411.41	21.79
Colorado	15	9,142,196.61	2.17
Connecticut	6	3,348,454.06	0.79
Delaware	4	2,261,918.48	0.54
District of Columbia	4	2,278,723.64	0.54
Florida	10	6,588,081.21	1.56
Georgia	16	9,371,025.52	2.22
Hawaii	1	758,687.62	0.18
Idaho	6	3,883,049.72	0.92
Illinois	9	5,936,136.56	1.41
Indiana	7	4,230,528.07	1.00
Kansas	1	705,309.27	0.17
Maine	5	3,108,724.45	0.74
Maryland	46	25,209,740.13	5.97
Massachusetts	38	24,634,990.52	5.84
Michigan	9	5,399,405.00	1.28
Minnesota	5	3,682,101.38	0.87
Missouri	3	1,820,892.98	0.43
Montana	3	2,604,469.50	0.62
Nevada	18	11,954,161.52	2.83
New Hampshire	6	3,302,519.06	0.78
New Jersey	14	8,636,550.77	2.05
New Mexico	7	4,041,019.19	0.96
New York	4	2,305,860.45	0.55
North Carolina	11	6,959,739.61	1.65
Ohio	3	1,403,410.18	0.33
Oregon	12	7,419,699.70	1.76
Pennsylvania	14	8,559,177.19	2.03
Rhode Island	7	5,271,481.00	1.25
South Carolina	1	533,400.00	0.13
Tennessee	30	17,829,654.78	4.22
Texas	44	28,063,120.32	6.65
Utah	11	7,705,337.81	1.83
Virginia	56	34,314,567.54	8.13
Washington	84	50,223,354.93	11.90
Wyoming	1	608,000.00	0.14

TOTAL:	671	$422,037,461.19	100.00%

          No more than approximately 0.968% of the mortgage loans in Pool I and Pool II are secured by mortgaged properties located in any one postal zip code area.

III-1

PURPOSE OF MORTGAGE LOANS
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Purchase(1)	481	$308,669,872.90	73.14%
Refinance (rate/term)	76	47,300,386.27	11.21
Refinance (cash out)	114	66,067,202.02	15.65

TOTAL:	671	$422,037,461.19	100.00%

          (1) May include mortgage loans originated under First Horizon’s “One Time Close” program.

TYPES OF MORTGAGED PROPERTIES
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Single Family	424	$268,180,346.91	63.54%
Planned Unit	217	135,282,305.19	32.05
Condominium	20	11,716,422.68	2.78
High Rise Condominium	7	5,181,544.81	1.23
2-4 Family	3	1,676,841.60	0.40

TOTAL:	671	$422,037,461.19	100.00%

OCCUPANCY TYPES
FOR THE MORTGAGE LOANS IN POOL II

Occupancy Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Primary Residence	634	$396,593,172.61	93.97%
Secondary Residence	30	22,005,765.78	5.21
Investor Property	7	3,438,522.80	0.81

TOTAL:	671	$422,037,461.19	100.00%

REMAINING TERMS TO MATURITY
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

117	1	$513,632.51	0.12%
173	1	536,139.47	0.13
177	5	3,671,695.12	0.87
178	5	3,586,292.95	0.85
179	8	5,257,571.88	1.25
180	1	465,000.00	0.11
351	1	627,926.37	0.15
353	1	794,976.65	0.19
355	1	492,559.35	0.12
356	3	1,954,400.51	0.46
357	34	19,771,657.90	4.68
358	211	132,377,578.55	31.37
359	192	122,162,691.08	28.95
360	207	129,825,338.85	30.76

TOTAL:	671	$422,037,461.19	100.00%

          As of the cut-off date the weighted average remaining term to maturity of the mortgage loans in Pool I and Pool II is expected to be approximately 353 months.

FICO SCORES
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Range of FICO Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

600-649	8	$4,483,323.09	1.06%
650-659	7	3,795,638.45	0.90
660-669	20	11,461,827.63	2.72
670-679	26	15,943,183.11	3.78
680-689	26	15,919,977.19	3.77
690-699	30	18,882,900.41	4.47
700-709	31	17,857,571.41	4.23
710-719	37	23,875,807.80	5.66
720-729	30	19,502,818.49	4.62
730-739	43	27,058,438.30	6.41
740-749	44	30,189,125.72	7.15
750-759	49	31,864,223.81	7.55
760-769	57	37,521,296.63	8.89
770-779	74	46,147,813.73	10.93
780-789	76	48,361,127.13	11.46
790-799	58	34,238,064.07	8.11
800 or greater	55	34,934,324.22	8.28

TOTAL:	671	$422,037,461.19	100.00%

          As of the cut-off date, the non-zero weighted average FICO score of the mortgage loans in Pool I and Pool II is expected to be 748.

LOAN PROGRAM
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

30 Year Fixed	494	$300,885,294.75	71.29%
30 Year Interest Only	156	107,121,834.51	25.38
15 Year Fixed	21	14,030,331.93	3.32

TOTAL:	671	$422,037,461.19	100.00%

DOCUMENTATION TYPE
FOR THE MORTGAGE LOANS IN AGGREGATE POOL

Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percentage of Mortgage Pool

Full/Alt Doc	582	$364,455,614.88	86.36%
Stated Income	56	37,517,597.47	8.89
SISA	33	20,064,248.84	4.75

TOTAL:	671	$422,037,461.19	100.00%

III-2

SCHEDULE I

PRINCIPAL BALANCE SCHEDULES

          The Principal Balance Schedules have been prepared on the basis of the Structuring Assumptions and the assumption that the mortgage loans prepay at the approximate constant rates set forth below:

Principal Balance Schedules Reference	Principal Balance Schedules Type	Related Classes	Prepayment Assumption Ranges and Rates

PAC I Schedule	Planned Balance	Class I-A-4 Certificates	Between 100% and 400% PSA

PAC II Schedule	Planned Balance	Class I-A-7 and Class I-A-8 Certificates	Between 100% and 250% PSA

TAC Schedule	Targeted Balance	Class I-A-9 Certificates	300% PSA

          There is no assurance that the class certificate balances of the classes listed above will conform on any distribution date to their respective Planned or Targeted Balances specified for such distribution date in the Principal Balance Schedules herein, or that distribution of principal on such classes will end on the respective distribution dates specified therein. Because any excess of the amount available for distribution of principal of these classes for any distribution date over the amount necessary to reduce the class certificate balances of such classes to their respective aggregate Planned or Targeted Balances will be distributed in accordance with the distribution rules under “Description of the Certificates — Distributions on the Certificates — Principal,” the ability to so reduce the class certificate balances of such classes will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the range or at the constant rate specified above, the amount available for distribution of principal of these classes on any distribution date may be insufficient to reduce such classes to their respective Planned or Targeted Balances, as applicable, if prepayments do not occur at the Prepayment Assumption. Moreover, because of the diverse remaining terms to maturity, these classes may not be reduced to their respective Planned or Targeted Balances, even if prepayments occur within the range or at the constant rate specified above.

Distribution Date	PAC I Schedule	PAC II Schedule	TAC Schedule

Initial Balance	$13,291,000.00	$70,355,000.00	$8,462,000.00
October 25, 2006	13,239,303.02	70,179,412.95	8,333,846.94
November 25, 2006	13,178,329.22	69,972,317.54	8,143,357.30
December 25, 2006	13,108,104.24	69,733,800.77	7,890,525.24
January 25, 2007	13,028,645.04	69,463,920.33	7,575,470.48
February 25, 2007	12,939,973.38	69,162,750.04	7,198,439.26
March 25, 2007	12,842,115.72	68,830,379.83	6,804,930.68
April 25, 2007	12,735,103.28	68,466,915.71	6,442,505.56
May 25, 2007	12,618,972.00	68,072,479.78	6,111,041.76
June 25, 2007	12,493,762.54	67,647,210.13	5,810,401.14
July 25, 2007	12,359,520.26	67,191,260.79	5,540,429.59
August 25, 2007	12,216,295.18	66,704,801.68	5,300,957.16
September 25, 2007	12,064,141.98	66,188,018.52	5,091,798.07
October 25, 2007	11,903,119.96	65,641,112.70	4,912,750.86
November 25, 2007	11,733,292.99	65,064,301.19	4,763,598.52
December 25, 2007	11,554,729.51	64,457,816.40	4,644,108.57
January 25, 2008	11,367,502.44	63,821,906.04	4,554,033.25
February 25, 2008	11,171,689.17	63,156,832.95	4,493,109.67
March 25, 2008	10,967,371.51	62,462,874.96	4,461,059.93

SCH.-1

Distribution Date	PAC I Schedule	PAC II Schedule	TAC Schedule

April 25, 2008	10,754,635.60	61,740,324.69	4,457,591.36
May 25, 2008	10,541,509.87	61,016,450.42	4,455,435.62
June 25, 2008	10,328,384.15	60,292,576.14	4,453,268.66
July 25, 2008	10,115,258.42	59,568,701.87	4,451,090.41
August 25, 2008	9,902,132.69	58,844,827.60	4,448,900.81
September 25, 2008	9,689,006.97	58,120,953.32	4,446,699.82
October 25, 2008	9,475,881.24	57,397,079.05	4,444,487.35
November 25, 2008	9,262,755.51	56,673,204.78	4,442,263.37
December 25, 2008	9,049,629.79	55,949,330.50	4,440,027.80
January 25, 2009	8,836,504.06	55,225,456.23	4,437,780.58
February 25, 2009	8,623,378.33	54,501,581.96	4,435,521.67
March 25, 2009	8,410,252.61	53,777,707.69	4,433,250.98
April 25, 2009	8,197,126.88	53,053,833.41	4,430,968.47
May 25, 2009	7,984,001.15	52,329,959.14	4,428,674.08
June 25, 2009	7,770,875.43	51,606,084.87	4,426,367.73
July 25, 2009	7,557,749.70	50,882,210.59	4,424,049.37
August 25, 2009	7,344,623.97	50,158,336.32	4,421,718.94
September 25, 2009	7,131,498.25	49,434,462.05	4,419,376.37
October 25, 2009	6,918,372.52	48,710,587.77	4,417,021.59
November 25, 2009	6,705,246.79	47,986,713.50	4,414,654.56
December 25, 2009	6,492,121.07	47,262,839.23	4,412,275.19
January 25, 2010	6,278,995.34	46,538,964.95	4,409,883.43
February 25, 2010	6,065,869.61	45,815,090.68	4,407,479.22
March 25, 2010	5,852,743.88	45,091,216.41	4,405,062.48
April 25, 2010	5,639,618.16	44,367,342.13	4,402,633.16
May 25, 2010	5,426,492.43	43,643,467.86	4,400,191.18
June 25, 2010	5,213,366.70	42,919,593.59	4,397,736.49
July 25, 2010	5,000,240.98	42,195,719.31	4,395,269.01
August 25, 2010	4,787,115.25	41,471,845.04	4,392,788.68
September 25, 2010	4,573,989.52	40,747,970.77	4,390,295.43
October 25, 2010	4,360,863.80	40,024,096.49	4,387,789.19
November 25, 2010	4,147,738.07	39,300,222.22	4,385,269.90
December 25, 2010	3,934,612.34	38,576,347.95	4,382,737.49
January 25, 2011	3,721,486.62	37,852,473.67	3,806,114.95
February 25, 2011	3,508,360.89	37,128,599.40	2,894,156.98
March 25, 2011	3,295,235.16	36,404,725.13	2,010,000.27
April 25, 2011	3,082,109.44	35,680,850.85	1,153,179.53
May 25, 2011	2,868,983.71	34,956,976.58	323,237.20
June 25, 2011	2,655,857.98	34,233,102.31	—
July 25, 2011	2,442,732.26	33,509,228.03
August 25, 2011	2,229,606.53	32,785,353.76
September 25, 2011	2,016,480.80	32,061,479.49
October 25, 2011	1,803,355.08	31,337,605.22
November 25, 2011	1,590,229.35	30,613,730.94

SCH.-2

Distribution Date	PAC I Schedule	PAC II Schedule	TAC Schedule

December 25, 2011	1,377,103.62	29,889,856.67
January 25, 2012	1,164,614.17	29,168,143.49
February 25, 2012	953,366.01	28,450,646.29
March 25, 2012	743,352.92	27,737,344.00
April 25, 2012	534,568.76	27,028,215.69
May 25, 2012	327,007.37	26,323,240.51
June 25, 2012	120,662.66	25,622,397.74
July 25, 2012		24,925,666.78
August 25, 2012		24,233,027.13
September 25, 2012		23,544,458.40
October 25, 2012		22,881,880.90
November 25, 2012		22,223,207.92
December 25, 2012		21,568,419.48
January 25, 2013		20,917,495.70
February 25, 2013		20,270,416.82
March 25, 2013		19,627,163.18
April 25, 2013		18,987,715.23
May 25, 2013		18,352,053.52
June 25, 2013		17,720,158.69
July 25, 2013		17,092,011.51
August 25, 2013		16,467,592.83
September 25, 2013		15,846,883.63
October 25, 2013		15,271,558.72
November 25, 2013		14,699,592.20
December 25, 2013		14,130,966.14
January 25, 2014		13,565,662.74
February 25, 2014		13,003,664.25
March 25, 2014		12,444,953.07
April 25, 2014		11,891,326.86
May 25, 2014		11,347,359.23
June 25, 2014		10,812,900.85
July 25, 2014		10,287,804.59
August 25, 2014		9,771,925.44
September 25, 2014		9,265,120.48
October 25, 2014		8,854,517.40
November 25, 2014		8,450,782.31
December 25, 2014		8,053,807.84
January 25, 2015		7,663,488.18
February 25, 2015		7,279,719.12
March 25, 2015		6,902,398.03
April 25, 2015		6,531,423.79
May 25, 2015		6,166,696.81
June 25, 2015		5,808,118.99
July 25, 2015		5,455,593.69

SCH.-3

Distribution Date	PAC I Schedule	PAC II Schedule	TAC Schedule

August 25, 2015		5,109,025.73
September 25, 2015		4,768,321.36
October 25, 2015		4,505,875.97
November 25, 2015		4,247,139.77
December 25, 2015		3,992,061.45
January 25, 2016		3,740,590.42
February 25, 2016		3,492,676.74
March 25, 2016		3,248,271.21
April 25, 2016		3,007,325.25
May 25, 2016		2,769,790.98
June 25, 2016		2,535,621.16
July 25, 2016		2,304,769.19
August 25, 2016		2,077,189.12
September 25, 2016		1,844,405.83
October 25, 2016		1,614,852.94
November 25, 2016		1,388,616.75
December 25, 2016		1,165,650.84
January 25, 2017		945,909.44
February 25, 2017		729,347.40
March 25, 2017		515,920.21
April 25, 2017		305,583.94
May 25, 2017		98,295.29
June 25, 2017		—

SCH.-4

PROSPECTUS

First Horizon Asset Securities Inc.
Depositor

Mortgage and Asset Backed Securities
(Issuable in Series)

The Trusts

You should carefully consider the risk factors beginning on page 6 of this prospectus.

Each trust will be established to hold assets in its trust fund transferred to it by First Horizon Asset Securities Inc. The assets in each trust fund will be specified in the prospectus supplement for the particular trust and will generally consist of:

•	first or subordinate lien mortgage loans secured by one- to four-family residential properties or participation interests evidencing those types of loans, or

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

•

non-agency mortgage-backed securities evidencing an interest in, or secured by, loans of the type that are not eligible for purchase by Ginnie Mae, Fannie Mae or Freddie Mac, issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac, as described under “The Trust Fund – Non-Agency Mortgage-Backed Securities,” or participation interests evidencing those types of securities, or

•

closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participation interests evidencing those types of loans, or

•

home improvement loans secured by first and/or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts secured by personal property security interests, or participation interests evidencing those types of loans or contracts.

The Securities

The securities of a series will consist of certificates which evidence beneficial ownership of a trust established by the depositor, and/or notes secured by the assets of a trust fund. The depositor or a trust established by the depositor will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series of securities will be issued in one or more classes and each class will evidence the beneficial ownership of (in the case of certificates) or a right to receive payments supported by (in the case of notes) a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Credit Enhancement

If the securities have any type of credit enhancement, the prospectus supplement for the related series will describe the credit enhancement. The types of credit enhancement are generally described in this prospectus.

Offers of Securities

The securities may be offered to the public through several different methods, including offerings through underwriters.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 20, 2006

Important Notice About Information in this Prospectus and Each Accompanying Prospectus Supplement

          Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

          If you require additional information, the mailing address of our principal executive offices is First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063 and the telephone number is (214) 441-4000. For other means of acquiring additional information about us or a series of securities, see “Available Information” and “Incorporation of Certain Documents by Reference; Reports filed with the SEC” beginning on page 33.

RISK FACTORS

          You should carefully consider the following information since it identifies significant risks associated with an investment in the securities.

Limited Source of Payments — No
Recourse To Sellers, Depositor or
Servicer

The applicable prospectus supplement may provide that securities will be payable from other trust funds in addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund. If the trust fund does not have sufficient assets to distribute the full amount due to you as a securityholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.

Furthermore, at the times specified in the applicable prospectus supplement, some assets of the trust fund may be released and paid out to other people, such as the depositor, a servicer, a credit enhancement provider, or any other person entitled to payments from the trust fund. Those assets will no longer be available to make payments to you. Those payments are generally made after other specified payments that may be set forth in the applicable prospectus supplement have been made.

You will not have any recourse against the depositor or any servicer if you do not receive a required distribution on the securities. Nor will you have recourse against the assets of the trust fund of any other series of securities.

The securities will not represent an interest in the depositor, any servicer, any seller to the depositor, or anyone else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets.

First Horizon Asset Securities Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

	•	funds obtained from enforcing a corresponding obligation of a seller or originator of the loan, or

	•	funds from a reserve fund or similar credit enhancement established to pay for loan repurchases.

The only obligations of the master servicer to a trust fund consist of its obligations to service the related mortgage loans in accordance with the terms of the related servicing agreement.

The only obligations to a trust fund of a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase or substitute for some of the loans. However, the seller may not have the financial ability to make the required repurchase or substitution.

Credit Enhancement May Not Be
Sufficient To Protect You from
Losses

Credit enhancement is intended to reduce the effect of loan losses. But credit enhancements may benefit only some classes of a series of securities and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement.

Furthermore, the amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the securities covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, all or a portion of the credit enhancement may be reduced, substituted for, or even eliminated so long as the rating agencies rating the certificates indicate that the change in credit enhancement would not cause them to change adversely their rating of the securities.

Consequently, securityholders may suffer losses even though a credit enhancement exists and its provider does not default.

Nature of Mortgages

Junior Status of Liens Securing Home
Equity Loans Could Adversely Affect
You

The mortgage and deeds of trust securing the home equity loans and home improvement loans will be primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust. Accordingly, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the outstanding balance of the junior lien only to the extent that the claims of the related senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, if a junior mortgagee forecloses on the property securing a junior mortgage, it forecloses subject to any senior mortgage and must take one of the following steps to protect its interest in the property:

	•	pay the senior mortgage in full at or prior to the foreclosure sale, or

	•	assume the payments on the senior mortgage in the event the mortgagor is in default under the senior mortgage.

The trust fund may effectively be prevented from foreclosing on the related property since it will have no funds to satisfy any senior mortgages or make payments due to any senior mortgagees.

Some states have imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In some states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of:

	•	the aggregate amount owed under both the senior and junior loans over

	•	the proceeds of any sale under a deed of trust or other foreclosure proceedings.

See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation and Other Limitations on Lenders.”

Cooperative Loans May Experience
Relatively Higher Losses

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Internal Revenue Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporation’s buildings.

If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or the underlying land, as is generally the case, the cooperative, as property borrower, is responsible for meeting these mortgage or rental obligations. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary lease and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

If there is an underlying lease of the land, as is the case in some instances, the cooperative is responsible for meeting the related rental obligations. If the cooperative is unable to meet its obligations arising under its land lease, the holder of the land lease could terminate the land lease and all subordinate proprietary leases and occupancy agreements. The termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. A land lease also has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements which could eliminate or significantly diminish the value of the related collateral.

In addition, if the corporation issuing the shares related to the cooperative loans fails to qualify as a cooperative housing corporation under the Internal Revenue Code, the value of the collateral securing the cooperative loan could be significantly impaired because the tenant-stockholders would not be permitted to deduct its proportionate share of certain interest expenses and real estate taxes of the corporation.

The cooperative shares and proprietary lease or occupancy agreement pledged to the lender are, in almost all cases, subject to restrictions on transfer, including obtaining the consent of the cooperative housing corporation prior to the transfer, which may impair the value of the collateral after a default by the borrower due to an inability to find a transferee acceptable to the related housing corporation.

Home Improvement Loans Secured by
Personal Property May Experience
Relatively Higher Losses

A borrower’s obligations under a home improvement loan may be secured by the personal property which was purchased with the proceeds of the home improvement loan. The liquidation value of the related personal property is likely to be significantly less than the original purchase price of that property. If a borrower on a home improvement loan defaults while a significant portion of the loan is outstanding, it is likely that the amount recovered from the sale of the related personal property will be insufficient to pay the related liquidation expenses and satisfy the remaining unpaid balance of the related loan. In that case, one or more classes of securities will suffer a loss. See “Certain Legal Aspects of the Loans – Home Improvement Loans” for a description of certain legal issues related to home improvement loans.

Declines in Property Values May
Adversely Affect You	The value of the properties underlying the loans held in the trust fund may decline over time. Among the factors that could adversely affect the value of the properties are:

	•	an overall decline in the residential real estate market in the areas in which they are located,

	•	a decline in their general condition from the failure of borrowers to maintain their property adequately, and

	•	natural disasters that are not covered by insurance, such as earthquakes and floods.

In the case of home equity loans, declining property values could diminish or extinguish the value of a junior mortgage before reducing the value of a senior mortgage on the same property.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of securities.

Delays In Liquidation May Adversely
Affect You

Even if the properties underlying the loans held in the trust fund provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount or availability of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment, to obtain sufficient proceeds to repay the loan in full.

In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

In the event that:

	•	the mortgaged properties fail to provide adequate security for the related mortgage loans;

	•	if applicable to a series as specified in the related prospectus supplement, excess cashflow(if any) and overcollateralization (if any) is insufficient to cover these shortfalls;

	•	if applicable to a series as specified in the related prospectus supplement, the subordination of certain classes are insufficient to cover these shortfalls, and

•

with respect to the securities with the benefit of an insurance policy as specified in the related prospectus supplement, the credit enhancement provider fails to make the required payments under the related insurance policy, you could lose all or a portion of the money you paid for your securities and could also have a lower yield than anticipated at the time you purchased your securities.

Disproportionate Effect of Liquidation
Expenses May Adversely Affect You

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer Protection Laws May
Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost” mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentation, to be asserted against person acquiring the mortgage loans, such as the trust fund.

The federal laws that may apply to loans held in the trust fund include the following:

•

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non- purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given;

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to non- purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

•

the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limit changes that may be made to open-ended loans secured by the consumer’s dwelling and restricts the ability to accelerate balances or suspend credit privileges on these loans;

•

the Equal Credit Opportunity Act and its regulations, which (among other things) prohibit discrimination in any aspect of the transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•

the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction;

•

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers.

In addition, any assignee of the creditor, including the applicable trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

The penalties for violating these federal, state or local laws vary depending upon the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan. Violations of certain federal laws may limit the ability to collect all or a part of the principal or interest on a mortgage loan and, in some cases, borrowers may even be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loans, such as the trust fund. Losses on loans resulting from the application these federal, state or local laws that are not otherwise covered by one or more forms of credit enhancement will be borne by the holders of one or more classes of securities. Additionally, the trust fund may experience losses arising from lawsuits related to alleged violations of these laws which, if not covered by one or more forms of credit enhancement or the related seller, will be borne by the holders of one or more classes of securities.

Losses on Balloon Payment Mortgages
Are Borne by You

Some of the mortgage loans held in the trust fund may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on factors such as mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

Your Risk of Loss May Be Higher
than You Expect If Your Securities
Are Backed by Loans that Were
Underwritten to Standards which do
not Conform to the Standards of
Freddie Mac or Fannie Mae

The trust fund may also include loans that were originated under standards that were less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability. The related borrowers may have payment histories and debt-to-income ratios which would not satisfy Freddie Mac and Fannie Mae underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. On a case by case basis, the related seller may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under its applicable underwriting risk category guidelines warrants an underwriting exception.

As a result of the application of less stringent underwriting standards, certain mortgage loans in a mortgage pool may experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Furthermore, changes in the values of the related mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of these mortgage loans than on mortgage loans originated in a more traditional manner. We can give no assurance that the values of the related mortgage properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Your Risk of Loss May Be Higher
than You Expect If Your Securities
Are Backed by Partially Unsecured
Home Equity Loans

The trust fund may also include home equity loans that were originated with loan-to-value ratios or combined loan-to-value ratios in excess of the value of the related mortgaged property. Under these circumstances, the trust fund could be treated as a general unsecured creditor as to any unsecured portion of any related loan. In the event of a default under a loan that is unsecured in part, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with all other general unsecured creditors of the borrower.

The Prepayment Rate on Home Equity
Loans and Home Improvement
Loans is Uncertain

Home equity loans and home improvement loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans.

Generally, if prevailing interest rates fall significantly below the coupon rates on the loans, the loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the loans. Conversely, if prevailing interest rates rise significantly above the coupon rate on the home equity loans, the rate of prepayments is likely to decrease. The average life of your securities and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the loans.

In general, if you purchase a security at a premium to the outstanding principal amount of the security, the yield on your security may be adversely affected by a higher than anticipated level of prepayments of the loans. Conversely, if you purchase a security at a discount to the outstanding principal balance of the security, the yield on your security may be adversely affected by a lower than anticipated level of prepayments.

You May be Unable to Reinvest
Distributions in Comparable
Investments

Asset-backed securities usually produce more returns of principal to investors when market interest rates fall below the interest rates on the loans and produce less returns on principal when market interest rates rise above the interest rates on the loans. If borrowers refinance their loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the securities, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the securities. You will bear the risk that the timing and amount of distributions on your securities will prevent you from obtaining your desired yield.

You Could Be Adversely Affected by
Violations of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In some circumstances, these laws and regulations impose obligations on “owners” or “operators” of residential properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust if it were to be considered an “owner” or “operator” of the related property. A property “owner” or “operator” can also be held liable for the cost of remediating contamination, regardless of fault, and for personal injury or property damage arising from exposure to contaminants.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of hazardous substances from a site, or petroleum from an underground storage tank under some circumstances. If the trust were to be considered the “owner” or “operator” of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Securities Do Not
Assure Their Payment

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the rating categories which signifies investment grade by at least one nationally recognized rating agency. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the securities will be redeemed early. A rating is not a recommendation to purchase, hold, or sell securities because it does not address the market price of the securities or the suitability of the securities for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

	•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

	•	an adverse change in the financial or other condition of a credit enhancement provider, or

	•	a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type, and nature of credit enhancement established for a class of securities will be determined on the basis of criteria established by each rating agency rating classes of the securities. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of securities.

You May Have Difficulty Reselling
Your Securities Due to a Lack of a
Secondary Market, Fluctuating
Market Values or Periods of
Illiquidity

The related prospectus supplement for each series will specify the class or classes in which the underwriter intends to make a secondary market, if any, but no underwriter will have any obligation to do so. We can give no assurance that a secondary markets for the securities will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired return or yield to maturity. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for mortgage and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.

Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk. Illiquidity can also have an adverse effect on the price of securities that have been structured to support other classes of certificates or that have been structured to meet the investment requirements of limited categories of investors. For example, a particular investor may require a security with a specified maturity date, a call protection feature, or a specific type of amortization feature. The unique nature of the security may inhibit its marketability to other investors.

Book-entry Registration Limited
Liquidity	Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge

Transactions in book-entry securities can be effected only through The Depository Trust Company, its participating organizations, its indirect participants, and some banks. Therefore, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions

You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to The Depository Trust Company for it to credit the accounts of its participants. In turn, these participants will then credit the distributions to your account either directly or indirectly through indirect participants.

Impact of World Events

The economic impact of the United States’ military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by the trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.

United States military operations also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act or similar state laws (referred to as the “Relief Act”). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. The Relief Act provides generally that these borrowers may not be charged an interest rate in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any time in the future and will not be advanced by the servicer, unless otherwise specified in the related prospectus supplement. To the extent that these shortfalls reduce the amount of interest paid to the holders of certificates with the benefit of an insurance policy, unless otherwise specified in the related prospectus supplement, they will not be covered by the related insurance policy. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status and, under some circumstances, during an additional period thereafter.

Bankruptcy or Insolvency May Affect
the Timing and Amount of
Distributions on The Securities

The seller and the depositor will take steps to structure the transfer of the loans held in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will take steps to structure the transfer of the loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities. Additionally, if that argument is successful, the bankruptcy trustee could elect to sell the loan and pay down the securities early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment losses in a lower interest rate environment.

Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the securities and even reduce the payments on the securities.

If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the loans. The period during which cash collections may be commingled with the master servicer’s own funds before each distribution date for securities will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer’s own funds for at least ten days, the trust fund will likely not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the securities.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court and in some instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying securities and even to reduce the aggregate amount of payments on the loans underlying securities.

The Principal Amount of Securities
May Exceed the Market Value of the
Trust Fund Assets

The market value of the assets relating to a series of securities at any time may be less than the principal amount of the securities of that series then outstanding, plus accrued interest. In the case of a series of notes, after an event of default and sale of the assets relating to a series of securities, the trustee, the master servicer, the credit enhancer, if any, and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of that sale to the extent of unpaid fees and other amounts owing to them under the related transaction document prior to distributions to securityholders. Upon any sale of the assets, the proceeds may be insufficient to pay in full the principal of and interest on the securities of the related series.

          Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 131.

THE TRUST FUND1

General

          The securities of each series will represent interests in the assets of the related trust fund, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of the trust fund assets (the “Trust Fund Assets”) consisting of:

•

first or subordinate lien mortgage loans secured by one- to four-family residential properties or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund – Participation Certificates”, or

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac, or

•

non-agency mortgage-backed securities evidencing an interest in, or secured by, loans of the type that are not eligible for purchase by Ginnie Mae, Fannie Mae or Freddie Mac, issued by entities other than Ginnie Mae, Fannie Mae or Freddie Mac, as described under “– Non-Agency Mortgage-Backed Securities,” or participation interests evidencing those types of securities that satisfy the conditions described under “The Trust Fund – Participation Certificates”, or

(1)

1           Whenever the terms pool, certificates, notes and securities are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific pool and the securities of one series including the certificates representing undivided interests in, and/or notes secured by the assets of, a single trust fund consisting primarily of the loans in that pool. Similarly, the term “Pass-Through Rate” will refer to the pass-through rate borne by the certificates and the term interest rate will refer to the interest rate borne by the notes of one specific series, as applicable, and the term trust fund will refer to one specific trust fund.

•

closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties or participation interests evidencing those types of loans that satisfy the conditions described under “The Trust Fund – Participation Certificates”, or

•

home improvement loans secured by first and/or subordinate liens on one- to four-family residential properties or by personal property security interests, and home improvement sales contracts secured by personal property security interests, or participation interests evidencing those types of loans or contracts that satisfy the conditions described under “The Trust Fund – Participation Certificates”.

          The pool will be created on the first day of the month of the issuance of the related series of securities or on another date specified in the related prospectus supplement. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

          The Trust Fund Assets will be acquired by the depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the depositor (the “Sellers”), and conveyed without recourse by the depositor to the related trust fund. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Loan Program — Underwriting Standards” or as otherwise described in the related prospectus supplement. See “Loan Program — Underwriting Standards.”

          The depositor will cause the Trust Fund Assets to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Trust Fund Assets, either directly or through other servicing institutions called sub-servicers, pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a sale and servicing agreement (each, a “Sale and Servicing Agreement”) among the trustee, the seller, the issuer, the depositor and the master servicer with respect to a series consisting of certificates and notes, and will receive a fee for these services. The Pooling and Servicing Agreements and the Sale and Servicing Agreements are referred to as “Master Servicing Agreements” in this prospectus. See “Loan Program” and “The Agreements.” With respect to loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related Master Servicing Agreement as if the master servicer alone were servicing those loans.

          If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust, statutory trust or common law trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement (each, a “Trust Agreement”) between the depositor and the trustee of the trust fund.

          As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the Pooling and Servicing Agreement, and with respect to a series consisting of certificates and notes, the Trust Agreement, the Indenture (as defined below) and the Sale and Servicing Agreement, as the context requires.

          With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding of the related Trust Fund Assets and other assets contemplated in this prospectus and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

          The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of securities will be to obtain certain representations and warranties from the sellers and to assign to the trustee for that series of securities the depositor’s rights with respect to those representations and warranties. See “The Agreements — Assignment of the Trust Fund Assets.” The obligations of the master servicer with respect to the loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under “Loan Program — Representations by Sellers; Repurchases” and “The Agreements — Sub-Servicing By Sellers” and “ — Assignment of the Trust Fund Assets”) and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described in this prospectus under “Description of the Securities — Advances.” The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

          The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the Trust Fund Assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) after the initial issuance of the related securities (the “Detailed Description”). A copy of the Agreement with respect to each series of securities will be filed as an exhibit to a Form 8-K after the initial issuance of the related securities and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to the series will be attached to the Agreement delivered to the trustee upon delivery of the securities. No more than 5% of the loans relative to the pool principal balance as of the related cut-off date will deviate from the loan characteristics described in the related prospectus supplement.

The Loans

          The loans will consist of single family mortgage loans, home equity loans or home improvement loans. For purposes hereof, “home equity loans” includes “closed-end loans” and “revolving credit line loans.” If so specified, the loans may include cooperative apartment loans (“cooperative loans”) secured by security interests in shares issued by private, non-profit, cooperative housing corporations (“cooperatives”) and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency such as the Federal Housing Administration (the “FHA”) or the Department of Veterans’ Affairs (the “VA”). In addition, the loans may have been underwritten to standards that are less stringent than the standards generally acceptable to Freddie Mac and Fannie Mae with regard to the borrower’s credit standing and repayment ability because the standards focus more on the value of the mortgaged property.

          The applicable prospectus supplement may specify the day on which monthly payments on the loans in a pool will be due, but if it does not, all of the mortgage loans in a pool will have monthly payments due on the first day of each month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

•

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan (the “Loan Rate”) for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•

Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the loan.

•

Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. The terms of a loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•

The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses that permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

          A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the loans during the early years of the loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable loan upon receipt by the master servicer of the mortgagor’s portion of the monthly payment on the loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

          The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. In addition to being secured by mortgages on real estate the home improvement loans may also be secured by purchase money security interests in the home improvements financed thereby. If so specified in the related prospectus supplement, the home equity loans may include loans (primarily for home improvement or debt consolidation purposes) that are in amounts in excess of the value of the related mortgaged properties at the time of origination. The mortgaged properties and the home improvements are collectively referred to in this prospectus as the “Properties.” The Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

          Loans with certain Loan-to-Value Ratios (as defined below) and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a “Primary Mortgage Insurance Policy”). The existence, extent and duration of any coverage under a Primary Mortgage Insurance Policy will be described in the applicable prospectus supplement.

          The aggregate principal balance of loans secured by Properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties (as defined below), but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either (i) the making of a representation by the borrower at origination of the loan either that the underlying Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Property as a primary residence or (ii) a finding that the address of the underlying Property is the borrower’s mailing address.

          Single Family Loans. The mortgaged properties relating to single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured housing that is permanently affixed and treated as real property under local law, and certain other dwelling units (“Single Family Properties”). Single Family Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may provide for the leasehold term, but if it does not, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years.

          Home Equity Loans. The mortgaged properties relating to home equity loans will consist of Single Family Properties. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments of an amount to fully amortize the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

          Home Improvement Loans. The Trust Fund Assets for a series of securities may consist, in whole or in part, of home improvement loans originated by a home improvement contractor, a thrift or a commercial mortgage banker in the ordinary course of business. The home improvements securing the home improvement loans may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The home improvement loans will be secured by mortgages on Single Family Properties which are generally subordinate to other mortgages on the same Property. In general, the home improvement loans will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement. The initial Loan-to-Value Ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

          Additional Information. Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

•

the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

•

the type of property securing the loans (e.g., single-family residences, individual units in condominium apartment buildings or in buildings owned by cooperatives other real property or home improvements),

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of any of the loans,

•	the earliest origination date and latest maturity date of any of the loans,

•	the ranges of the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, of the loans at origination,

•	the Loan Rates or annual percentage rates (“APR”) or range of Loan Rates or APR’s borne by the loans,

•	the maximum and minimum per annum Loan Rates and

•	the geographical distribution of the loans.

          If specific information respecting the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the detailed description of Trust Fund Assets.

          The “Loan-to-Value Ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related loan and the denominator of which is the Collateral Value of the related Property. The “Combined Loan-to-Value Ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the original principal balance of the loan (or, in the case of a revolving credit line loan, the maximum amount thereof available) and (b) the outstanding principal balance at the date of origination of the loan of any senior mortgage loan(s) or, in the case of any open-ended senior mortgage loan, the maximum available line of credit with respect to the mortgage loan, regardless of any lesser amount actually outstanding at the date of origination of the loan, to (ii) the Collateral Value of the related Property. The “Collateral Value” of the Property, other than for loans the proceeds of which were used to refinance an existing mortgage loan (each, a “Refinance Loan”), will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the Property. In the case of Refinance Loans, the “Collateral Value” of the related Property will be calculated as described in the related prospectus supplement, but if there is no description in the related prospectus supplement, it is generally the appraised value thereof determined in an appraisal obtained at the time of refinancing.

          We can give no assurance that the values of the Properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans, and any secondary financing on the Properties, in a particular pool become equal to or greater than the value of the Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the securities of the related series.

Participation Certificates

          The Trust Fund Assets may include participation certificates evidencing interests in loans or contracts, including:

•	first lien mortgage loans secured by one- to four-family residential properties,

•	non-agency mortgage-backed securities backed by first lien mortgage loans secured by one- to four-family residential properties,

•	closed-end and/or revolving home equity loans, secured in whole or in part by first and/or subordinate liens on one- to four-family residential properties, or

•	home improvement installment sale contracts and installment loan agreements that are secured by first or subordinate liens on one- to four-family residential properties.

          If those participation certificates were issued by an issuer that is not affiliated with the depositor, unless the participation certificates are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), the offering of the participation certificates themselves must be registered as a primary offering of such participation certificates, unless all of the following conditions are met:

•	the depositor would be free to publicly resell the participation certificates without registration under the Securities Act;

•

neither the issuer of the participation certificates nor any of its affiliates has a direct or indirect agreement, arrangement relationship or understanding, written or otherwise, relating to the participation certificates and the asset-backed securities transaction; and

•	neither the issuer of the participation certificates nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the asset-backed securities transaction.

          If any of the above three conditions are not met, the offering of the participation certificates themselves must be separately registered as a primary offering of such participation certificates on Form S-3 under the Securities Act and must satisfy the following conditions:

•	the offering of the participation certificates must be eligible to be registered under Form S-3 of the Securities Act as a primary offering of the participation certificates;

•

the plan of distribution in the registration statement for the offering of the underlying securities must contemplate this type of distribution at the time of commencement of the offering of the securities;

•	the prospectus for the offering of the securities must describe the plan of distribution for both the participation certificates and the securities;

•

the prospectus relating to the offering of the participation certificates must be delivered simultaneously with delivery of the prospectus relating to the securities, and the prospectus for the securities offering must include disclosure that the prospectus for the offering of the participation certificates will be delivered with it or is combined with it;

•

the prospectus for the securities offering must identify the issuing entity, depositor, sponsor and each underwriter for the securities offering as an underwriter for the offering of the participation certificates;

•	neither prospectus may disclaim or limit the responsibility of the issuing entity, sponsor, depositor, trustee or any underwriter for information regarding the participation certificates;

•

if the securities offering and the participation certificates offering are not made on a firm-commitment basis, the issuing entity or the underwriters for the securities offering must distribute a preliminary prospectus for both the participation certificates offering and the securities offering that identifies the issuer of the participation certificates and the expected amount of the issuers’

participation certificates that are to be included in the Trust Fund Assets to any person who is expected to receive a confirmation of sale of the securities at least 48 hours prior to sending such confirmation.

Agency Securities

          Agency securities are mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. The financial intermediary may be the same entity as the trustee for a series of certificates. Each agency security will evidence an interest in a pool of mortgage loans or cooperative loans and in principal distributions and interest distributions on those loans.

          The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans.

          In addition, any of the issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any certificates to be included in a trust fund and of the underlying mortgage loans will be described in the related prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any certificates that are actually included in a trust fund.

          Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

          Section 306(g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

          Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a “fully modified pass-through” mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

          The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie

Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

          If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

          All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

          Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

          Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

          Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

          The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Freddie Mac. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

          Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program.

          Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

          Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder’s pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

          Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

          Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

          Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac.

          Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders’ instructions.

          Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

          Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

          Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

          Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

          Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

          Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check. The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

          Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Non-Agency Mortgage-Backed Securities

          Non-agency mortgage-backed securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Non-agency mortgage-backed securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on some mortgage loans. non-agency mortgage-backed securities will have been issued pursuant to a Pooling and Servicing Agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a Pooling and Servicing Agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the Pooling and Servicing Agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the non-agency mortgage-backed security. Mortgage loans underlying a non-agency mortgage-backed security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

          The issuer of the non-agency mortgage-backed securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of non-agency mortgage-backed securities may be an affiliate of the depositor. The obligations of the issuer of non-agency mortgage-backed securities will generally be limited to its representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of non-agency mortgage-backed securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the non-agency mortgage-backed securities issued under the Pooling and Servicing Agreement. Additionally, although the mortgage loans underlying the non-agency mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the non-agency mortgage-backed securities themselves will not be so guaranteed.

          Distributions of principal and interest will be made on the non-agency mortgage-backed securities on the dates specified in the related prospectus supplement. The non-agency mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the non-agency mortgage-backed securities by the private trustee or the private servicer. The issuer of non-agency mortgage-backed securities or the private servicer may have the right to repurchase assets underlying the non-agency mortgage-backed securities after a specific date or under other circumstances specified in the related prospectus supplement.

          The mortgage loans underlying the non-agency mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by first and/or subordinate liens on single family residential properties or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

          The prospectus supplement for a series for which the trust fund includes non-agency mortgage-backed securities will specify the aggregate approximate principal amount and type of the non-agency mortgage-backed securities to be included in the trust fund and specific characteristics of the mortgage loans that comprise the underlying assets for the non-agency mortgage-backed securities, including:

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the mortgage loans and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination;

•	the maximum original term-to-stated maturity of the non-agency mortgage-backed securities;

•	the weighted average term-to stated maturity of the non-agency mortgage-backed securities;

•	the pass-through or certificate rate of the non-agency mortgage-backed securities;

•	the weighted average pass-through or certificate rate of the non-agency mortgage-backed securities;

•	the issuer, the servicer and the trustee of the non-agency mortgage-backed securities;

•

certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the non-agency mortgage-backed securities or to the non-agency mortgage-backed securities themselves;

•

the terms on which the underlying mortgage loans for the non-agency mortgage-backed securities may, or are required to, be purchased before their stated maturity or the stated maturity of the non-agency mortgage-backed securities;

•	the terms on which mortgage loans may be substituted for those originally underlying the non-agency mortgage-backed securities; and

•

as appropriate, shall indicate whether the information required to be presented with respect to the non-agency mortgage-backed securities as a “significant obligor” is either incorporated by reference, provided directly by the issuer or provided by reference to the Exchange Act filings of another entity.

          Non-agency mortgage-backed securities included in the trust fund for a series of securities must satisfy the conditions applicable to participation certificates described under “—Participation Certificates” in this prospectus.

Substitution of Trust Fund Assets

          Substitution of Trust Fund Assets will be permitted in the event of breaches of representations and warranties in the applicable Agreement with respect to any original Trust Fund Asset or in the event the documentation with respect to any Trust Fund Asset is determined by the trustee to be incomplete. The period during which substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which the Trust Fund Assets may be substituted for Trust Fund Assets initially included in the Trust Fund.

AVAILABLE INFORMATION

          The depositor has filed with the SEC a Registration Statement under the Securities Act covering the securities. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov. The depositor’s SEC Securities Act file number is 333-132046.

          This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED
WITH THE SEC

          All documents filed under the name of First Horizon Asset Securities Inc. and/or the name of the trust referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

          The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

•

Reports on Form 8-K (Current Report), including as Exhibits to the Form 8-K (1) the agreements or other documents specified in the related prospectus supplement, if applicable, (2) the Detailed Description, if applicable, regarding the related Trust Fund Assets and (3) the opinions related to the tax consequences and the legality of the series being issued required to be filed under applicable securities laws;

•

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the file number of the depositor shown above.

          The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person’s written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates) and any reports filed with the SEC by or on behalf of the depositor or any trust. Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

REPORTS TO SECURITYHOLDERS

          The distribution and pool performance reports filed on Form 10-D will be forwarded to each securityholder as specified in the related prospectus supplement. See “Description of the Securities – Reports to Securityholders.” All other reports filed with the SEC concerning the trust fund will be forwarded to securityholders free of charge upon written request to the trustee on behalf of any trust fund, but will not be made available through a Web site of the depositor, the master servicer or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under “—Available Information.”

USE OF PROCEEDS

          The net proceeds to be received from the sale of the securities will be applied by the depositor to purchase the related Trust Fund Assets and for other general corporate purposes consistent with the limitations set forth in its charter documents. See “The Depositor.” The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of Trust Fund Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

THE DEPOSITOR

          First Horizon Asset Securities Inc., a Delaware corporation, the depositor, was incorporated in March 9, 1999 for the limited purpose of acquiring, owning and transferring mortgage collateral and selling interests in mortgage collateral or bonds secured by mortgage collateral. The depositor is a wholly owned limited purpose finance subsidiary of First Horizon Home Loan Corporation, a Kansas corporation (“First Horizon”). The depositor maintains its principal office at 4000 Horizon Way, Irving, Texas 75063. Its telephone number is (214) 441-4000.

          The depositor’s obligations after issuance of a series of securities will be described in the related prospectus supplement. Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the securities of any series.

LOAN PROGRAM

          The loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under “Underwriting Standards.”

Underwriting Standards

          General Standards for First Lien Mortgage Loans. First Horizon’s underwriting standards with respect to first lien mortgage loans will generally conform to those published in First Horizon’s guide for alternative documentation programs for first lien mortgage loans (the “Guide”). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor’s mortgage pass-through certificates. The mortgage loans may be underwritten by First Horizon or by a designated third party. See “ — Qualifications of Sellers.” First Horizon may perform only sample quality assurance reviews to determine whether the mortgage loans in any mortgage pool were underwritten in accordance with applicable standards.

          First Horizon’s underwriting standards, as well as any other underwriting standards that may be applicable to any first lien mortgage loans, generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

          The level of review by First Horizon, if any, of any mortgage loan for conformity with the applicable underwriting standards will vary depending on any one of a number of factors, including:

•	factors relating to the experience and status of the seller,

•	characteristics of the specific mortgage loan, including the principal balance, the Loan-to-Value Ratio, the loan type or loan program, and

•	the applicable credit score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to First Horizon.

          Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum Loan-to-Value Ratio, property type and use, and documentation level, may depend on the borrower’s credit score.

          First Horizon’s underwriting standards are intended to evaluate the prospective mortgagor’s credit standing and repayment ability, and the value and adequacy of the proposed property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the mortgage loans included in any mortgage pool, the related prospectus supplement generally will not distinguish among the various underwriting standards applicable to the mortgage loans nor describe any review for compliance with applicable underwriting standards performed by First Horizon. Moreover, there can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of mortgage loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the loan application process, prospective mortgagors will be required to provide information regarding such factors as their assets, liabilities income, credit history, employment history and other related items. Each prospective mortgagor will also provide an authorization to apply for a credit report which summarizes the mortgagor’s credit history. With respect to establishing the prospective mortgagor’s ability to make timely payments, First Horizon will require evidence regarding the mortgagor’s employment and income, and of the amount of deposits made to financial institutions where the mortgagor maintains demand or savings accounts. In some instances, mortgage loans which were originated under a limited documentation origination program may be sold to or originated by First Horizon. For a mortgage loan originated under a limited documentation origination program to qualify for First Horizon, the prospective mortgagor must have a good credit history and be financially capable of making a larger cash down payment, in a purchase, or be willing to finance less of the appraised value, in a refinancing, than would otherwise be required by First Horizon. Currently, First Horizon’s underwriting standards provide that only mortgage loans with certain Loan-to-Value ratios will qualify. If the mortgage loan qualifies, First Horizon waives some of its documentation requirements and may eliminate verification of income, employment or assets for the prospective mortgagor.

          First Horizon’s underwriting standards generally follow guidelines acceptable to Fannie Mae and Freddie Mac, except for maximum loan size. In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser’s judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

          The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the Property for repayment in the event of foreclosure. See “Certain Legal Aspects of the Loans — Anti-Deficiency Legislation and Other Limitations on Lenders.” First Horizon’s underwriting standards applicable to all states, including anti-deficiency states, require that the value of the Property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, although there can be no assurance that the value of the Property will continue to support the loan balance in the future.

          General Standards for Home Equity and Home Improvement Loans. The applicable prospectus supplement may provide for the seller’s representations and warranties relating to the home equity/home improvement loans, but if it does not, each seller will represent and warrant that all home equity/home improvement loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

          Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history with respect to any senior mortgage, if any. The applicable prospectus supplement may specify whether that credit information will be verified by the seller, but if it does not, the credit information supplied by the borrower will be verified by the related seller. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

          In determining the adequacy of the Property to be used as collateral, an appraisal will generally be made of each Property considered for financing. The appraiser is generally required to inspect the Property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is generally based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the Property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

          The maximum loan amount will vary depending upon a borrower’s credit grade and loan program but will not generally exceed $1,000,000. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, to the extent specified in the related prospectus supplement, low Loan-to-Value Ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

          Each seller’s underwriting standards will generally permit loans with Loan-to-Value Ratios at origination of up to 100% depending on the loan program, type and use of the Property, creditworthiness of the borrower and debt-to-income ratio. If so specified in the related prospectus supplement, a seller’s underwriting criteria may permit loans with Loan-to-Value Ratios at origination in excess of 100%, such as for debt consolidation or home improvement purposes. Loan-to-Value Ratios may not be evaluated in the case of Title I loans.

          After obtaining all applicable employment, credit and Property information, the related seller will use a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The “debt-to-income ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly debt-to-income ratio will vary depending upon a borrower’s credit grade and loan program but will not generally exceed 55%. Variations in the monthly debt-to-income ratio limit will be permitted based on compensating factors to the extent specified in the related prospectus supplement.

          In the case of a loan secured by a leasehold interest in Property, the title to which is held by a third party lessor, the applicable prospectus supplement may provide for the related representations and warranties of the seller, but if it does not, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the home equity/home improvement loan.

          Certain of the types of loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

          Each seller must be an institution experienced in originating and servicing loans of the type contained in the related pool and must maintain satisfactory facilities to originate and service (either directly or through qualified subservicers) those loans. If a seller does not meet the foregoing qualifications, the related originator must satisfy those qualifications.

Representations by Sellers; Repurchases

          Each seller will have made representations and warranties in respect of the loans sold by such seller and evidenced by all, or a part, of a series of securities. The related prospectus supplement will describe the representations and warranties made by each seller or each originator, as applicable, with respect to the related mortgage loans.

          If so specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a loan by the seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to the repurchase obligation with respect to a loan occurs after the date of sale of the loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related Property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

          The master servicer or the trustee, if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the seller cannot cure the breach within 90 days following notice from the master servicer or the trustee, as the case may be, the applicable prospectus supplement may provide for the seller’s obligations under those circumstances, but if it does not, then the seller will be obligated either

•

to repurchase the loan from the trust fund at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Loan Rate (less any advances or amount payable as related servicing compensation if the seller is the master servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement.

          If a REMIC election is to be made with respect to a trust fund, the applicable prospectus supplement may provide for the obligations of the master servicer or residual certificateholder, but if it does not, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for these tax payments from the assets of the related trust fund or from any holder of the related residual certificates. See “Description of the Securities — General.” Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller.

          Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and we can give no assurance that sellers will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described below under “The Agreements — Assignment of the Trust Fund Assets.”

STATIC POOL DATA

          If specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for First Horizon Home Loans Corporation (“First Horizon Home Loans”) or any other person specified in the related prospectus supplement will be made available through a Web site. The prospectus supplement related to each series for which the static pool data is provided through a Web site will contain the Web site address to obtain this information. Except as stated below, the static pool data provided through any Web site will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

          Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•

with respect to information regarding prior securitized pools of First Horizon Home Loans (or the applicable person specified in the related prospectus supplement) that do not include the currently offered pool, information regarding prior securitized pools that were established before January 1, 2006; and

•	with respect to information regarding the pool described in the related prospectus supplement, information about the pool for periods before January 1, 2006.

          Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

DESCRIPTION OF THE SECURITIES

          Each series of certificates will be issued pursuant to separate agreements (each, a Pooling and Servicing Agreement or a “Trust Agreement”) among the depositor, the master servicer and the trustee. A form of Pooling and Servicing Agreement and Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture (the “Indenture”) between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to the series, and the related loans will be serviced by the master servicer pursuant to a Sale and Servicing Agreement. A form of Indenture and Sale and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. Each Agreement will be dated as of the related cut-off date or the related closing date, as applicable. The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in each Agreement. The depositor will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a security of the series addressed to First Horizon Asset Securities Inc., 4000 Horizon Way, Irving, Texas 75063, Attention: Secretary.

General

          The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement, will, in the case of certificates, evidence specified beneficial ownership interests in, and in the case of notes, be secured by, the assets of the related trust fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees or insurance obtained from a governmental entity or other person, but if it does not, the Trust Fund Assets will not be guaranteed or insured by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related Agreement,

•

the Trust Fund Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related prospectus supplement (“Retained Interest”)), including all payments of interest and principal received with respect to the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date (the “Cut-off Date Principal Balance”));

•	the assets required to be deposited in the related Security Account from time to time;

•

Property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure and any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Agreement.

          If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Trust Fund Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments.

          Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of notes of a series will be secured by, the related Trust Fund Assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” in this prospectus and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Trust Fund Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

          Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of securities (the “Security Register”); provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

          The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

          Certain Issues Related to the Suitability of Investments in the Securities for Holders. Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in “prohibited transactions” within the meaning of ERISA and the Code. See “ERISA Considerations.” Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

          As to each series, an election may be made to treat the related trust fund or designated portions thereof as one or more “real estate mortgage investment conduits” (“REMICs”) as defined in the Code. The related prospectus supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Agreement for a series may provide that one or more REMIC elections may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for each related series, if applicable, will be set forth in the related prospectus supplement. If one or more REMIC elections are made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in the series will constitute “regular interests” in the related REMIC or REMICs, as applicable, as defined in the Code.

          As to each series with respect to which one or more REMIC elections are to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. Unless otherwise provided in the related prospectus supplement, the master servicer will be entitled to reimbursement if it makes any prohibited transaction tax payment from the assets of the trust fund or from any holder of the related residual certificate. Unless otherwise specified in the related prospectus supplement, if the amounts distributable to related residual certificates are insufficient to cover the amount of any prohibited transaction taxes, the amount necessary to reimburse the master servicer may be deducted from the amounts otherwise payable to the other classes of certificates of the series.

Distributions on Securities

          General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the related series. See “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of the related series.

          Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related Security Account, including any funds transferred from any reserve fund or the pre-funding account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

          Available Funds. All distributions on the securities of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Agreement. The applicable prospectus supplement may define Available Funds with references to different accounts or different amounts, but if it does not, “Available Funds” for each distribution date will generally equal the amount on deposit in the related Security Account on that distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Security Account for distribution on future distribution dates.

          Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “Class Security Balance”) entitled to interest from the date, at the Pass-Through Rate or interest rate, as applicable (which in either case may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate Class Security Balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original Class Security Balance of each security will equal the aggregate distributions allocable to principal to which the security is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

          Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

          With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate Class Security Balance of that class of securities on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in the related prospectus supplement. Prior to that time, the aggregate Class Security Balance of the class of accrual securities will increase on each distribution date by the amount of interest that accrued during the preceding interest accrual period but that was not required to be distributed to the class on that distribution date. Thereafter, the class of accrual securities will accrue interest on its outstanding Class Security Balance as so adjusted.

          Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate Class Security Balance of any class of securities entitled to distributions of principal generally will be the aggregate original Class Security Balance of the class of securities specified in the prospectus supplement,

•	reduced by all distributions reported to the holders of the class of securities as allocable to principal;

•	in the case of accrual securities, in general, increased by all interest accrued but not then distributable on the accrual securities;

•	in the case of adjustable rate securities, subject to the effect of negative amortization, if applicable; and

•	reduced by the amount of any losses allocated to the Class Security Balance of the class of securities.

          If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month in which the payment is made (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the prospectus supplement. The effect of this allocation of Principal Prepayments to the class or classes of securities will be to accelerate the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by the securities for which the interests have been increased. See “Credit Enhancement — Subordination.”

          Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Trust Fund Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Security Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the securities on that distribution date. The applicable prospectus supplement may provide for limits on the amount of an unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. The applicable prospectus supplement may specify whether the unscheduled distribution will include interest, but if it does not, the unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

          To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Security Account for future distributions to the holders of securities of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as that term is defined in the related prospectus supplement) and were not advanced by any sub-servicer, subject to the master servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds (as defined below) or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

          In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable Security Account on the future distribution date would be less than the amount required to be available for distributions to securityholders on that distribution date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related Agreement). Advances by the master servicer (and any advances by a sub-servicer) also will be reimbursable to the master servicer (or sub-servicer) from cash otherwise distributable to securityholders (including the holders of Senior securities) to the extent that the master servicer determines that the advance or advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related Agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described in this prospectus under “Credit Enhancement,” in each case as described in the related prospectus supplement.

          In the event the master servicer or a sub-servicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See “Description of the Securities — Distributions on Securities.”

Reports to Securityholders

          Prior to or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to the related series of securities, among other things:

•

the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment charges included in the distribution;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•

the aggregate amount (a) otherwise allocable to the holders of subordinated securities on the distribution date, and (b) withdrawn from the reserve fund or the pre-funding account, if any, that is included in the amounts distributed to the Senior Securityholders;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which holders of each class of the related securities will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which holders of each class of the related securities will be entitled to receive on the following distribution date;

•

the related amount of the servicing compensation retained or withdrawn from the Security Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•

the number and aggregate principal balances of loans (A) delinquent (exclusive of loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•

the Pass-Through Rate or interest rate, as applicable, if adjusted from the date of the last statement, of each class of the related series expected to be applicable to the next distribution to that class;

•	if applicable, the amount remaining in any reserve fund or the pre-funding account at the close of business on the distribution date;

•	if applicable, the amount of the Pre-Funding Amount deployed by the trustee to purchase Subsequent Loans (as defined herein) during the preceding collection period;

•	the Pass-Through Rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date;

•	any amounts remaining under letters of credit, pool policies or other forms of credit enhancement; and

•	the servicing fee payable to the master servicer and any subservicer, if applicable.

          Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

          In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during the related calendar year a report as to (a) the aggregate of amounts reported pursuant to the first two items above for the related calendar year or, in the event the person was a securityholder of record during a portion of that calendar year, for the applicable portion of that calendar year and (b) such other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

Categories of Classes of Securities

          The securities of any series may be comprised of one or more classes. These classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise the related series by reference to the following categories.

CATEGORIES OF CLASSES	DEFINITION

Principal Types

Accretion Directed

A class that receives principal payments from the accreted interest from specified Accrual classes. An accretion directed class also may receive principal payments from principal paid on the underlying Trust Fund Assets for the related series.

Companion Class

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

CATEGORIES OF CLASSES	DEFINITION

Component Securities

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Non-Accelerated Senior or NAS

A class that, for the period of time specified in the related prospectus supplement, generally will not receive (in other words, is locked out of) (1) principal prepayments on the underlying Mortgage Assets that are allocated disproportionately to the senior certificates because of the shifting interest structure of the certificates in the trust and/or (2) scheduled principal payments on the underlying Mortgage Assets, as specified in the related prospectus supplement. During the lock-out period, the portion of the principal distributions on the underlying Mortgage Assets that the NAS class is locked out of will be distributed to the other classes of senior certificates.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of the series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Trust Fund Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

CATEGORIES OF CLASSES	DEFINITION

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “super senior support class” until the class certificate balance of the support class is reduced to zero.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Trust Fund Assets.

Super Senior Support Class

A class that absorbs the realized losses (other than excess losses) that would otherwise be allocable to a Super Senior Class (or would not otherwise be allocated to the Senior Class) after the related classes of subordinate securities are no longer outstanding.

Targeted Principal Class or TACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Trust Fund Assets.

Interest Types

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in the index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in the index.

Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Interest Only

A class that receives some or all of the interest payments made on the underlying Trust Fund Assets and little or no principal. Interest Only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an Interest Only class that is not entitled to any distributions in respect of principal.

Principal Only	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

CATEGORIES OF CLASSES	DEFINITION

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class. This accretion may continue until a specified event has occurred or until the Partial Accrual class is retired.

Accrual

A class that accretes the amount of accrued interest otherwise distributable on that class, which amount will be added as principal to the principal balance of that class on each applicable distribution date. The accretion may continue until some specified event has occurred or until the Accrual class is retired.

Callable	A class that is redeemable or terminable when 25% or more of the original principal balance of the mortgage loans held in the trust fund is outstanding.

          In addition to the foregoing types of securities, other types of securities that may be issued include classes that are entitled to receive only designated portions of the collections on the Trust Fund Assets (i.e. prepayment charges) or excess cashflow from all or designated portions of the Trust Fund Assets (sometimes referred to as “residual classes”.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

          The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the three methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

          Unless otherwise specified in the related prospectus supplement, if using this method to calculate LIBOR, the calculation agent will determine LIBOR on the basis of the rate for U.S. dollar deposits for the period specified in the prospectus supplement that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the related interest determination date (as defined in the related prospectus supplement). If the rate does not appear on Telerate Screen Page 3750 (or any page that may replace the page on that service or if this service is no longer offered, another service for displaying LIBOR or comparable rates as may be reasonably selected by the calculation agent), LIBOR for the applicable accrual period will be the Reference Bank Rate.

          “Reference Bank Rate” with respect to any accrual period, means

(a) the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the reference banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market, provided that at least two reference banks provide the rate; and

(b) If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the calculation agent, as of 11:00 a.m., New York City time, on the related interest determination date for loans in U.S. dollars to leading European banks.

          Each reference bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; will not control, be controlled by, or be under common control with the depositor, First Horizon Home Loans or the master servicer; and will have an established place of business in London. If a reference bank should be unwilling or unable to act as a reference bank or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed. If these quotations cannot be obtained by the calculation agent and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding interest accrual period.

BBA Method

          Unless otherwise specified in the related prospectus supplement, if using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

          If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under “LIBO Method.”

          The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

          The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the “Eleventh District”). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco (“FHLBSF”) to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

          A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it its due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

          The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

          The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month “will be announced on or near the last working day” of the following month and also has stated that it “cannot guarantee the announcement” of the index on an exact date. So long as the Eleventh District Cost of Funds Index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as COFI (each, a class of “COFI securities”) for the Interest Accrual Period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

          The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI securities the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the “National Cost of Funds Index”) published by the Office of Thrift Supervision (the “OTS”) for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the Agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

          The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

          The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of securities of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” specified in the prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the

Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

          Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The Calculation Agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

Prime Rate

          The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as that term is defined in the related prospectus supplement) for each class of securities of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means of determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Agreement relating to the particular series of securities. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-entry Registration of Securities

          As described in the related prospectus supplement, if not issued in fully registered certificated form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities (“Security Owners”) may elect to hold their book-entry securities through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”) in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the applicable class of book-entry securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, NA will act as depositary for Clearstream, Luxembourg and JPMorgan Chase will act as depositary for Euroclear (in those capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Except as described below, no person acquiring a beneficial ownership interest in a book-entry security (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the book-entry security (a “Definitive Security”). Unless and until Definitive Securities are issued, it is anticipated that the only “securityholders” of the book-entry securities will be Cede & Co., as nominee of DTC. Security Owners will not be Certificateholders or Noteholders as those terms are used in the applicable Agreements. Security Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

          A Security Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

          Security Owners will receive all distributions of principal of, and interest on, the securities from the applicable trustee through DTC and DTC Participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of, and interest on, the book-entry securities. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Security Owners have accounts for book-entry securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates, the Rules provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

          Security Owners will not receive or be entitled to receive certificates representing their respective interests in the book-entry securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of book-entry securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer book-entry securities, by book-entry transfer, through DTC for the account of the purchasers of the book-entry securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

          Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant, settled during the processing, will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the notes, see “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “ — Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding securities directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the

Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

          Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A,” a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, societe anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

          Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” effective as of January 14, 2000. New CI has been renamed “Clearstream International, societe anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, societe anonyme,” and Clearstream Luxembourg Global Services was renamed “Clearstream Services, societe anonyme.”

          On January 17, 2000 Deutsche Borse Clearing AG was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

          Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream, Luxembourg is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System (“Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

          Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and deals with domestic securities markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

          The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

          Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of payments on Book-Entry Securities to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Securities that it represents.

          Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences — Tax Treatment of Foreign Investors” and “ — Tax Consequences to Holders of the Notes — Backup Withholding” in this prospectus and “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I attached to this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Security Owner to pledge book-entry securities to persons or entities that do not participate in the depository system or otherwise take actions in respect of book-entry securities may be limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of those securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

          Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Security Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of those Security Owners are credited.

          DTC has advised the depositor and the trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a book-entry security under the applicable Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

          The applicable prospectus supplement may specify when and for what reasons Definitive Securities may be issued, but if it does not, Definitive Securities will be issued to Security Owners or their nominees, rather than to DTC, only if

•

DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor, at its sole option, elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default under the applicable Agreement, beneficial owners of securities representing not less than 51% of the aggregate percentage interests evidenced by each class of securities of the related series issued as book-entry securities advise the trustee and the DTC through the financial intermediaries in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

          Upon the availability of Definitive Securities, the applicable trustee will be required to notify all Security Owners of the occurrence of the event resulting in their availability and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the applicable trustee will issue Definitive Securities, and thereafter the applicable trustee will recognize the holders of Definitive Securities as securityholders under the applicable Agreement.

          Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

          The foregoing information with respect to DTC, Clearstream, Luxembourg and Euroclear has been provided for informational purposes only and is not a representation, warranty or contract modification of any kind by DTC, Clearstream, Luxembourg or Euroclear.

          None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

CREDIT ENHANCEMENT

General

          Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related Trust Fund Assets. Credit enhancement may be in the form of

•	subordination,

•	shifting of interests,

•	letter of credit,

•	insurance policies, surety bonds and guarantees

•	overcollateralization and excess cash flow,

•	reserve accounts,

•	pool insurance policies,

•	special hazard insurance policies,

•	bankruptcy bonds,

•	cross support,

•	financial instruments, or

•	any combination of the foregoing.

          The applicable prospectus supplement may provide for credit enhancement which covers all the classes of securities, but if it does not, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

Subordination

          If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of the series (the “Senior Securities”) to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of Senior Securities of a series by: (i) reducing the principal or notional balance (if applicable) of the related subordinated securities; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related prospectus supplement. If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinated securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed an amount specified in the related prospectus supplement, holders of Senior Securities would experience losses on the securities.

          In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any distribution date may instead be deposited into one or more reserve funds established with the trustee or distributed to holders of Senior Securities. The deposits to a reserve fund may be made on each distribution date, for specified periods or until the balance in the reserve fund has reached a specified amount and, following payments from the reserve fund to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve fund to required levels, in each case as specified in the related prospectus supplement. Amounts on deposit in the reserve fund may be released to the holders of certain classes of securities at the times and under the circumstances specified in the related prospectus supplement.

          If specified in the related prospectus supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through preferential rights of those classes of securities to distributions in respect of the other classes of Senior Securities and Subordinated Securities, a cross-collateralization mechanism or otherwise.

          As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among those classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the related prospectus supplement. As between classes of Subordinated Securities, payments to holders of Senior Securities on account of delinquencies or losses and payments to any reserve fund will be allocated as specified in the related prospectus supplement.

Shifting of Interests

          If specified in the related prospectus supplement, full and/or partial prepayments on the mortgage loans will be allocated to reduce the principal balances of the senior certificates for a specified period of time in order to increase the level of subordination in the related trust.

Letter of Credit

          The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement (the “L/C Bank”). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities (the “L/C Percentage”). If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See “The Agreements — Termination; Optional Termination.” A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Insurance Policies, Surety Bonds and Guaranties

          If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of those assets or a principal payment rate on those assets. If specified in the related prospectus supplement, the trust fund may include a guaranteed investment contract pursuant to which the trust fund is entitled to receive specified payments for a period of time. These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. If applicable, a copy of any related instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K after the issuance of the securities of the related series.

Overcollateralization and Excess Cash Flow

          If so provided in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying Trust Fund Assets as of the applicable cut-off date may exceed the aggregate principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if so provided in the related prospectus supplement, a portion of the interest payment on each loan may be applied as an additional distribution in respect of principal to reduce the principal balance of a certain class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying Trust Fund Assets will result in overcollateralization or increase the level of overcollateralization. Additionally, some of the excess cash flow may be applied to make distributions to holders of securities to which losses have been previously allocated up to the amount of the losses that were so allocated.

Reserve Accounts

          If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for the series of securities, in trust, of one or more reserve funds for the series. The related prospectus supplement will specify whether or not any reserve fund will be included in the trust fund for the related series.

          The reserve fund for a series will be funded (i) by the deposit therein of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related prospectus supplement to which the Subordinate Securityholders, if any, would otherwise be entitled or (iii) or as otherwise may be specified in the related prospectus supplement.

          Any amounts on deposit in the reserve fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

(i)	obligations of the United States or any agency thereof, provided those obligations are backed by the full faith and credit of the United States;

(ii)

general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency (as defined herein) rating the related series of securities;

(iii)	commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency;

(iv)

certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities;

(v)

demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC and receiving the highest short-term debt rating of each Rating Agency;

(vi)

guaranteed reinvestment agreements issued by any bank, insurance company or other corporation receiving the highest short-term debt rating of each Rating Agency and containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency;

(vii)

repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(viii)

securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s or S&P (as defined herein), such rating shall be the highest commercial paper rating of Moody’s or S&P, as applicable, for any such securities);

(ix)

units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody’s) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

(x)

such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency.

          If a letter of credit is deposited with the trustee, that letter of credit will be irrevocable and will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the securities of the related series. Additional information with respect to the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

          Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Pool Insurance Policies

          If specified in the related prospectus supplement, a separate pool insurance policy (“Pool Insurance Policy”) will be obtained for the pool and issued by the insurer (the “Pool Insurer”) named in the related prospectus supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the master servicer will present claims thereunder to the Pool Insurer on behalf of itself, the trustee and the holders of the securities of the related series. The Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below. The applicable prospectus supplement may provide for the extent of coverage provided by the related Pool Insurance Policy, but if it does not, the Pool Insurance Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

          The applicable prospectus supplement may provide for the conditions for the presentation of claims under a Pool Insurance Policy, but if it does not, the Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Loan Rate to the date of purchase and certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the Loan Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the master servicer will not be required to expend its own funds to restore the damaged Property unless it determines that (i) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) the expenses will be recoverable by it through proceeds of the sale of the Property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

          The applicable prospectus supplement may provide for a Pool Insurance Policy covering losses resulting from defaults, but if it does not, the Pool Insurance Policy will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things,

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination thereof, or

•	failure to construct a Property in accordance with plans and specifications.

          A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described above and might give rise to an obligation on the part of the related seller to repurchase the defaulted loan if the breach cannot be cured by the related seller. No Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted loan occurring when the servicer of the loan, at the time of default or thereafter, was not approved by the applicable insurer.

          The applicable prospectus supplement may provide for a Pool Insurance Policy featuring a fixed amount of coverage over the life of the policy, but if it does not, the original amount of coverage under each Pool Insurance Policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide for the exclusion of specified expenses from the coverage of the Pool Insurance Policy, but if it does not, the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the related securityholders.

Special Hazard Insurance Policies

          If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related securities from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the Property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage and other losses that may be specified in the related prospectus supplement. See “The Agreements — Hazard Insurance.” No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

          The applicable prospectus supplement may provide for other payment coverage, but if it does not, each special hazard policy will insure against damage to mortgaged properties caused by special hazard losses in an amount equal to the lesser of:

•	the cost of repair to or replacement of the damaged Property, or

•

upon transfer of the Property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the Property.

          If the unpaid principal balance of a mortgage loan, plus accrued interest and expenses, is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the Property. In addition, any amount paid to repair or replace the Property will further reduce special hazard coverage by that amount.

          No special hazard policy will insure against damage that is covered by a hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer.

          So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each rating agency rating the securities of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by a rating agency rating securities at the request of the depositor.

Bankruptcy Bonds

          If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be canceled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related securities. See “Certain Legal Aspects of the Loans — Anti-deficiency Legislation and Other Limitations on Lenders.”

          To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Cross Support

          If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. Similarly, if specified in the related prospectus supplement, certain classes of notes may be supported by cash flow and related assets of a separate group of assets from other classes of notes. In that case, credit support may be provided by a cross support feature that requires that distributions be made on securities evidencing a beneficial ownership interest in, or notes supported by, other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

          If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related groups of assets included in a trust fund. If applicable, the related prospectus supplement will identify the groups of assets in the trust fund to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified groups of assets in the trust fund.

Financial Instruments

          If specified in the related prospectus supplement, the trust fund may include one or more interest rate swap arrangements (such as interest rate cap contracts or corridor contracts) or currency swap arrangements that are used to alter the payment characteristics of the mortgage loans or the securities issued by the trust fund and whose primary purpose is not to provide credit enhancement related to the assets in the trust fund or the securities issued by the trust fund. The primary purpose of a currency swap arrangement will be to convert payments to be made on the mortgage loans or the securities issued by the trust fund from one currency into another currency, and the primary purpose of an interest rate swap arrangement or other financial instrument will be one or more of the following:

•

convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular interest rate index to floating based on another interest rate index;

•	provide payments in the event that any interest rate index related to the mortgage loans or the securities issued by the trust rises above or falls below specified levels; or

•	provide protection against interest rate changes.

          If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If applicable, a copy of any instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC after the issuance of the securities of the related series.

YIELD AND PREPAYMENT CONSIDERATIONS

          The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the Trust Fund Assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included the pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment charges. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

Prepayments on Loans

          The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, home equity loans and home improvement loans are not viewed by borrowers as permanent financing. Accordingly, home equity loans and home improvement loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans.

          The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement loans include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.”

          Collections on revolving credit line loans may vary because, among other things, borrowers may (i) make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month or (ii) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

          Generally, all conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the borrower of the related Property. Loans insured by the FHA, and single family loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those types of loans may be lower than that of conventional loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “The Agreements — Collection Procedures” and “Certain Legal Aspects of the Loans” for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the loans.

          The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, with respect to fixed rate loans, if prevailing rates fall significantly below the Loan Rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the Loan Rates. Conversely, if prevailing interest rates rise appreciably above the Loan Rates borne by the fixed rate loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below the Loan Rates. However, we can give not assurance that either will occur. As is the case with fixed rate loans, adjustable rate loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate loans at lower interest rates may encourage mortgagors to refinance their adjustable rate loans to a lower fixed interest rate. Prepayments on the hybrid loans (loans which are fixed for a period and then convert to adjustable rate loans) may differ as they approach their respective initial adjustment dates, particularly those that require payments of interest only prior to their initial adjustment date. However, we can give no assurance that will occur. The actual rate of principal prepayments on the mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagor’s equity in the properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

Prepayment Effect on Interest

          When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or in the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in the month of receipt. The applicable prospectus supplement may specify when prepayments are passed through to securityholders, but if it does not, neither full nor partial prepayments will be passed through or paid until the month following receipt.

          If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different Loan Rates will affect the yield on the securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price, because while interest will generally accrue on each loan from the first day of the month, the distribution of interest will not be made earlier than the month following the month of accrual.

Delays in Realization on Property; Expenses of Realization

          Even assuming that the Properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a Property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the Property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

          Liquidation expenses with respect to defaulted mortgage loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

          Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the master servicer to damages and administrative sanctions.

Optional Purchase

          Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or another person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of securities. See “The Agreements — Termination; Optional Termination.”

          The relative contribution of the various factors affecting prepayment may vary from time to time. We can give no assurance as to the rate of payment of principal of the Trust Fund Assets at any time or over the lives of the securities.

Prepayment Standards or Models

          Prepayments on loans can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans or underlying loans, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

          We can give no assurance that prepayment of the loans or underlying loans, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

Yield

          The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the securities were purchased.

          The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the securities.

THE AGREEMENTS

          Set forth below is a description of the material provisions of each Agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the Agreements are referred to, the provisions or terms are as specified in the Agreements.

Assignment of the Trust Fund Assets

          Assignment of the Loans. At the time of issuance of the securities of a series, the depositor will cause the loans comprising the related trust fund to be assigned to the related trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to the loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any Retained Interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the Loan Rate or APR, the maturity of the loan, the Loan-to-Value Ratios or Combined Loan-to-Value Ratios, as applicable, at origination and certain other information.

          In addition, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian) for each single family loan or home equity loan,

•

the mortgage note or contract endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

•

the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate that the original of the Mortgage was delivered to the recording office),

•

an assignment of the Mortgage either in blank or to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and any other security documents, including those relating to any senior interests in the Property, as may be specified in the related prospectus supplement or the related Agreement.

          The applicable prospectus supplement may provide other arrangements for assuring the priority of assignments, but if it does not, the seller, the depositor or the trustee, as specified in the related Agreement, will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in those states designated by the Rating Agencies where recording is not required to protect the trustee’s interest in those loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the related loans.

          If so specified in the related prospectus supplement, and in accordance with the rules of membership of Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the Mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS ® System. For any Mortgage held through the MERS ® System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS ® System. For each of these mortgage loans, MERS serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

          With respect to any loans that are cooperative loans, the depositor will cause to be delivered to the trustee (or to the custodian) for each cooperative loan,

•	the related original cooperative note endorsed without recourse in blank or to the order of the trustee or, to the extent the related Agreement so provides, a lost note affidavit,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	the relevant financing agreement and the relevant stock certificate, together with the related blank stock powers, and

•	any other document specified in the related prospectus supplement.

          The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

          The applicable prospectus supplement may provide for the depositor’s delivery obligations in connection with home improvement loans, but if it does not, the depositor will as to each home improvement contract, deliver or cause to be delivered to the trustee (or to the custodian) the original home improvement contract and copies of documents and instruments related to each home improvement contract and the security interest in the Property securing the home improvement contract. In general, it is expected that the home improvement loans will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement loans without notice of the assignment, the interest of securityholders in the home improvement loans could be defeated. See “Certain Legal Aspects of the Loans — Home Improvement Loans.”

          The trustee (or the custodian) will review the loan documents within the time period specified in the related prospectus supplement after receipt thereof, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, the seller will be obligated to either purchase the related loan from the trust fund at the Purchase Price or if so specified in the related prospectus supplement, remove the loan from the trust fund and substitute in its place one or more other loans that meets certain requirements set forth in the related prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to purchase the related loan to the extent described above under “Loan Program — Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase or replace a loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

          The trustee may be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

          Notwithstanding the foregoing provisions, with respect to a trust fund for which one or more REMIC elections are to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

          Although the depositor has expressed in the Agreement its intent to treat the conveyance of the loans as a sale, the depositor will also grant to the trustee (or trust, in the case of a series with both notes and certificates) a security interest in the loans. This security interest is intended to protect the interests of the securityholders if a bankruptcy court were to characterize the depositor’s transfer of the loans as a borrowing by the depositor secured by a pledge of the loans as described under “Risk Factors – Bankruptcy or Insolvency May Affect The Timing And Amount Of Distributions On The Securities”. In the event that a bankruptcy court did characterize the transaction as a borrowing by the depositor, that borrowing would be secured by the loans in which the depositor granted a security interest to the trustee (or trust, in the case of a series with both notes and certificates). The depositor has agreed to take those actions that are necessary to maintain the security interest granted to the trustee as a first priority, perfected security interest in the loans, including the filing of Uniform Commercial Code financing statements, if necessary.

          Assignment of Agency Securities. The depositor will cause the agency securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each agency security will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

          Assignment of Non-Agency Mortgage-Backed Securities. The depositor will cause the non-agency mortgage-backed securities to be registered in the name of the trustee. The trustee or the custodian will have possession of any certificated non-agency mortgage-backed securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a non-agency mortgage-backed security. See “The Trust Fund — Non-Agency Mortgage-Backed Securities.” Each non-agency mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each non-agency mortgage-backed security conveyed to the trustee.

          Conveyance of Subsequent Loans. With respect to a series of securities for which a Pre-Funding Arrangement is provided, in connection with any conveyance of Subsequent Loans to the trust fund after the issuance of the related securities, the related Agreement will require the seller and the depositor to satisfy the following conditions, among others:

•

each Subsequent loan purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the seller and the trustee and in the related Agreement;

•	the seller will not select the Subsequent Loans in a manner that it believes is adverse to the interests of the securityholders;

•

as of the related cut-off date, all of the loans in the loan pool at that time, including the Subsequent Loans purchased after the closing date, will satisfy the criteria set forth in the related Agreement;

•	the Subsequent Loans will have been approved by any third party provider of credit enhancement, if applicable; and

•

before the purchase of each Subsequent loan the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent loan.

          The Subsequent loans, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of loans as described in the related prospectus supplement. Each acquisition of any Subsequent Loans will be subject to the review by any third party provider of credit enhancement, if applicable, the rating agencies and the seller’s accountants of the aggregate statistical characteristics of the related loan pool for compliance with the applicable statistical criteria set forth in the related Agreement.

          Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Payments on Loans; Deposits to Security Account

          The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related Trust Fund Assets in the trust fund (the “Security Account”). The applicable prospectus supplement may provide for other requirements for the Security Account, but if it does not, the Security Account must be either:

•

an account or accounts maintained with a federal or state chartered depository institution or trust company, the short-term debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of securities, or

•

an account or accounts in a depository institution or trust company, the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Security Account is maintained, or

•	a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity; or

•	an account or accounts otherwise acceptable to each Rating Agency.

          The collateral eligible to secure amounts in the Security Account is limited to Permitted Investments. A Security Account may be maintained as an interest bearing account or the funds held in a Security Account may be invested pending each succeeding distribution date in Permitted Investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to direct the investment of the funds held in the Security Account and to receive any interest or other income earned on funds in the Security Account, as additional compensation, and will be obligated to deposit in the Security Account the amount of any loss immediately as realized. The Security Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

          The master servicer will deposit or cause to be deposited in the Security Account for each trust fund, to the extent applicable and unless otherwise specified in the applicable Agreement and in the related prospectus supplement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing Retained Interest):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment charges, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•

all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the master servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent those proceeds are not applied to the restoration of the Property or released to the Mortgagor in accordance with the master servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the master servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure (“Liquidation Proceeds”) and any Unanticipated Recoveries;

•

all proceeds of any loan or Property in respect thereof purchased by the master servicer, the depositor or any seller as described under “Loan Program — Representations by Sellers; Repurchases” or “ — Assignment of Trust Fund Assets” above and all proceeds of any loan purchased as described under “ — Termination; Optional Termination” below;

•	all payments required to be deposited in the Security Account with respect to any deductible clause in any blanket insurance policy described under “ — Hazard Insurance” below;

•

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Security Account and, to the extent specified in the related prospectus supplement, any advances required to be made by the master servicer and any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Security Account pursuant to the Agreement.

          Unless otherwise specified in the related prospectus supplement the master servicer will make these deposits within two business days of receipt of the amounts or on a daily basis to the extent the master servicer’s or its parent’s long term credit rating does not satisfy the requirements set forth in the related Pooling and Servicing Agreement or Sale and Servicing Agreement.

          Unless otherwise specified in the related prospectus supplement, the master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Security Account to withdraw funds from the Security Account for the following purposes:

•

to pay to the master servicer the master servicing fees (subject to reduction) described in the related prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Security Account credited thereto, as well as any other additional servicing compensation specified in the related prospectus suplement;

•

to reimburse the master servicer for advances, which right of reimbursement with respect to any loan is limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which the advance was made;

•	to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

•	to reimburse the master servicer from Insurance Proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

•

to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, which right of reimbursement is limited to amounts received representing late recoveries of the payments for which the advances were made;

•

to pay to the master servicer or the applicable seller, as applicable, with respect to each loan or Property acquired in respect thereof that has been purchased by the master servicer or seller pursuant to the related Agreement, all amounts received after the purchase and not taken into account in determining the purchase price of the repurchased loan;

•	to reimburse the master servicer, the depositor or other party specified in the related prospectus supplement for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay any lender-paid primary mortgage insurance premium;

•	to withdraw any amount deposited in the Security Account and not required to be deposited therein; and

•	to clear and terminate the Security Account upon termination of the Agreement.

          In addition, the Agreement will generally provide that, on or prior to the business day immediately preceding each distribution date, the master servicer shall withdraw from the Security Account the amount of Available Funds and the trustee fee for the distribution date, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

          Unless otherwise specified in the related prospectus supplement, aside from the annual compliance review and servicing criteria assessment and accompanying accountants’ attestation, there is no independent verification of the transaction accounts or the transaction activity. The master servicer is required to provide an annual certification to the effect that the master servicer has fulfilled its obligations under the related Pooling and Servicing Agreement or Sale and Servicing Agreement throughout the preceding year, as well as an annual assessment and an accompanying accountants’ attestation as to its compliance with applicable servicing criteria. See “ – Evidence as to Compliance.”

Pre-Funding Account

          If so provided in the related prospectus supplement, the trustee will establish and maintain an account (the “Pre-Funding Account”), in the name of the related trustee on behalf of the related securityholders, into which the seller or the depositor will deposit cash in an amount specified in the prospectus supplement (the “Pre-Funded Amount”) on the related closing date. The Pre-Funding Account will be maintained with the trustee for the related series of securities or with another eligible institution, and is designed solely to hold funds to be applied during the period from the closing date to a date not more than a year after the closing date (the “Funding Period”) to pay to the depositor the purchase price for loans purchased during the Funding Period (the “Subsequent Loans”). Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates and notes of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor from time to time during the Funding Period. The Funding Period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date. Monies on deposit in the Pre-Funding Account may be invested in Permitted Investments under the circumstances and in the manner described in the related prospectus supplement. See “Credit Enhancement — Reserve Accounts” for a description of the types of investments which may constitute “Permitted Investments.” Unless otherwise specified in the related prospectus supplement, earnings on investment of funds in the Pre-Funding Account will be deposited into the related Security Account or such other trust account as is specified in the related prospectus supplement and losses will be charged against the funds on deposit in the Pre-Funding Account. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The underwriting standards for the Subsequent Loans will not materially differ from the underwriting standards for the mortgage loans initially included in the trust fund.

          In addition, if so provided in the related prospectus supplement, on the related closing date the depositor or the seller will deposit in an account (the “Capitalized Interest Account”) cash in the amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the Pre-Funding Account as described above. The Capitalized Interest Account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the Capitalized Interest Account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the Capitalized Interest Account has not been applied to cover shortfalls in interest on the related series of securities by the end of the Funding Period, any amounts remaining in the Capitalized Interest Account will be paid to the depositor.

Sub-servicing by Sellers

          Each seller of a loan or any other servicing entity may act as the sub-servicer for the loan pursuant to a sub- servicing agreement, which will not contain any terms inconsistent with the related Agreement. While each sub-

servicing agreement will be a contract solely between the master servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the master servicer alone were servicing the loans.

Collection Procedures

          The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any insurance policy required to be maintained under the related Agreement, follow collection procedures that are customary with respect to loans that are comparable to the loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and to the extent not inconsistent with the coverage of the loan by any insurance policy required to be maintained under the related Agreement, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. To the extent the master servicer is obligated to make or cause to be made advances, the obligation will remain during any period of that arrangement.

          The applicable prospectus supplement may provide for alternatives regarding due-on-sale clauses, but if it does not, in any case in which Property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and will not impair or threaten to impair any recovery under any insurance policy required to be maintained under the related Agreement. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the coverage under any required insurance policy would be adversely affected, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the Property has been or is about to be conveyed, pursuant to which the person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See “Certain Legal Aspects of the Loans — Due-on-Sale Clauses.” In connection with the assumption of any loan, the terms of the related loan may not be changed.

          With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Certain Legal Aspects of the Loans.” This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund’s ability to sell and realize the value of those shares.

          In general a “tenant-stockholder” (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which those items are allowable as a deduction to the corporation, that Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we can give no assurance that cooperatives relating to the cooperative loans will qualify under that Section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a)

with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

          In general, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for coverage in an amount that is at least equal to the lesser of

•	the maximum insurable value of the improvements securing the loan or

•	the greater of:

	(1)	the outstanding principal balance of the loan, and

	(2)	an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

          All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Property or released to the mortgagor or obligor in accordance with the master servicer’s normal servicing procedures) will be deposited in the related Security Account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Security Account the amounts which would have been deposited in the Security Account but for that clause.

          In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of those policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and hurricanes. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

          The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured Property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

          Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged Property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See “Credit Enhancement.”

          The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the Property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged Property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit support.

          If the Property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Property, the master servicer is not required to expend its own funds to restore the damaged Property unless it determines (i) that restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (ii) that the related expenses will be recoverable by it from related Insurance Proceeds, Liquidation Proceeds or Unanticipated Recoveries.

          If recovery on a defaulted loan under any related Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an Insurance Policy, the master servicer will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the Property securing the defaulted loan are less than the principal balance of the related loan plus interest accrued thereon that is payable to securityholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement. In the unlikely event that any liquidation proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

          If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the Security Account amounts representing its normal servicing compensation with respect to the loan. In the event that the master servicer has expended its own funds to restore the damaged Property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Security Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to those expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no such payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest thereon. See “Credit Enhancement.”

Application of Liquidation Proceeds

          The proceeds from any liquidation of a loan will be applied in the following order of priority:

•

first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related Property and any unreimbursed servicing compensation payable to the master servicer with respect to the loan;

•	second, to reimburse the master servicer for any unreimbursed advances with respect to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount or the advance has been reimbursed) on the loan; and

•	fourth, as a recovery of principal of the loan.

          Unless otherwise specified in the related prospectus supplement, excess proceeds from the liquidation of a loan will be retained by the master servicer as additional servicing compensation.

          If specified in the related prospectus supplement, if, after final liquidation of a mortgage loan, the master servicer receives a recovery specifically related to that mortgage loan, the recovery (net of any reimbursable expenses) will be distributed to the securityholders in the manner specified in the related prospectus supplement. In addition, the principal balance of each class of securities to which realized losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such subsequent recoveries are distributed as principal to any class of securities. However, the principal balance of the class of securities will not be increased by more than the amount of realized losses previously applied to reduce the principal balance of each the class of securities. Holders of securities whose class principal balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs.

Realization Upon Defaulted Loans

          Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a Primary Mortgage Insurance Policy with regard to each loan for which this type of coverage is required. Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The master servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of the series that have been rated.

          Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Property, hazard insurance proceeds in excess of the amount required to restore the Property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy, claim payments previously made by the primary insurer and unpaid premiums.

          Primary Mortgage Insurance Policies reimburse certain losses sustained from defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor, obligor or other persons involved in the origination of the loan; failure to construct the Property subject to the mortgage loan in accordance with specified plans; physical damage to the Property; and the related sub-servicer not being approved as a servicer by the primary insurer.

          As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a loan, the insured will generally be required to

•

advance or discharge all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related Property in at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted, Property sales expenses, any specified outstanding liens on the Property and foreclosure costs, including court costs and reasonable attorneys’ fees;

•

upon any physical loss or damage to the Property, have the Property restored and repaired to at least as good a condition as existed at the effective date of the Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and

•	tender to the primary insurer good and merchantable title to and possession of the Property.

          The master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans.

          FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see “Certain Legal Aspects of the Loans — The Title I Program,” certain loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

          The insurance premiums for loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor’s control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular loan payments for a specified period, with the payments to be made up on or before the maturity date of the loan, or the recasting of payments due under the loan up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor’s control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

          HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the loan upon default for an amount equal to the principal amount of the debenture.

          The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

          Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended (a “VA Guaranty”). The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

          The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a loan upon its assignment to the VA.

          With respect to a defaulted VA guaranteed loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

          The amount payable under the guaranty will be the percentage of the VA-insured loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property.

Servicing and Other Compensation and Payment of Expenses

          The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan in the related trust fund (the “Master Servicing Fee”). As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally, the master servicer or sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Security Account.

          The master servicer will pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received, and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds.

Evidence as to Compliance

          Each Agreement will provide for delivery to the depositor and the trustee, on or before a specified date in each year, of an annual statement signed by an authorized officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding year.

          Each Agreement will also provide for delivery to the depositor, the master servicer and the trustee, on or before a specified date in each year, of an annual servicing assessment report from each party performing servicing functions with respect to the related series, including any servicer that services 5% or more of the Trust Fund Assets. In each assessment report, the party providing the report must include an assessment of its compliance with the servicing criteria during the previous fiscal year, and disclose any material noncompliance with the applicable servicing criteria. The servicing criteria are divided generally into four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

          Each servicing assessment report is required to be accompanied by attestation report provided by a public registered accounting firm. The attestation report must contain an opinion of the registered public accounting firm as to whether the related servicing criteria assessment was fairly stated in all material respects, or a statement that the firm cannot express that opinion. The attestation examination the must be made in accordance with the attestation engagement standards issued or adopted by the Public Company Accounting Oversight Board.

          Copies of the annual servicing compliance statement, the servicing criteria assessment report and related accountants attestations and the annual accountants’ statement (if any) may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Master Servicer and the Depositor

          The master servicer under each Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will be named in the related prospectus supplement. The entity acting as master servicer under a Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, may have normal business relationships with the depositor or the depositor’s affiliates.

          Each Agreement will provide that the master servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or upon appointment of a successor servicer and with receipt by the trustee of written confirmation from each Ratings Agency that such resignation and appointment would not result in a downgrade or withdrawal of the ratings of any of the securities.. The master servicer may, however, be removed from its obligations and duties as set forth in the Agreement. No resignation by the master servicer will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

          Each Agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be under any liability to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee or agent of the master servicer or the depositor will be protected against any liability for breach of a representation or warranty made by it in the Agreement, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the Agreement or the securities, other than any loss, liability or expense related to any specific loan or loans (except for any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the trustee and the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to securityholders.

          In general, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

Events of Default; Rights Upon Event of Default

          Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for other “Events of Default” under any Pooling and Servicing Agreement or Sale and Servicing Agreement, but if it does not, the Events of Default will consist of

•

any failure by the master servicer to deposit in the Security Account or remit to the trustee or trust, as applicable, any payment required to be made under the terms of the Agreement which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting Rights evidenced by the securities;

•

any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the Agreement which failure materially affects the rights of the holders of the securities and continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of securities evidencing not less than 25% of the Voting rights evidenced by the securities; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

          “Voting Rights” are the portion of voting rights of all of the securities that is allocate to any security pursuant to the terms of the Agreement.

          If specified in the related prospectus supplement, the Agreement will permit the trustee to sell the Trust Fund Assets and the other assets of the trust fund described under “Credit Enhancement” in this prospectus in the event that payments on them are insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

          The applicable prospectus supplement may provide for steps required to be taken if an Event of Default remains unremedied, but if it does not, so long as an Event of Default under an Agreement remains unremedied, the depositor or the trustee may, or at the direction of the holders of securities evidencing not less than 66 2/3% of the Voting Rights evidenced by the securities, the trustee shall terminate all of the rights and obligations of the master servicer under the Agreement relating to the trust fund and in and to the related Trust Fund Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. After the master servicer has received notice of termination, the trustee may execute and deliver, on behalf of the master servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and do or accomplish all other acts or things necessary or appropriate to effect the termination of the master servicer, including the transfer and endorsement or assignment of the loans and related documents. The master servicer has agreed to cooperate with the trustee in effecting the termination of the master servicer, including the transfer to the trustee of all cash amounts which shall at the time be credited to the Security Account, or thereafter be received with respect to the loans. Upon request of the trustee, the master servicer has also agreed, at its expense, to deliver to the assuming party all documents and records relating to each subservicing agreement and the loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party. No additional funds have been reserved to pay for any expenses not paid by the master servicer in connection with a servicing transfer.

          In the event that the trustee is unwilling or unable to act as the successor to the master servicer under the Agreement, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor to the master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

          Unless otherwise provided in the related prospectus supplement, no securityholder, solely by virtue of the holder’s status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to the Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the Voting Rights allocated to each class of securities have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

          Indenture. The applicable prospectus supplement may provide for other Events of Default, but if it does not, the Events of Default under each Indenture will consist of:

•

a default by the issuer in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

•

failure to perform in any material respect any other obligation or observe any representation or warranty of the issuer in the Indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of insolvency with respect to the issuer; or

•

any other Event of Default provided with respect to notes of that series including but not limited to certain defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

          Unless otherwise provided in the related prospectus supplement, if an Event of Default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of not less than 51% of the then aggregate outstanding amount of the notes of that series may declare the principal amount (or, if the notes of that series have an interest rate of 0%, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of not less than 51% of the percentage interests of the notes of that series.

          Unless otherwise specified in the related prospectus supplement, if, following an Event of Default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, notwithstanding that acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration of acceleration. In addition, unless otherwise specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any note of the series for five days or more, unless

•	the holders of 100% of the percentage interests of the notes of the series consent to the sale,

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

•

the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the percentage interests of the notes of the series.

          If specified in the related prospectus supplement, other parties, such as a credit enhancement provider, may have certain rights with respect to remedies upon the occurrence of an Event of Default that may limit the rights of the related noteholders.

          In the event that the trustee liquidates the collateral in connection with an Event of Default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the Indenture may provide that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, upon the occurrence of that Event of Default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of that Event of Default.

          In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

          Subject to the provisions of the Indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of the series, unless the holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with the request or direction. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of not less than 51% of the then aggregate outstanding amount of the notes of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of the series affected thereby. If provided in the related prospectus supplement, the priority of payments payable on the notes may change following an Event of Default.

Amendment

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may be amended by the parties of the agreement without the consent of any of the securityholders,

(a)	to cure any ambiguity or mistake;

(b)	to correct any defective provision in the Agreement or to supplement any provision in the Agreement that may be inconsistent with any other provision in it;

(c)	to conform the Agreement to the related prospectus supplement or the prospectus;

(d)	to modify, alter, amend, add or to rescind any of the terms of provisions contained in the Agreement to comply with any rules or regulations promulgated by the SEC from time to time; or

(e)	to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions contained in it,

provided that the action will not adversely affect in any material respect the interests of any securityholder. Any amendment made solely to conform the Agreement to the final prospectus supplement provided to investor in connection with the initial offering of the securities will be deemed not to materially and adversely affect the interest of securityholders. In addition, an amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of securities of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the securities.

          In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the securityholders, to change the manner in which the Security Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of securities of the related series that have been rated at the request of the depositor. Moreover, the related Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to modify the terms of provisions related to any lower-tier REMIC, maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to ensure the proper operation of the master REMIC, maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

          The applicable prospectus supplement may specify other amendment provisions, but if it does not, each Agreement may also be amended by the parties to the related Agreement with the consent of holders of securities of the related series evidencing not less than 51% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that the amendment may not

•

reduce in any manner the amount of or delay the timing of, payments received on the Trust Fund Assets which are required to be distributed on any security without the consent of the holder of the related security, or

•

adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding bullet point, without the consent of the holders of securities of the class evidencing, as to the class, percentage interests aggregating 66 2/3%; or

•

reduce the aforesaid percentage of securities of any class the holders of which are required to consent to the amendment without the consent of the holders of all securities of that class then outstanding.

          If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC. If so described in the related prospectus supplement, an amendment of an Agreement may require the consent of persons that are not party to the agreement, such as a credit enhancement provider.

Termination; Optional Termination

          Pooling and Servicing Agreement; Sale and Servicing Agreement. The applicable prospectus supplement may provide for the timing by which the Agreement terminates, but if it does not, the obligations created by each Pooling and Servicing Agreement and Sale and Servicing Agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the Security Account or by the master servicer and required to be paid to them pursuant to the related Agreement following the earlier of:

(i)

the purchase by the master servicer, the party specified in the related prospectus supplement or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see “Material Federal Income Tax Consequences” below), from the related trust fund of all of the remaining Trust Fund Assets and all Property acquired in respect of the Trust Fund Assets; and

(ii)

the final payment of or other liquidation of the last of the Trust Fund Assets subject thereto or the disposition of all Property acquired upon foreclosure of any Trust Fund Assets remaining in the trust fund.

          Any purchase of Trust Fund Assets and Property acquired in respect of Trust Fund Assets evidenced by a series of securities will be made at the option of the master servicer, or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series, but the right of the master servicer, or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Trust Fund Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Trust Fund Assets at the cut-off date for the series. The foregoing is subject to the provision that if one or more REMIC elections are made with respect to a trust fund, any repurchase pursuant to clause (ii) above will not be made if the repurchase would result in a “prohibited transaction tax” within the meaning of Section 860F(a)(1) of the Code being imposed on any REMIC.

          Indenture. The Indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the trustee for cancellation of all the notes of the related series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the related series.

          In addition, the Indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of the series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of the series, to replace stolen, lost or mutilated notes of the series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of the series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the Indenture and the notes of the series. In the event of a defeasance and discharge of notes of a series as described above, holders of notes of the related series would be able to look only to that money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

The Trustee

          The trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

CERTAIN LEGAL ASPECTS OF THE LOANS

          The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because those legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor encompass the laws of all states in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

          The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the Property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the Property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the Property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the Property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject Property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

          In this prospectus, we generally use the term “mortgage” to generically describe real-estate security instruments; however, if certain information relates to a particular security instrument, we will refer to that security instrument.

          Cooperatives. Certain of the loans may be cooperative loans. The cooperative owns all the Property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

          The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

          Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the Property at public auction upon any material default by the borrower under the terms of the note or deed of trust. In certain states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states (such as California), the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states (such as California), the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states (including California), published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the Property and sent to all parties having an interest of record in the Property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

          Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the Property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the Property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.

          Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the Property, the possible deterioration of the Property during the foreclosure proceedings and a requirement that the purchaser pay for the Property in cash or by cashier’s check. Thus the foreclosing lender often purchases the Property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where the judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making the repairs at its own expense as are necessary to render the Property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the Property. Depending upon market conditions, the ultimate proceeds of the sale of the Property may not equal the lender’s investment in the Property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

          Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

          When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See “Junior Mortgages and Rights of Senior Mortgagees” below.

          Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

          The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

          Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

          In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

          Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” below.

          In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the Property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Environmental Risks

          Property pledged as security to a lender may be subject to unforeseen environmental risks. Environmental remedial costs can be substantial and can potentially exceed the value of the Property. Under the laws of certain states, contamination of a Property may give rise to a lien on the Property to assure the payment of the costs of clean-up. In several states that type of lien has priority over the lien of an existing mortgage against the Property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the EPA may impose a lien on Property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

          Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a Property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all “potentially responsible parties,” including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exemption ”) but without “participating in the management” of the Property. Thus, if a lender’s activities encroach on the actual management of a contaminated facility or Property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or Property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it fails to market the Property in a timely fashion.

          Whether actions taken by a lender would constitute participation in the management of a Property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender was historically a matter of judicial interpretation of the statutory language, and court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower’s business to deny the protection of the secured creditor exemption to the lender.

          In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act (the “Asset Conservation Act”), which provides that in order to be deemed to have participated in the management of a Property, a lender must actually participate in the operational affairs of the Property. The Asset Conservation Act also provides that participation in the management of the Property does not include “merely having the capacity to influence, or unexercised right to control” operations. Rather, a lender will lose the protection of the secured creditor exemption only if it (a) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices at the property, or (b) exercises control comparable to the manager of the property, so that the lender has assumed responsibility for (i) the “overall management of the facility encompassing day-to-day decision making with respect to environmental compliance” or (ii) “over all or substantially all of the operational functions” of the Property other than environmental compliance.

          If a lender is or becomes liable, it may be able to bring an action for contribution under CERCLA or other statutory or common laws against any other “potentially responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

          CERCLA does not apply to petroleum products, and the secured creditor exemption does not govern liability for cleanup costs under state laws or under federal laws other than CERCLA, including Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks or the properties on which they are located. A lender will lose the protections accorded to secured creditors under federal law for petroleum underground storage tanks by “participating in the management” of the tank or tank system if the lender either: (a) “exercises decisionmaking control over the operational” aspects of the tank or tank system; or (b) exercises control comparable to a manager of the property, so that the lender has assumed responsibility for overall management of the property including day-to-day decision making with regard to all, or substantially all, operational aspects. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

          While the “owner” or “operator” of contaminated property may face liability for investigating and cleaning up the property, regardless of fault, it may also be required to comply with environmental regulatory requirements, such as those governing asbestos. In addition, the presence of asbestos, mold, lead-based paint, lead in drinking water, and/or radon at a real property may lead to the incurrence of costs for remediation, mitigation or the implementation of an operations and maintenance plan. Furthermore, the presence of asbestos, mold, lead-based paint, lead in drinking water, radon and/or contamination at a property may present a risk that third parties will seek recovery from “owners” or “operators” of that property for personal injury or property damage. Environmental regulatory requirements for property “owners” or “operators,” or law that is the basis for claims of personal injury or property damage, may not have exemptions for secured creditors.

          In general, at the time the loans were originated no environmental assessment, or a very limited environmental assessment, of the Properties was conducted.

Rights of Redemption

          In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the Property from the foreclosure sale. In certain other states (including California), this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed Property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the Property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem Property after a trustee’s sale under a deed of trust.

Anti-deficiency Legislation and Other Limitations on Lenders

          Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California) statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the Property at the time of the foreclosure sale. In certain states, including California, if a lender simultaneously originates a loan secured by a senior lien on a particular Property and a loan secured by a junior lien on the same Property, the lender, as the holder of the junior lien, may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both loans over the proceeds of any sale under a deed of trust or other foreclosure proceedings. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

          Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the Property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

          Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

          In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Property is not the debtor’s principal residence and the court determines that the value of the Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of these types of proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of the payments.

          The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-On-Sale Clauses

          Generally, each conventional loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce due-on-sale clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

          As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the Property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

          In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

          Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or charges if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that restraint on prepayment, particularly with respect to fixed rate loans having higher Loan Rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

          Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Home Improvement Loans

          General. The trust fund may own home improvement loans (“HI Loans”) or home improvement sales contracts (“HI Contracts”). HI Loans are loans that are made by lenders to finance the purchase of home improvements from third party sellers, and may be secured by real estate or personal property. HI Contracts involve sales agreements under which sellers of home improvements extend credit to the purchasers and retain personal property security interests in the home improvements as collateral for repayment of the credits.

          Real Estate Collateral. HI Loans secured by real estate generally are subject to many of the same laws that apply to other types of mortgage loans, especially laws applicable to home equity or junior lien mortgages. In addition, some laws may provide particular consumer protections in connection with mortgage loans that are used to finance home improvements, such as special disclosures or limits on creditor remedies.

          Sale of Chattel Paper. The credit agreements evidencing HI Loans secured by personal property and HI Contracts generally are “chattel paper” as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the chattel paper to the trustee or a designated custodian or may retain possession of the chattel paper as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust’s ownership of the chattel paper. In general, the chattel paper will not be stamped or otherwise marked to reflect assignment of the chattel paper from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the chattel paper without notice of the assignment, the trust’s interest in the chattel paper could be defeated.

          Perfection of Personal Property Security Interests. The HI Loans secured by personal property and the HI Contracts generally include a “purchase money security interest,” as defined in the UCC, in the home improvements being financed. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building materials incorporated into an improvement on land. A security interest in lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

          Enforcement of Security Interest in Home Improvements. So long as the home improvement remains personal property and has not become subject to the real estate law, a creditor with a security interest in the property can repossess the home improvement by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a security interest must give the debtor a number of days’ notice, which generally varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale.

          Under the laws applicable in many states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the personal property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Also, certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a creditor to repossess and resell personal property collateral or enforce a deficiency judgment.

          Consumer Claims and Defenses. The Federal Trade Commission’s Consumer Claims and Defenses Rule (“FTC Rule”) provides that a seller financing the sale of consumer goods or services must include in the consumer credit contract a notice that the purchaser of the contract will take the contract subject to the claims and defenses that the consumer could assert against the seller. The FTC Rule also provides that, if a seller of consumer goods or services refers a purchaser to a lender, or is affiliated with the lender by common control, contract or business arrangement, the seller may not accept the proceeds of a purchase money loan made by the lender unless the consumer credit contract contains a notice that the holder of the contract is subject to the claims and defenses that the consumer could assert against the seller. Thus, holders of HI Contracts and certain HI Loans may be subject to claims and defenses that could be asserted against the seller of home improvements. Liability under the FTC Rule generally is limited to amounts received by the holder of the consumer credit obligation; however, the consumer may be able to assert the FTC Rule as a defense to a claim brought by the trustee against the consumer.

Servicemembers Civil Relief Act

          Generally, under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the national guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permit the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that the loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

Junior Mortgages and Rights of Senior Mortgagees

          To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund (and therefore the securityholders), as mortgagee under the junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the Property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the Property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

Other Loan Provisions and Lender Requirements

          The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the Property are damaged or destroyed by fire or other casualty, or in the event the Property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage. Lenders in California may not require a borrower to provide property insurance for more than the replacement cost of the improvements, even if the loan balance exceeds this amount. In the event of a casualty, lenders may be required to make the insurance proceeds available to the borrower for repair and restoration, rather than applying the proceeds to outstanding indebtedness.

          Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the Property and, when due, all encumbrances, charges and liens on the Property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the Property, to maintain and repair the Property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the Property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage. In some cases lenders require borrowers to make monthly deposits for estimated real estate taxes and property insurance premiums. Certain states, including California, impose limitations on both the amount of tax and insurance impounds that may be collected from a borrower, and upon the application of the impounded funds.

          Generally lenders begin charging interest from the date the loan is disbursed. In California regulations may prohibit mortgage lenders financing residential purchases from charging interest on loan amounts outstanding for periods more than one day prior to the recording of the deed to the residence, even though the loan proceeds have been disbursed into escrow.

Priority of Additional Advances

          The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor. In California priority will be lost with respect to advances made under subsequently recorded deeds of trust or mortgages, if the prior credit line lender has knowledge of the advances unless the advances under the secured credit line are determined to be “obligatory” rather than “discretionary.”

The Title I Program

          General. Certain of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the “Title I Program”). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

          The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a Property and includes single family improvement loans.

          There are two basic methods of lending or originating those loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

          Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first scheduled payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

          Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

          Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the Property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

          Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single Property, in each case as long as the total outstanding balance of all Title I Loans in the same Property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

          Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

          The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the Property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the borrower is required to submit to the lender, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender or its agent is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

          FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to the loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan’s origination. If an insured loan is prepaid during the year, FHA will not refund the insurance premium, but will abate any insurance charges falling due after the prepayment.

          Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to the insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in the lender’s FHA insurance coverage reserve account may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

          The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of the loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

          Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

          Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

          When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

          Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against Property securing the loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorney’s fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

          Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumers’ dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect the loans. Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment charges, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the trust fund.

          The federal laws that may apply to loans held in the trust fund include the following:

•

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non- purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•

the Home Equity Loan Consumer Protection Act and its regulations, which (among other things) limits changes that may be made to open-end loans secured by the consumer’s dwelling and restricts the ability to accelerate balances or suspend credit privileges on the loans;

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•

the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and o the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

          The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

          Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the trust fund. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

          The following discussion is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and represents the opinion of Andrews Kurth LLP, counsel to the depositor, insofar as it relates to matters of United States federal income tax laws and legal conclusions with respect to the matters. This discussion is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

          The discussion does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, U.S. expatriates and persons in special situations, such as those who hold securities as part of a straddle, hedge, conversion transaction, or other integrated investment. This discussion focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. If a partnership holds securities, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding securities should consult their tax advisors. Prospective investors are encouraged to consult their own tax advisors concerning the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

          The federal income tax consequences to holders will vary depending on whether

•	the securities of a series are classified as indebtedness;

•	an election is made to treat the trust fund relating to a particular series of securities, or a portion of the trust fund, as a REMIC under the Code;

•	the securities represent an ownership interest in some or all of the assets included in the trust fund for a series; or

•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

          The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to the series. The depositor will file with the SEC a Form 8-K on behalf of the related trust fund containing an opinion of Andrews Kurth LLP adopting the discussion set forth under “Material Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

          For purposes of this discussion, the term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also shall be considered U.S. Persons.

          A “Non-U.S. Person” is any person that is not a U.S. Person.

Taxation of Debt Securities

          Interest and Acquisition Discount. The income on securities representing regular interests in a REMIC (“Regular Interest Securities”) are generally taxable to holders in the same manner as the income on evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount or “OID”) on securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to collectively as “Debt securities” in this section.

          Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with OID. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the related Treasury regulations (the “OID Regulations”). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

          In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt security and its issue price. A holder of a Debt security must include the OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt security will be considered to be zero if it is less than a de minimis amount determined under the Code or OID Regulations.

          The issue price of a Debt security is the first price at which a substantial amount of Debt securities of that class is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the related closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a Debt security also includes the amount paid by an initial Debt security holder for accrued interest that relates to a period prior to the issue date of the Debt security. The stated redemption price at maturity of a Debt security includes the original principal amount of the Debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

          Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments may be included in the Debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities will include all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a Debt security is longer than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the longer interval, then for purposes of determining whether the Debt security has de minimis OID, the stated redemption price of the Debt security is treated as the issue price (determined as described above) plus the greater of (i) the amount of the distribution foregone or (ii) the excess (if any) of the Debt security’s stated principal over its issue price. If the interval between the issue date and the first distribution date on a Debt security is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the OID, if any, on the Debt security, the excess amount of the distribution would be added to the Debt security’s stated redemption price.

          Under the de minimis rule, OID on a Debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt security multiplied by the weighted average maturity of the Debt security. For this purpose, the weighted average maturity of the Debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt security and the denominator of which is the stated redemption price at maturity of the Debt security. Although it is not entirely free from doubt, in the case of a pre-payable Debt security, the weighted average maturity of the Debt security should be determined with reference to the Prepayment Assumption (as defined below). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

          Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally,

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments by more than a specified amount and

•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the Debt security.

          In the case of Compound Interest securities, certain Interest Weighted Securities (as defined below), and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

          Treasury regulations governing the calculation of OID on instruments having contingent interest payments (the “Contingent Regulations”) specifically do not apply for purposes of calculating OID on debt instruments such as the Debt securities that are REMIC regular interests or that may be accelerated by reason of prepayments of other debt instruments securing them, and thus are subject to Code Section 1272(a)(6). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in the following paragraphs of this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), we can give no assurance that the methodology represents the correct manner of calculating OID.

          The holder of a Debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt security, the sum of the “daily portions” of the original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt security and the adjusted issue price of the Debt security, reduced by any payments of qualified stated interest. The adjusted issue price of a Debt security is the sum of its issue price plus prior accruals of OID, reduced by the total payments other than qualified stated interest payments made with respect to the Debt security in all prior periods.

          The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments (a “Pay-Through Security”), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the “Prepayment Assumption”). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

          The depositor may adjust the accrual of OID on a class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate to take account of realized losses on the loans, although the OID Regulations do not provide for these adjustments. If the IRS were to require that OID be accrued without these adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

          Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

          A subsequent holder of a Debt security will also be required to include OID in gross income, but a subsequent holder who purchases the Debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt security’s issue price) to offset the OID by comparable economic accruals of portions of the excess.

          Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of any losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

          Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under “ — Tax Status as a Grantor Trust - General” in this prospectus) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities (“Interest Weighted Securities”). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of the OID should be calculated by treating the Interest Weighted Security as a Compound Interest security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if the holder has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by the holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See “ — Tax Status as a Grantor Trust — Discount or Premium on Pass-Through Securities.”

          Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of those Debt securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt security is uncertain, holders of variable rate Debt securities are encouraged to consult their own tax advisors regarding the appropriate treatment of those securities for federal income tax purposes.

          Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the Debt security, or the adjusted issue price if the Debt security is issued with OID, over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, this market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a Prepayment Assumption) or (ii) in the ratio of (a) in the case of securities (or in the case of a Pass-Through Security, as set forth below, the loans underlying the security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a Pass-Through Security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

          The excess of interest paid or accrued to purchase or carry a security (or, in the case of a Pass-Through Security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a Pass-Through Security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by the holder during the taxable year the election is made and thereafter, in which case the interest deferral rule will not apply. Holders are encouraged to consult their own tax advisors before making this election.

          Premium. A holder who purchases a Debt security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which the holder may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the Prepayment Assumption used in pricing the class. If a holder makes an election to amortize premium on a Debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their own tax advisors regarding the election to amortize premium and the method to be employed.

          Treasury regulations dealing with amortizable bond premium (the “Final Bond Premium Regulations”) specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Debt securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities are encouraged to consult their own tax advisors regarding the possible application of the Final Bond Premium Regulations.

          Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for debt. If this election were to be made with respect to a Debt security with market discount, the holder of the Debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt security acquires during the year of the election or thereafter. Similarly, a holder of a Debt security that makes this election for a Debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt security is irrevocable. Holders are encouraged to consult their own tax advisors before making this election.

Taxation of the REMIC and its Holders

          In the opinion of Andrews Kurth LLP, special counsel to the depositor, if one or more REMIC elections are made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as one or more REMICs as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “Regular Interests” or “Residual Interests” in a REMIC, as specified in the related prospectus supplement.

          Except to the extent specified otherwise in a prospectus supplement, if one or more REMIC elections are made with respect to a series of securities, (i) securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section

856(c)(5)(B), and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets). If less than 95% of the REMIC’s assets consist of assets described in (i) or (ii) above, then a security will qualify for the tax treatment described in (i) or (ii) in the proportion that those REMIC assets (and income in the case of (ii)) are qualifying assets (and income).

REMIC Expenses; Single Class REMICs

          As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a “single class REMIC,” however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a “pass-through interest holder,” including certain pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation) will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the specified amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

          These percentages are scheduled to be reduced starting in 2006 and return to these prior levels in 2010. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

          The applicable prospectus supplement may provide for the allocation of REMIC expenses, but if it does not, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

          General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the Regular Interests are generally taxable as debt of the REMIC.

          Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any original issue discount or market discount on loans and other assets, and

•

deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

          A holder of a Residual Interest Security (as defined below) that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year to the extent that the expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of the holder’s adjusted gross income.

          For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

          Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on these loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount, i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include this discount in income, but without regard to the de minimis rules. See “— Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

          To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before this date, it is possible that this premium may be recovered in proportion to payments of loan principal.

          Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

•	subject to a limited exception, the sale or other disposition of a cash flow investment;

•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

•	the receipt of any fees or other compensation for services rendered by the REMIC.

          It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of these taxes imposed on the REMIC. To the extent not paid by the holders or otherwise, however, these taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

          The holder of a security representing a residual interest (a “Residual Interest Security”) will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter, and by allocating that amount among the holders (on that day) of the Residual Interest Securities in proportion to their respective holdings on that day.

          The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years). Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

          In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of this type of a bond or instrument.

          Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a Residual Interest Security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders are encouraged consult their own tax advisors.

          Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of the payment exceeds a holder’s adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

          Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in Treasury regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

          Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a Non-U.S. Person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. Please read “Tax Treatment of Foreign Investors.”

          In addition, there are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

          In the case of a Residual Interest Security that has no sufficient value, the excess inclusion portion of a REMIC’s income is generally equal to all of the REMIC taxable income allocable to the residual holder. In other cases, the excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for the quarterly period of (i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of the Residual Interest Security at the beginning of the quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

          Under the REMIC Treasury regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. Please read “— Restrictions on Ownership and Transfer of Residual Interest Securities” and “ — Tax Treatment of Foreign Investors” below.

          Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “Disqualified Organization.” Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1400T of the Code, if the entity is not subject to tax on its unrelated business income.

          If a Residual Interest Security is transferred to a Disqualified Organization in violation of the restrictions set forth above, a substantial tax can be imposed on the transferor of the Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee) that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on the Disqualified Organization’s pass-through share of the excess inclusion income of the REMIC. If an “electing large partnership” holds a Residual Interest Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity under Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership. For these purposes, an “electing large partnership” means any partnership having more than 100 members during the preceding tax year, other than some service partnerships and commodity pools, which elects to apply simplified reporting provisions under the Code.

          The applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization. Unless the applicable prospectus supplement provides otherwise, an electing large partnership will be subject to same restrictions on transfer and ownership of a Residual Interest Security as a Disqualified Organization. In addition, unless the applicable prospectus supplement provides otherwise, a Non-U.S. Person will be subject to same restrictions on transfer and ownership of a Residual Interest Security as a Disqualified Organization, unless the person provides the trustee with a duly completed IRS Form W-8ECI. Please read “—Tax Treatment of Foreign Investors.”

          Noneconomic Residual Securities. The REMIC Treasury regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Interest to a “U.S. Transferee” unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. For this purpose, a U.S.

Transferee means a U.S. Person. A U.S. Transferee also includes Non-U.S. Persons but only if their income from the Residual Interest Security is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). If the transfer of a Noneconomic Residual Interest is disregarded, the transferor continues to be treated as the owner of the Residual Interest Security and continues to be subject to tax on its allocable portion of the net income of the REMIC.

          A Residual Interest Security (including a Residual Interest Security with a positive value at issuance) is a “Noneconomic Residual Interest”, as defined in the following paragraph, at the time of transfer unless, (i) taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents, the present value of the expected future distributions on the Residual Interest Security at least equals the product of (A) the present value of the anticipated excess inclusions and (B) the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A transfer of a Noneconomic Residual Interest has a “significant purpose to impede the assessment or collection of tax” if, at the time of transfer, the transferor either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

          The REMIC Treasury regulations also provide a safe harbor under which the transferor of a Noneconomic Residual Interest is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met: (i) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Noneconomic Residual Interest and intends to pay taxes associated with holding the Noneconomic Residual Interest as they become due; (iii) the transferee represents that it will not cause income from the Noneconomic Residual Interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

          A transfer of a Noneconomic Residual Interest meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of, (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest regular federal corporate rate of income tax. If, however, the transferee has been subject to the alternative minimum tax (“AMT”) in the preceding two years and will compute its taxable income in the current taxable year using the corporate AMT rate, then the transferee can assume that it pays tax at the AMT rate. Present values are computed using a discount rate equal to the applicable federal short-term rate for the month of the transfer and the compounding period used by the transferee.

          The Asset Test only applies in cases where the transferee is an Eligible Corporation. To be an Eligible Corporation, the transferee must be a taxable domestic C corporation other than a regulated investment company, a real estate investment trust, a REMIC or a cooperative. In addition, regardless of who the transferee may be, the transfer of a Residual Interest Security to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity. A transfer of a Noneconomic Residual Interest meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million. The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner, affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test. The transferee must also make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test. A transfer fails to meet this requirement if the transferor knows, or has reason to know, that the transferee will not honor the restrictions on subsequent transfers. Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the Residual Interest Security will not be paid. The consideration given to the transferee to acquire the Noneconomic Residual Interest in the REMIC is only one factor to be considered. However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the Residual Interest Security will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay. In determining whether the amount is too low, the specific terms of the Formula Test need not be used.

          Treatment of Inducement Fees. Inducement fees received by transferees of Noneconomic Residual Interests must be included in income over a period reasonably related to the period in which the related Residual Interest Security is expected to generate taxable income or net loss allocable to the holder. There are two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same periods that the taxpayer uses for financial reporting purposes, provided that the period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the Regular Interest Securities and Residual Interest Securities issued by the REMIC, determined based on actual distributions projected as remaining to be made on the interests under the prepayment assumption. If the holder of a Residual Interest Security sells or otherwise disposes of the Residual Interest Security, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. An inducement fee must be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of Noneconomic Residual Interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the Residual Interest Securities are encouraged to consult with their tax advisors regarding the effect of these rules and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

          Mark to Market Rules. A REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

          The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. Ordinarily, a REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

          General. As specified in the related prospectus supplement, if REMIC or partnership elections are not made, in the opinion of Andrews Kurth LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under subpart E, Part I of Subchapter J of chapter 1 of subtitle A of the Code and not as an association taxable as a corporation (the securities of the series, “Pass-Through Securities”). In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases (“Stripped Securities”), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

          Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as fees to the trustee and the servicer and similar fees (collectively, the “Servicing Fee”)), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct the Servicing Fees under Section 162 or Section 212 of the Code to the extent that the Servicing Fees represent “reasonable” compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the specified amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These percentages are scheduled to be reduced in 2006 and return to these prior levels in 2010.

          Discount or Premium on Pass-Through Securities. The holder’s purchase price of a Pass-Through Security is to be allocated among the underlying loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, because the securities, generally, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

          The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the certificate, rather than with respect to the security. A holder that acquires an interest in a loan with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. Please read “— Taxation of Debt Securities — Market Discount” and “ — Premium” above.

          The holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

          Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities (“Ratio Strip Securities”) may represent a right to receive differing percentages of both the interest and principal on each loan. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. The OID rules apply to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

          Servicing fees in excess of reasonable servicing fees (“excess servicing fees”) will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan principal balance) or the securities are initially sold with a de minimis discount (assuming no Prepayment Assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

          The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the “Cash Flow Bond Method”), a Prepayment Assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the Tax Reform Act of 1986 does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments “secured by” those loans. The Taxpayer Relief Act of 1997 may allow use of the Cash Flow Bond Method with respect to Stripped Securities and other Pass-Through Securities because it provides that this method applies to any pool of debt instruments the yield on which may be affected by prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis, provided that the applicable prospectus supplement may provide for the reporting of OID on an alternative basis. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

          Under certain circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder’s recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may delay a Holder’s recognition of income.

          In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to security holders as OID, in the manner described above for Interest Weighted Securities.

          Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that

•	in certain series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

•	the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or

•	each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

          Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are encouraged to consult their own tax advisors regarding the proper treatment of the securities for federal income tax purposes.

          Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans’ character is not carried over to the securities in these circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

          Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder’s tax basis in its security is the price the holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder’s income if the yield on the Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of the holder’s holding period, over the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

Miscellaneous Tax Aspects

          Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a Residual Interest Security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

•	fails to furnish the trustee with its taxpayer identification number (“TIN”);

•	furnishes the trustee an incorrect TIN;

•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•

under certain circumstances, fails to provide the trustee or the holder’s securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

          Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Non-U.S. Persons. Holders are encouraged to consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

          The trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Widely Held Mortgage Trust Reporting Regulations

          Generally, effective January 1, 2007, new rules concerning the reporting of tax information with respect to “widely held mortgage trusts” require or permit the trustee to adopt methods of calculating and reporting tax items (such as interest, OID, market discount, sale proceeds, principal payments and premium) to the holders of Pass-Through Securities. A “widely held mortgage trust” is generally a trust that holds a fixed portfolio of mortgage loans or regular interests in a REMIC and related reserve funds and that has at least one Pass-Through Security held by a middleman. A “middleman” is a person who holds a direct or indirect interest in a Pass-Through Security on behalf of or for the account of another person. These rules generally require, or, in certain cases, permit at least annual reporting of these items on an expanded Form 1099 using a Prepayment Assumption. Certain elections or conventions required or adopted by trustees could affect the timing of when a holder of Pass-Through Securities reports the associated income and expenses.

Tax Treatment of Foreign Investors

          Subject to the discussion below with respect to trust funds as to which a partnership election is made under the Code, unless interest (including OID) paid on a security (other than a Residual Interest Security) is considered to be “effectively connected” with a trade or business conducted in the United States by a Non-U.S. Person, the interest will normally qualify as portfolio interest (except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from those interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless this rate were reduced or eliminated by an applicable income tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Non-U.S. Persons.

          Interest and OID of holders who are Non-U.S. Persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

          Payments to holders of Residual Interest Securities who are Non-U.S. Persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that this income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. These regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value.

          Under the REMIC Treasury regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Non-U.S. Person will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Non-U.S. Person transfers a Residual Interest Security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. Because of the effect of these rules, unless the applicable prospectus supplement provides otherwise, the applicable Agreement will prohibit a Non-U.S. Person from owning a Residual Interest Security, unless the person provides the trustee with a duly completed IRS Form W-8ECI. In addition, unless a duly completed IRS Form W-8ECI is provided to the trustee, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Non-U.S. Person nor an agent or nominee acting on behalf of a Non-U.S. Person. Please read “— Taxation of Holders of Residual Interest Securities – Restrictions on Ownership and Transfer of Residual Interest Securities.”

Tax Characterization of the Trust Fund as a Partnership

          Andrews Kurth LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

          If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for the amount of tax that is not otherwise paid by the trust fund.

Tax Consequences to Holders of the Notes

          Treatment of the Notes as Indebtedness. In the case of notes for which a REMIC election is not made, the trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest payments made, or accrued, to a noteholder who is a Non-U.S. Person (a “foreign person”) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person

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is not actually or constructively a “10 percent shareholder” of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code and

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provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person’s name and address.

          Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least one payment annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of any change and furnish a new W-8BEN. A noteholder who is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

          If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 BEN or substitute form provided by the Non-U.S. Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

          Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 28% (which rate is scheduled to be increased to 31% for payments made after December 31, 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates for a Trust Fund Treated as a Partnership

          Treatment of the Trust Fund as a Partnership. If the trust fund is to be treated as a partnership for tax purposes, the trust fund and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s distributive share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (i) the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the Pass-Through Rate for the month and interest on amounts previously due on the certificates but not yet distributed; (ii) any trust fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the certificates over their initial issue price; (iii) prepayment premium payable to the certificateholders for the month; and (iv) any other amounts of income payable to the certificateholders for the month. This allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or an affiliate. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although we can give no assurance that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of this amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

          All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to that holder under the Code.

          An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. These deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

          The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.)

          If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the “old partnership”) to a new partnership (the “new partnership”) in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser’s basis in its ownership interest would not change.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

          Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make this election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

          A partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership must generally make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. However, this provision does not apply to a “securitization partnership.” The related prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

          Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below and those nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. This information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person, (y) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish this information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

          Unless otherwise specified in the related prospectus supplement, the depositor will be designated as the tax matters partner in the related Trust Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

          Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income, as calculated for this purpose which may exceed the distributions to certificateholders, that is allocable to certificateholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and at the highest federal income tax rate applicable to U.S. individual taxpayers for all other Non-U.S. Persons. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on an applicable IRS Form W-8, IRS Form W-9 or the holder’s certification of nonforeign status signed under penalties of perjury.

          Each holder that is a Non-U.S. Person might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each holder that is a Non-U.S. Person must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN in order to assure appropriate crediting of the taxes withheld. A holder that is a Non-U.S. Person generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a holder that is a Non-U.S. Person would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

          The following describes certain considerations under ERISA and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to those securities.

          ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans as well as collective investment funds and separate accounts in which those plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to those Plans and other persons who bear specified relationships to Plans (“Parties in Interest”) or are fiduciaries with respect to those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to requirements imposed by ERISA and Section 4975 of the Code. Accordingly, assets of those plans may be invested in securities without regard to ERISA’s requirements, but are subject to the provisions of applicable federal or state law. Any of those plans which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

          On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101). Under this “Plan Asset Regulation,” the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan acquires an “equity interest” could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. Under the Plan Asset Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and has no “substantial equity features.” If securities are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a Plan’s investment in the securities would not cause the assets of the issuer to be deemed plan assets. If the securities are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a Plan’s investment in those securities. In that event, the servicer and other persons exercising management or discretionary control over the assets of the issuer or providing services with respect to the issuer could be deemed to be fiduciaries or other Parties in Interest with respect to investing Plans and thus subject to the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code and, in the case of fiduciaries, to the fiduciary responsibility provisions of Title I of ERISA, with respect to transactions involving the issuer’s assets. However, the regulation generally provides that, in addition to certain other technical exceptions, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

          In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the loans may be deemed plan assets of each Plan that purchases securities, an investment in the securities by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory, regulatory or administrative exemption applies.

          In Prohibited Transaction Exemption 83-1 (“PTE 83-1”), the DOL exempted from ERISA’s prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of those certificates.

PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in securities that represent interests in a pool consisting of loans (“Single Family Securities”) will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, unless otherwise provided in the related prospectus supplement, no transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan.

          The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTE 83-1, the term “mortgage pass-through certificate” would include: (i) securities issued in a series consisting of only a single class of securities; and (ii) senior securities issued in a series in which there is only one class of senior securities; provided that the securities in the case of clause (i), or the senior securities in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the loans. It is not clear whether a class of securities that evidences beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments would be a “mortgage pass-through certificate” for purposes of PTE 83-1.

          PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

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the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

•	the existence of a pool trustee who is not an affiliate of the pool sponsor; and

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a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

          The depositor believes that the first general condition referred to above will be satisfied with respect to the securities in a series issued without a subordination feature, or the senior securities only in a series issued with a subordination feature, provided that the subordination and Reserve Account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See “Description of the Securities” in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. In any event, the trustee will not be affiliated with the depositor.

          Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

          Without regard to whether securities are considered to be equity interest in the issuer, certain affiliates of the issuer might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holding of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and Section 4975 of the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities -- for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”. We can give no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include plan assets.

          The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, underwritten or privately placed by that underwriter or its affiliate or by a syndicate managed by that underwriter or its affiliate and issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations and the servicing, operation and management of the investment pools, provided the conditions and requirements of the Underwriter Exemptions are met. Each Underwriting Exemption also permits the entity to hold an interest-rate swap or yield supplement agreement if it meets requirements set forth in the Underwriting Exemption.

          While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially identical, and include the following:

(1)

the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property (a “Designated Transaction”);

(3)

the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from Standard & Poor’s Ratings Group, a Division of The McGraw-Hill Companies (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”);

(4)	the trustee must not be an affiliate of any other member of the Restricted Group as defined below, other than an underwriter;

(5)

the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith;

(6)	the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act; and

(7)

for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

          If an issuer holds obligations that have high Loan-to-Value Ratios, the Underwriter Exemption may apply to the issuer’s non-subordinated certificates rated in one of the two highest generic rating categories by at least one of the rating agencies if the obligations are residential or home equity loans, and the fair market value of the collateral on the closing date is at least 80% of the sum of the outstanding principal balance of the obligation held in the investment pool and the outstanding principal balance of any obligation of higher priority secured by the same collateral.

          The trust fund must also meet the following requirements:

(i)	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

(ii)

certificates in such other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P (as defined below), Moody’s or Fitch for at least one year prior to the Plan’s acquisition of certificates; and

(iii)	certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

          Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when a Plan fiduciary causes the Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	the Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition;

•

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity; and

•	the Plan is not sponsored by a member of the Restricted Group, as defined below.

          The Underwriter Exemptions provide only limited relief to Plans sponsored by the seller, an underwriter, the trustee, the master servicer, any provider of credit support to the trust, any counterparty to a swap contained in the trust, any obligor with respect to loans included in the investment pool constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of those parties (the “Restricted Group”).

          The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables (the “Obligations”) supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, may be transferred to the trust within a 90-day or three-month period following the closing date (the “Pre-Funding Period”), instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

(1)	The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed twenty-five percent (25%).

(2)

All Obligations transferred after the closing date (the “Additional Obligations”) must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a Rating Agency.

(3)

The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

(4)

Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

(5)	In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

(i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

(ii)

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the Pooling and Servicing Agreement or an Event of Default occurs.

Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments (“Certain Investments”).

The related prospectus or prospectus supplement must describe:

(i)	any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

(ii)	the duration of the Pre-Funding Period;

(iii)	the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

(iv)	that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

The related Pooling and Servicing Agreement must describe the Certain Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

          The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it). A certificate that satisfies the requirements of the Underwriter Exemptions other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

          The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

          Any Plan fiduciary which proposes to cause a Plan to purchase securities are encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

          The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Classes of securities that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities with respect to “mortgage related securities,” securities will constitute legal investments for entities subject to the legislation only to the extent provided in the legislation. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

          SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”). The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by Federal Credit Unions in certain types of mortgage related securities.

          All depository institutions considering an investment in the securities (whether or not the class of securities under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, such “high-risk mortgage securities” include securities such as securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

          The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders guidelines or agreements generally governing investments made by a particular investor, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities which are issued in book-entry form.

          There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

METHOD OF DISTRIBUTION

          Securities are being offered hereby in series from time to time (each series evidencing or relating to a separate trust fund) through any of the following methods:

•

by negotiated firm commitment or best efforts underwriting and public reoffering by underwriters, including in a resecuritization of any securities of a series by the depositor or any of its affiliates;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

          A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to those underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the securities of the series if any of those securities are purchased. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

          This prospectus, together with the related prospectus supplement, may be used by FTN Financial Securities Corp., an affiliate of First Horizon Asset Securities Inc. and First Horizon Home Loan Corporation, in connection with offers and sales related to market making transactions in the securities in which FTN Financial Securities Corp. acts as principal. FTN Financial Securities Corp. may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

          Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter will be required to represent and agree with the depositor that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) and with respect to any class of securities with a minimum denomination of less than $100,000, it has not made and will not make an offer of securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an “offer of securities to the public” in relation to any class of securities of a series, which class has a minimum denomination of less than $100,000, in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the series.

LEGAL MATTERS

          The validity of the securities of each series, including certain federal income tax consequences with respect thereto, will be passed upon for the depositor by Andrews Kurth LLP, 1717 Main Street, Suite 3700, Dallas, Texas 75201.

FINANCIAL INFORMATION

          A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

          It is a condition to the issuance of the securities of each series offered hereby and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

          A rating is based on, among other things, the adequacy of the value of the Trust Fund Assets and any credit enhancement with respect to a class of securities and will reflect the Rating Agency’s assessment solely of the likelihood that holders of that class of securities will receive payments to which the holders are entitled under the related Agreement. A rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

          There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Trust Fund Assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long term debt.

          The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each Rating Agency rating classes of such series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required with respect to each class of securities. We can give no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. We can give no assurance that values of any Properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related Properties become equal to or greater than the value of the Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that those losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the book-entry securities will be available only in book-entry form. Investors in the book-entry securities may hold them through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The book-entry securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between investors holding interests in book-entry securities through Clearstream, Luxembourg or Euroclear and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

          Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

          Non-U.S. holders (as described below) of book-entry securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

          Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold interests in book-entry securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

          Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

          Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Transfers between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the book-entry securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the book-entry securities are credited to their accounts one day later.

          As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

          Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

          Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to

Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques SHOULD be available to eliminate this potential condition:

(a)

borrowing interests in book-entry securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

          Transfers between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the book-entry securities to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner of book-entry securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of notes that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

          Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

          Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

          Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed, unless a change in circumstance makes any information on the form incorrect.

          The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

INDEX OF DEFINED TERMS

Page

10 percent shareholder	113
accredited investor	121
Additional Obligations	122
Agreement	20
AMT	106
APR	24
Asset Conservation Act	86
Available Funds	41
backup	117
backup withholding	110
beneficial owner	50
capital assets	96
Capitalized Interest Account	70
Cash Flow Bond Method	109
CERCLA	86
Certain Investments	122
chattel paper	90
CI	52
Claimable Amount	95
Class Security Balance	41
Clearstream, Luxembourg	52
COFI securities	49
Collateral Value	24
Combined Loan-to-Value Ratio	24
commercially reasonable	85
constant maturity	49
Contingent Regulations	99
controlled foreign corporation	113
Cooperative	53
cooperative housing corporation	71
cooperative loans	21
cooperatives	21
Cut-off Date Principal Balance	39
daily portions	99
DBC	52
Debt securities	97
debt-to-income ratio	36
Definitive Security	50
Designated Transaction	120
Detailed Description	21
DOL	118
DTC	50, 127
due-on-sale	22, 62
effectively connected	111
Eleventh District	48
equity interest	118
Euroclear	50
Euroclear Operator	52
Euroclear Participants	52
European Depositaries	50
Events of Default	78
excess inclusion	104

excess servicing fees	108
Exchange Act	33
FHA	21
FHLBSF	48
Final Bond Premium Regulations	101
Financial Intermediary	51
First Horizon	34
First Horizon Home Loans	38
Fitch	120
foreign person	113
FTC Rule	90
Funding Period	70
Garn-St Germain Act	88
Guide	34
HI Contracts	89
HI Loans	89
high cost	11
high-risk mortgage securities	124
Improper Knowledge	106
Indenture	38
Indirect Participants	51
Insurance Proceeds	68
Insured Expenses	68
Interest Settlement Rate	48
Interest Weighted Securities	100
L/C Bank	56
L/C Percentage	56
LIBO Method	48
Liquidation Expenses	68
Liquidation Proceeds	68
Loan Rate	21
Loan-to-Value Ratio	24
lock-up	127
market discount	100
Master Servicing Agreements	20
Master Servicing Fee	76
middleman	110
Money Rates	50
Moody’s	57, 120
Mortgage	65
mortgage pass-through certificate	119
mortgage pool pass-through certificates	118
mortgage related securities	123
National Cost of Funds Index	49
NCUA	123
New CI	52
new partnership	115
Non-U.S. Person	97
objective rate	98
Obligations	122
offer of securities to the public	125
Offshore Location	106
OID	97
OID Regulations	97
old partnership	115
operator	86

ortgage related securities	123
OTS	49
owner	86
Participants	50
Parties in Interest	118
Pass-Through Rate	19
Pass-Through Securities	107
Pay-Through Security	99
Permitted Investments	57
Plans	118
Policy Statement	124
Pool Insurance Policy	58
Pool Insurer	58
Pooling and Servicing Agreement	20
portfolio interest	104, 117
potentially responsible parties	86
Pre-Funded Amount	70
Pre-Funding Account	70
Pre-Funding Limit	122
Pre-Funding Period	122
Prepayment Assumption	99
Primary Mortgage Insurance Policy	22
Prime Rate	50
Principal Prepayments	42
Property Improvement Loans	92
Prospectus Directive	125
prudent investor	124
PTCE	120
PTE 83-1	118
purchase money security interest	90
Purchase Price	37
qualified floating rate	98
qualified floating rates	98
qualified stated interest	98, 112
Rating Agency	126
Ratio Strip Securities	108
RCRA	87
real estate assets	101, 109
Record Date	39
Refinance Loan	24
Regular Interest Securities	97
Regular Interests	101
related person	113
Relevant Depositary	50
Relevant Implementation Date	125
Relevant Member State	125
Relief Act	17, 91
reportable payments	110
Residual Interest Security	103
Residual Interests	101
Restricted Group	121
Retained Interest	39
Rules	51
S&P	120
Sale and Servicing Agreement	20
SEC	21

secured by	109
secured creditor exemption	86
Securities Act	25
Security Account	67
Security Owners	50
Security Register	40
Sellers	20
Senior Securities	55
Servicing Fee	107
Short-Term Note	112
Single Family Properties	23
Single Family Securities	119
SMMEA	123
stripped bonds	108
stripped coupons	108
Stripped Securities	107
structuring range	45
Subsequent Loans	70
substantial equity features	118
tenant-stockholder	71
Terms and Conditions	53
TIN	110
Title I Loans	92
Title I Program	92
Title V	89
Trust Agreement	20, 38
Trust Fund Assets	19
U.S. Person	97, 130
UCC	85
Underwriter Exemptions	120
unrelated business taxable income	114, 115
VA	21
VA Guaranty	76
W-8BEN	113
window period	88
window period states	89

(Sponsor, Seller and Master Servicer)

First Horizon Mortgage Pass-Through Trust 2006-3
(Issuing Entity)

$419,926,526

(Approximate)

Mortgage Pass-Through Certificates, Series 2006-3

PROSPECTUS SUPPLEMENT

Morgan Stanley
Banc of America Securities LLC
FTN Financial

      Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until December 26, 2006.

September 26, 2006